Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE: OWENS CORNING, et al., Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 00-03837 (JKF) Jointly Administered

SIXTH AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING

AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (AS MODIFIED)

SAUL EWING LLP

Norman L. Pernick (I.D. # 2290)

J. Kate Stickles (I.D. # 2917)

222 Delaware Avenue

P.O. Box 1266

Wilmington, DE 19899-1266

(302) 421-6800

Charles O. Monk, II

Jay A. Shulman

Lockwood Place

500 E. Pratt Street

Baltimore, MD 21202

(410) 332-8600

Adam H. Isenberg

Centre Square West

1500 Market Street, 38th Floor

Philadelphia, PA 19102-2186

(215) 972-7777

Attorneys for the Debtors and

Debtors-in-Possession

SIDLEY AUSTIN LLP

James F. Conlan

Larry J. Nyhan

Jeffrey C. Steen

Dennis M. Twomey

Andrew F. O’Neill

1 South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Attorneys for the Debtors and

Debtors-in-Possession

COVINGTON & BURLING

Mitchell F. Dolin

Anna P. Engh

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2401

(202) 662-6000

Special Insurance Counsel to Debtors

and Debtors-in-Possession (as to insurance
matters)

i

DEBEVOISE & PLIMPTON LLP

Roger E. Podesta

Mary Beth Hogan

919 Third Avenue

New York, NY 10022

(212) 909-6000

Special Asbestos Counsel to the Debtors and
Debtors-in-Possession

KAYE SCHOLER LLP

Andrew A. Kress

Jane W. Parver

Edmund M. Emrich

425 Park Avenue

New York, NY 10022

(212) 836-8000

YOUNG, CONAWAY,

STARGATT & TAYLOR, LLP

James L. Patton, Jr. (I.D. # 2202)

Edwin J. Harron (I.D. # 3396)

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, DE 19899-0391

(302) 571-6600

Attorneys for James J. McMonagle,

Legal Representative for Future Claimants

Dated as of: July 10, 2006

CAPLIN & DRYSDALE, CHARTERED

Elihu Inselbuch

375 Park Avenue, 35th Floor

New York, NY 10152-3500

(212) 319-7125

Peter Van N. Lockwood

One Thomas Circle, N.W.

Washington, D.C. 20005

(202) 862-5000

CAMPBELL & LEVINE, LLC

Marla Eskin (I.D. # 2989)

Mark T. Hurford (I.D. # 3299)

Kathleen Campbell Davis (I.D. #4229)

800 King Street

Wilmington, DE 19801

(302) 426-1900

(302) 426-1900

Attorneys for the Official

Committee of Asbestos Claimants

1.38	“Ballot Date”	9
1.39	“Bank Default Interest and Fee Amount”	9
1.40	“Bank Holders”	9
1.41	“Bank Holders Adversary Action”	9
1.42	“Bank Holders Claims”	10
1.43	“Bankruptcy Code”	10
1.44	“Bankruptcy Court”	10
1.45	“Bankruptcy Rules”	10
1.46	“Board of Directors”	10
1.47	“Bondholders”	10
1.48	“Bondholders Claims”	10
1.49	“Business Day”	10
1.50	“Call Options”	10
1.51	“Cash”	10
1.52	“CDC”	10
1.53	“Century”	10
1.54	“Century Entities”	10
1.55	“Century Parties”	11
1.56	“Century Policies”	11
1.57	“Century Settlement Agreement”	11
1.58	“Chapter 11”	11
1.59	“Chapter 11 Cases”	11
1.60	“Charging Lien”	11
1.61	“Claim”	11
1.62	“Claimant Released Parties”	12
1.63	“Claims Objection Deadline”	12
1.64	“Claims Trading Injunction”	12
1.65	“Class”	12
1.66	“Class [ ]4 Distribution Amount”	12
1.67	“Class Final Distribution Percentage”	12
1.68	“Class Initial Distribution Percentage”	12
1.69	“Class A4 Initial Distribution Amount”	12
1.70	“Class A5 Aggregate Distribution”	13
1.71	“Class A6-A Aggregate Distribution”	13
1.72	“Class A6-B Aggregate Distribution”	13
1.73	“Class A7 Aggregate Amount”	13
1.74	“Class A10 Distribution Amount”	13
1.75	“Class A11 Warrants”	13
1.76	“Class A12-A Warrants”	13
1.77	“Class B4 Distribution Amount”	14
1.78	“Class B8 Aggregate Amount”	14
1.79	“Class I4 Distribution Amount”	14
1.80	“CNIC”	14
1.81	“Collar Agreements”	14
1.82	“Combined [Entity] Distribution Value”	14
1.83	“Combined FB Distribution Value”	14

1.84	“Combined Integrex Distribution Value”	14
1.85	“Combined OCD Distribution Package”	14
1.86	“Combined OCD Distribution Package Value”	15
1.87	“Combined OCD Distribution Value”	15
1.88	“Combined OCD Supplemental Distribution Package”	15
1.89	“Combined OCD Supplemental Distribution Package Value”	15
1.90	“Commercial Claims”	15
1.91	“Committed Claims Account”	15
1.92	“Committees”	16
1.93	“Confirmation Conditions”	16
1.94	“Confirmation Date”	16
1.95	“Confirmation Hearing”	16
1.96	“Confirmation Order”	16
1.97	“Contingent Note”	16
1.98	“Continuing Director”	16
1.99	“Contribution Agreement”	16
1.100	“Convenience Claim”	16
1.101	“CSFB”	16
1.102	“Cure”	17
1.103	“Debt”	17
1.104	“Debt Agreements”	17
1.105	“Debtors”	17
1.106	“Debtors-in-Possession”	17
1.107	“Demand”	17
1.108	“Depository Law Firms”	17
1.109	“DIP Agent”	17
1.110	“DIP Facility”	17
1.111	“DIP Facility Claims”	18
1.112	“Disallowed Claim”	18
1.113	“Disbursing Agent”	18
1.114	“Disclosure Statement”	18
1.115	“Disclosure Statement Hearing”	18
1.116	“Disputed Claim”	18
1.117	“Disputed Distribution Reserve”	18
1.118	“Distribution Record Date”	18
1.119	“District Court”	18
1.120	“Effective Date”	18
1.121	“Eligible”	18
1.122	“Employee Arrangements”	18
1.123	“Encumbrance”	19
1.124	“Engineered Yarns”	19
1.125	“Enjoined Action”	19
1.126	“Environmental Claims”	19
1.127	“Environmental Settlement Agreement”	19
1.128	“EPA”	19
1.129	“Equity Commitment Agreement”	19

v

1.130	“ERISA”	19
1.131	“ESI”	19
1.132	“Estates”	20
1.133	“Excess Available Cash”	20
1.134	“Excess New OCD Common Stock”	20
1.135	“Existing Fibreboard Insurance Settlement Trust Assets”	20
1.136	“Existing OCD Common Stock”	20
1.137	“Existing OCD Options”	20
1.138	“Existing OCD Preferred Stock”	20
1.139	“Exit Facility”	20
1.140	“Exit Financing Amount”	20
1.141	“Face Amount”	20
1.142	“FAIR Act”	21
1.143	“FAIR Act Conditions”	21
1.144	“Falcon Foam”	21
1.145	“FB Asbestos Personal Injury Claim”	21
1.146	“FB Asbestos Property Damage Claim”	21
1.147	“FB Indirect Asbestos PI Trust Claim”	22
1.148	“FB Indirect Asbestos Property Damage Claim”	22
1.149	“FB Person”	23
1.150	“FB Resolved Asbestos Personal Injury Claim”	23
1.151	“FB Restricted Cash”	23
1.152	“FB Sub-Account”	23
1.153	“FB Sub-Account Settlement Payment”	23
1.154	“FB/OC Asbestos Settlement Payment”	23
1.155	“Fibreboard”	23
1.156	“Fibreboard Insurance Settlement Trust”	24
1.157	“Filing”	24
1.158	“Final Bank Unimpairment Order”	24
1.159	“Final Distribution Date”	24
1.160	“Final Order”	24
1.161	“Future Claimants’ Representative”	24
1.162	“General Unsecured Claim”	24
1.163	“General Unsecured/Senior Indebtedness Claim”	24
1.164	“Granite State”	24
1.165	“Hartford Entities”	25
1.166	“Hartford Policies”	25
1.167	“Hartford Settlement Agreement”	26
1.168	“HOMExperts”	26
1.169	“Impaired”	26
1.170	“INA”	26
1.171	“Indemnification Obligations”	26
1.172	“Indenture Trustee Fees”	27
1.173	“Initial Bank Holders’ Distribution”	27
1.174	“Initial Distribution Date”	27
1.175	“Integrex”	27

1.176	“Integrex Asbestos Personal Injury Claims”	27
1.177	“Integrex Minority Interests”	27
1.178	“Intercompany Claim”	27
1.179	“Interested Party”	27
1.180	“Interests”	27
1.181	“Investor”	27
1.182	“Investor Registration Rights Agreement”	27
1.183	“IPM”	27
1.184	“IRC”	27
1.185	“IRS”	27
1.186	“Jefferson Holdings”	27
1.187	“Management and Director Arrangements”	28
1.188	“Material Right of Action”	28
1.189	“Merged Plan”	28
1.190	“MIPS Claims and Interests”	28
1.191	“MiraVista Claims”	28
1.192	“MiraVista Class Action Settlement Agreement”	28
1.193	“Mt. McKinley Entities”	29
1.194	“Mt. McKinley Policies”	29
1.195	“Mt. McKinley Settlement Agreement”	29
1.196	“New OCD Common Stock”	29
1.197	“New OCD Securities”	30
1.198	“Non-Debtor Subsidiaries”	30
1.199	“Non-Participating Insurers”	30
1.200	“NSP”	30
1.201	“NSP Administrative Deposit Accounts”	30
1.202	“NSP Agreements”	30
1.203	“NSP Avoidance Actions”	30
1.204	“Objection Deadline”	30
1.205	“OC”	30
1.206	“OC Asbestos Personal Injury Claim”	30
1.207	“OC Asbestos Personal Injury Liability Insurance Assets”	31
1.208	“OC Asbestos Property Damage Claim”	31
1.209	“OCD”	32
1.210	“OCD/FB Settlement”	32
1.211	“OCD Asbestos Personal Injury Estimation Order”	32
1.212	“OCD Insurance Escrow”	32
1.213	“OCD Interests”	32
1.214	“OCD Restricted Cash”	33
1.215	“OCFBV Class A6-A Claim”	33
1.216	“OCFBV Class A11 Claim”	33
1.217	“OCFBV Settlement Agreement”	33
1.218	“OCFT”	33
1.219	“OCHT”	33
1.220	“OC Indirect Asbestos PI Trust Claim”	33
1.221	“OC Indirect Asbestos Property Damage Claim”	34

1.222	“OC Overseas”	34
1.223	“OC Person”	34
1.224	“OC Remodeling”	34
1.225	“OC Resolved Asbestos Personal Injury Claim”	34
1.226	“OC Sub-Account”	35
1.227	“OC Sweden”	35
1.228	“Official Representatives”	35
1.229	“Other Priority Claims”	35
1.230	“Other Secured Claims”	35
1.231	“Other Secured Tax Claims”	35
1.232	“PEIC”	35
1.233	“Person”	35
1.234	“Petition Date”	35
1.235	“Plan”	35
1.236	“Plan Proponents”	35
1.237	“Plan Support Agreement”	36
1.238	“Pre-petition Bond Indentures”	36
1.239	“Pre-petition Bonds”	36
1.240	“Pre-petition Indenture Trustees”	36
1.241	“Priority Tax Claim”	36
1.242	“Pro Rata”	36
1.243	“Professional Services”	36
1.244	“Proof of Claim”	37
1.245	“Protected Party”	37
1.246	“Put Options”	38
1.247	“Quarterly Distribution Date”	38
1.248	“Record Date”	38
1.249	“Reference Order”	39
1.250	“Registration Rights Agreement”	39
1.251	“Reinstatement”	39
1.252	“Related Persons”	39
1.253	“Released Actions”	39
1.254	“Released Parties”	40
1.255	“Reorganized Debtors”	40
1.256	“Reorganized Integrex”	40
1.257	“Reorganized OCD”	40
1.258	“Reorganized OCD Board”	40
1.259	“Reorganized Owens Corning”	40
1.260	“Reorganized Subsidiary Debtors”	40
1.261	“Reserved Class A6-A Aggregate Amount”	41
1.262	“Reserved Class A6-B Aggregate Amount”	41
1.263	“Reserved New OCD Shares”	41
1.264	“Reserved OCD Distribution Amount”	41
1.265	“Reserved OCD Distribution Package”	41
1.266	“Resolved Asbestos Personal Injury Claims”	42
1.267	“Restricted Cash”	42

1.268	“Restructuring Affiliates”	42
1.269	“Restructuring Transactions”	42
1.270	“Rights”	42
1.271	“Rights Offering”	42
1.272	“Rights Offering Account”	42
1.273	“Rights Offering Amount”	42
1.274	“Rights Offering Documents”	42
1.275	“Rights Offering Purchase Price Proceeds”	42
1.276	“Rights Offering Record Date”	43
1.277	“Rights Offering Shares”	43
1.278	“Royal Entities”	43
1.279	“Royal Policies”	43
1.280	“Royal Settlement Agreement”	43
1.281	“Senior Indebtedness Claim”	43
1.282	“Senior Indebtedness Final Distribution Percentage”	44
1.283	“Senior Indebtedness Initial Distribution Percentage”	44
1.284	“Senior Notes”	44
1.285	“Settlement Term Sheet”	44
1.286	“SOFAS”	44
1.287	“Soltech”	45
1.288	“Standard Combination”	45
1.289	“Subordinated Claims”	45
1.290	“Subscription Agent”	45
1.291	“Subscription Agreement”	45
1.292	“Subscription Commencement Date”	45
1.293	“Subscription Documents”	45
1.294	“Subscription Expiration Time”	45
1.295	“Subscription Price”	45
1.296	“Subsidiary”	45
1.297	“Subsidiary Debtors”	46
1.298	“Subsidiary Interests”	46
1.299	“Supplemental Excess Available Cash”	46
1.300	“Supplemental Excess New OCD Common Stock”	46
1.301	“Supply Chain Solutions”	46
1.302	“Syndication Agreement”	46
1.303	“TAC”	46
1.304	“Testing Systems”	46
1.305	“Total [Entity] Distributable Value”	46
1.306	“Total Enterprise Value”	46
1.307	“Total Falcon Foam Distributable Value”	47
1.308	“Total FB Distributable Value”	47
1.309	“Total IPM Distributable Value”	47
1.310	“Total OCD Distributable Value”	47
1.311	“Total Ventures Distributable Value”	47
1.312	“Trigger Date”	47
1.313	“Trust Promissory Note”	48

	1.314	“Trust Registration Rights Agreement”	48
	1.315	“Trust Stock Pledge”	48
	1.316	“Unclassified Claims”	48
	1.317	“Unimpaired”	48
	1.318	“Unpaid FB Resolved Asbestos Personal Injury Claim”	48
	1.319	“Unpaid OC Resolved Asbestos Personal Injury Claim”	48
	1.320	“Unsecured Creditors’ Committee”	48
	1.321	“Unsubscribed Shares”	49
	1.322	“Ventures”	49
	1.323	“Voting Deadline”	49
	1.324	“Voting Procedures”	49
	1.325	“Voting Procedures Order”	49
	1.326	“Vytec”	49
	1.327	“Wellington Agreement”	49
C.	Rules of Interpretation		49
D.	Computation of Time		49
E.	Governing Law		49

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS			50
	2.1	Introduction	50
	2.2	Owens Corning (Classes A1 through A12)	50
	2.3	Fibreboard Corporation (Classes B1 through B12)	51
	2.4	Exterior Systems, Inc. (Classes C1 through C12)	52
	2.5	Vytec Corporation (Classes D1 through D12)	53
	2.6	Soltech, Inc. (Classes E1 through E12)	54
	2.7	Owens-Corning Fiberglas Technology Inc. (Classes F1 through F12)	54
	2.8	Owens-Corning Fiberglas Sweden Inc. (Classes G1 through G12)	55
	2.9	IPM, Inc. (Classes H1 through H12)	56
	2.10	Integrex (Classes I1 through I12)	57
	2.11	\CDC Corporation (Classes J1 through J12)	57
	2.12	Owens Corning HT, Inc. (Classes K1 through K12)	58
	2.13	Owens Corning Remodeling Systems, LLC (Classes L1 through L12)	59
	2.14	Engineered Yarns America, Inc. (Classes M1 through M12)	59
	2.15	Falcon Foam Corporation (Classes N1 through N12)	60
	2.16	HOMExperts LLC (Classes O1 through O12)	60
	2.17	Integrex Professional Services LLC (Classes P1 through P12)	61
	2.18	Integrex Testing Systems LLC (Classes Q1 through Q12)	62
	2.19	Integrex Supply Chain Solutions LLC (Classes R1 through R12)	62
	2.20	Integrex Ventures LLC (Classes S1 through S12)	63
	2.21	Jefferson Holdings, Inc. (Classes T1 through T12)	63
	2.22	Owens-Corning Overseas Holdings, Inc. (Classes U1 through U12)	64

ARTICLE III TREATMENT OF CLAIMS AND INTERESTS			65

x

3.1	Unclassified Claims	65
3.2	Unimpaired Claims: Other Priority Claims (Classes A1 through U1), Other Secured Tax Claims (Classes A2-A through U2-A) and Other Secured Claims (A2-B through U2-B)	66
3.3	OCD (Classes A3 through A12)	67
3.4	Fibreboard (Classes B1 through B12)	81
3.5	ESI (Classes C1 through C12)	84
3.6	Vytec (Classes D1 through D12)	86
3.7	Soltech (Classes E1 through E12)	88
3.8	OCFT (Classes F1 through F12)	90
3.9	OC Sweden (Classes G1 through G12)	92
3.10	IPM (Classes H1 through H12)	94
3.11	Integrex (Classes I1 through I12)	96
3.12	CDC (Classes J1 through J12)	99
3.13	OCHT (Classes K1 through K12)	100
3.14	OC Remodeling (Classes L1 through L12)	102
3.15	Engineered Yarns (Classes M1 through M12)	104
3.16	Falcon Foam (Classes N1 through N12)	105
3.17	HOMExperts (Classes O1 through O12)	107
3.18	Professional Services (Classes P1 through P12)	109
3.19	Testing Systems (Classes Q1 through Q12)	110
3.20	Supply Chain Solutions (Classes R1 through R12)	112
3.21	Ventures (Classes S1 through S12)	114
3.22	Jefferson Holdings (Classes T1 through T12)	115
3.23	OC Overseas (Classes U1 through U12)	118
3.24	FAIR Act	119
3.25	Reservation of Rights Regarding Claims	120

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN		121
4.1	Impaired Classes of Claims and Interests Entitled to Vote	121
4.2	Acceptance by an Impaired Class	121
4.3	Acceptance Pursuant To Section 524 Of The Bankruptcy Code	121
4.4	Presumed Acceptances by Unimpaired Classes	121
4.5	Classes Deemed to Have Rejected the Plan	121
4.6	Confirmability and Severability of the Plan	121

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN		122
5.1	Continued Corporate Existence	122
5.2	Cancellation of Debt and Debt Agreements	122
5.3	Cancellation of OCD Interests	123
5.4	Certificates of Incorporation and Bylaws	123
5.5	Exculpation and Limitation of Liability	123
5.6	Restructuring Transactions	124
5.7	Issuance of New OCD Securities	125
5.8	Rights Offering	125
5.9	Offerings of Senior Notes	128
5.10	Put and Call Options and Registration Rights Agreements	128

5.11	[Intentionally Omitted]	128
5.12	Revesting of Assets	129
5.13	Rights of Action	129
5.14	Effectuating Documents; Further Transactions	129
5.15	Exemption from Certain Transfer Taxes	129
5.16	Releases and Injunctions Related to Releases	130
5.17	Permanent Injunctions and Asbestos Personal Injury Permanent Channeling Injunction	133
5.18	Directors and Officers of Reorganized Debtors	134
5.19	Compensation and Benefit Programs	135
5.20	Continuation of Certain Orders	136
5.21	Exit Facility	136

ARTICLE VI [Intentionally Omitted]		136

ARTICLE VII TREATMENT OF EXECUTORY AND POST-PETITION CONTRACTS AND UNEXPIRED LEASES		136
7.1	Assumed Contracts and Leases	136
7.2	Payments Related to Assumption of Contracts and Leases	137
7.3	Assignments Related to the Restructuring Transactions	137
7.4	Rejected Contracts and Leases	138
7.5	Rejection Damages Bar Date	138
7.6	Indemnification Obligations	138
7.7	Insurance Policies and Agreements	139

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS		140
8.1	Distributions for Claims Allowed as of the Initial Distribution Date	140
8.2	Interest on Claims	140
8.3	Distributions under the Plan	141
8.4	Record Date for Distributions to Holders of Allowed Claims and Existing OCD Common Stock (Other Than Asbestos Personal Injury Claims)	141
8.5	Means of Cash Payment	141
8.6	Fractional New OCD Common Stock; Other Distributions	141
8.7	Delivery of Distributions	142
8.8	Surrender of Pre-petition Bonds	142
8.9	Withholding and Reporting Requirements	143
8.10	Setoffs	143

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS		143
9.1	Prosecution of Objections to Certain Claims	143
9.2	No Distributions Pending Allowance	144
9.3	Disputed Distribution Reserve	144
9.4	Distributions on Account of Disputed Claims Once They are Allowed	146

9.5	Final Distributions from the Disputed Distribution Reserve	148

ARTICLE X THE ASBESTOS PERSONAL INJURY TRUST		148
10.1	The Asbestos Personal Injury Trust	148
10.2	Appointment of Asbestos Personal Injury Trustees	148
10.3	Transfers of Property to the Asbestos Personal Injury Trust	149
10.4	Assumption of Certain Liabilities by the Asbestos Personal Injury Trust	149
10.5	Certain Property Held in Trust by the Reorganized Debtors or the Fibreboard Insurance Settlement Trust	150
10.6	Cooperation with Respect to Insurance Matters	150
10.7	Asbestos Personal Injury Trust Indemnity Obligations	151
10.8	Authority of the Debtors	151

ARTICLE XI [Intentionally Omitted]		151

ARTICLE XII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		152
12.1	Conditions to Confirmation	152
12.2	Conditions to Effective Date	155
12.3	Waiver of Conditions	157

ARTICLE XIII RETENTION OF JURISDICTION		157
13.1	Exclusive Jurisdiction of the Bankruptcy Court and District Court	157
13.2	Continued Reference to the Bankruptcy Court	160

ARTICLE XIV MISCELLANEOUS PROVISIONS		160
14.1	Professional Fee Claims	160
14.2	Administrative Claims Bar Date	161
14.3	Payment of Statutory Fees	161
14.4	Modifications and Amendments	161
14.5	Severability of Plan Provisions	161
14.6	Successors and Assigns	162
14.7	Compromises and Settlements	162
14.8	Corrective Action	162
14.9	Discharge of the Debtors	162
14.10	Non-Binding Effect of Estimation of Asbestos Personal Injury Claims in the Chapter 11 Cases on Certain OCD Insurers	163
14.11	Special Provisions for Warranty Claims, Distributorship Indemnification Claims, Product Coupon Claims and Mira Vista Claims	164
14.12	Miscellaneous Settlement Agreements	164
14.13	Committees and Future Claimants’ Representative	164
14.14	Binding Effect	165
14.15	Revocation, Withdrawal, or Non-Consummation	165
14.16	Plan Exhibits	165

14.17	Notices	166
14.18	Term of Injunctions or Stays	168
14.19	Substantial Contribution	168

SCHEDULES

Schedule I	Schedule of Subsidiary Debtors

Schedule II	Schedule of Non-Debtor Subsidiaries

Schedule III	Schedule of Persons against Whom Claims are Not Released under the Plan

Schedule IV	Schedule of Executory Contracts and Unexpired Leases Not Assumed

Schedule V	[Intentionally Omitted]

Schedule VI	Schedule of Purchasers and Transferees Treated as Protected Parties

Schedule VII	Schedule of Insurance Companies Who Are Protected Parties

Schedule VIII	Schedule of FB Persons and OC Persons

Schedule IX	Schedule of Interested Parties

Schedule X	Schedule of Protected Parties

Schedule XI	List of Insurance Policies to Be Rejected to the Extent Executory Contracts

Schedule XII	Schedule of Estimates

Schedule XIII	Schedule of Material Rights of Action Expressly Released

Schedule XIV	Schedule of Avoidance Actions Expressly Not Released

Schedule XV	[Intentionally Omitted]

Schedule XVI	Schedule of OCD Insurance Policies Which Are OC Asbestos Personal Injury Liability Insurance Assets

Schedule XVII	Schedule of Non-Indemnified Parties and Actions

Schedule XVIII	Schedule of Terms of Tail Insurance

Schedule XIX	Initial Reorganized OCD Board of Directors

Schedule XX	Restructuring Transactions

EXHIBITS

Exhibit A	Form of Amended and Restated Certificate of Incorporation of Reorganized OCD

Exhibit B	Form of Amended and Restated Bylaws of Reorganized OCD

Exhibit C	[Intentionally Omitted]

Exhibit D	Form of Asbestos Personal Injury Trust Agreement

Exhibit D-1	Form of Asbestos Personal Injury Trust Distribution Procedures

Exhibit E	[Intentionally Omitted]

Exhibit F	Management and Director Arrangements and Employee Arrangements Including Summary of Incentive Compensation Program

Exhibit G	Principal Terms and Conditions of the Senior Notes

Exhibit H	Principal Terms and Conditions of the New OCD Common Stock

Exhibit I	[Intentionally Omitted]

Exhibit J	Collar Agreements

Exhibit K	[Intentionally Omitted]

Exhibit L	Form of Class A11 Warrants

Exhibit M	Form of Class A12-A Warrants

Exhibit N	Forms of Contingent Note and Trust Promissory Note

Exhibit O	Equity Commitment Agreement

Exhibit P-1	Investor Registration Rights Agreement

Exhibit P-2	Trust Registration Rights Agreement

Exhibit Q	Principal Terms and Conditions of the Trust Stock Pledge

INTRODUCTION

Owens Corning, a Delaware corporation (“OCD”), and those entities listed on Schedule I hereto, together with such other Subsidiaries of OCD as may file for protection under Chapter 11 of the Bankruptcy Code subsequent to the date hereof and prior to the Confirmation Date (collectively, the “Subsidiary Debtors,” and, together with OCD, the “Debtors”), James J. McMonagle, the Legal Representative for Future Claimants (“Future Claimants’ Representative”), and the Official Committee of Asbestos Claimants (“Asbestos Claimants’ Committee”), hereby propose the following amended joint plan of reorganization (the “Plan”) for the Debtors in their reorganization cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code (“Chapter 11”) for the resolution of (a) their creditors’ Claims and Demands and their equity holders’ Interests and (b) for certain claims against their Non-Debtor Subsidiaries (as defined below). On May 10, 2006, the Debtors filed with the Court the Settlement Term Sheet (as defined below), which outlines the terms under which the Debtors and representatives of the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Official Representatives (as defined below), the Ad Hoc Bondholders’ Committee (as defined below), and the Ad Hoc Equity Holders’ Committee (as defined below) reached agreement in principle on the principal terms of a plan of reorganization. The Plan is consistent with the terms of the Settlement Term Sheet. The Debtors, the Asbestos Claimants Committee, and the Future Claimants’ Representative (the “Plan Proponents”) are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code. The steering committee of Bank Holders supports the Plan, pursuant to the terms of the letter, dated December 30, 2005, appended to the Disclosure Statement as Appendix K.

Certain other of OCD’s Subsidiaries (including certain foreign entities and joint ventures) have not commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the “Non-Debtor Subsidiaries”), and accordingly continue to operate their businesses in the ordinary course. A list of the Non-Debtor Subsidiaries is attached hereto as Schedule II. Although the Non-Debtor Subsidiaries have not filed under Chapter 11 at the present time, one or more of the Non-Debtor Subsidiaries may file for reorganization under Chapter 11 in the future. The timing of any such filing would be determined at a later date, but any such filing would be made to permit the inclusion of such entities as part of the Plan. In the event of such filings, the Debtors reserve the right to file first day motions seeking authority to pay all trade creditors as critical vendors in order to avoid any potential disruption of OC’s foreign operations. Moreover, the Plan will provide for full payment of all such trade creditors. In the event that any such additional filings are not required to effectuate the terms of the Plan, the Debtors reserve the right not to cause such entities to file for bankruptcy protection.

Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019 and Section 14.4 of the Plan, the Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

A.	Scope of Definitions

For purposes of the Plan, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Plan that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.

B.	Definitions

1.1	“$150 Million Debentures” means the 10% Guaranteed Debentures due 2001 in the aggregate principal amount of $150 Million due 2001, issued by O.C. Funding B.V. under an Indenture, dated as of May 15, 1991 between O.C. Funding B.V., OCD and the Bank of New York, as Trustee, as guaranteed by OCD.

1.2	“$250 Million Notes” means the 7% Notes in the aggregate principal amount of $250 million due March 15, 2009, issued by OCD under an Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee.

1.3	“$300 Million High Coupon Debentures” means two series of debentures in the aggregate principal amount of $300 million issued by OCD under an Indenture dated as of May 21, 1992, between OCD and The Bank of New York, as trustee, consisting of (i) 8.875% Debentures in the aggregate principal amount of $150 million due June 1, 2002 (the “8.875% Debentures”), and (ii) 9.375% Debentures in the aggregate principal amount of $150 million due June 1, 2012 (the “9.375% Debentures”).

1.4	“$400 Million Debentures” means the 7.5% Debentures in the aggregate principal amount of $400 million due August 1, 2018, issued by OCD under the Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee.

1.5	“$550 Million Term Notes” means two series of notes in the aggregate principal amount of $550 million issued by OCD under an Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee, consisting of (i) 7.5% Term Notes in the aggregate principal amount of $300 million due May 1, 2005 (the “First Series”), and (ii) 7.7% Term Notes in the aggregate principal amount of $250 million due May 1, 2008 (the “Second Series”).

1.6	“130 Million DEM Bearer Bonds” means the 7.25% DEM Bearer Bonds in the aggregate principal amount of 130 million due December 2, 2000, issued by OCD pursuant to the Underwriting Agreement, dated as of November 15, 1985, between OCD, Dresdner Bank AG and the other banks listed therein, and the Agreement for the Listing, the Trusteeship and the Paying Agency, dated as of November 15, 1985, between OCD and Dresdner Bank AG.

1.7	“1997 Credit Agreement” means the Credit Agreement, dated as of June 26, 1997, by and among OCD, the Subsidiary Debtors and Non-Debtor Subsidiaries named therein, the banks listed in Annex A thereto and CSFB, as agent, as amended by Amendment No. 1, dated as of February 20, 1998, and Amendment No. 2, dated as of November 30, 1998.

1.8	“Ad Hoc Bondholders’ Committee” means the unofficial creditors’ committee representing certain Bondholders and represented by Stroock & Stroock & Lavan LLP, which consists of the following members: King Street Capital Management, LLC; D.E. Shaw Laminar Portfolios, L.L.C.; Lehman Brothers Inc.; Plainfield Asset Management LLC; Davidson Kempner Capital Management, LLC; Quadrangle Debt Recovery Advisors LLC; BlueBay High Yield Master Fund, Ltd.; Deephaven Capital Management; and JP Morgan Chase Bank, N.A.

1.9	“Ad Hoc Equity Holders’ Committee” means the unofficial committee of certain preferred and equity security holders represented by Brown Rudnick Berlack Israels LLP, which consists of the following members: Catalyst Investment Management Co., LLC; Deutsche Bank Securities Inc.; Hain Capital Group, LLC; Harbinger Capital Partners Master Fund I, Ltd.; Plainfield Asset Management LLC; and Tudor Investment Corporation.

1.10	“Administrative Claims” means claims for payment of an administrative expense of a kind specified in Section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors’ Estates and operating the businesses of the Debtors or any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, (ii) all Cure amounts owed in respect of leases and contracts assumed by the Debtors, (iii) all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code, (iv) any fees or charges assessed against the Estates of the Debtors under Section 1930 of Chapter 123 of Title 28 of the United States Code, and (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code, but expressly excluding Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, and FB Asbestos Property Damage Claims.

1.11	“Affiliate” of, or a Person “Affiliated” with, a specified Person, is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided, that with respect to an “Affiliate” of a Debtor or a Person “Affiliated” with a Debtor, such term shall include, without limiting the foregoing definition, the meaning ascribed thereto in Section 101(2) of the Bankruptcy Code.

1.12	“Affiliated FM Entities” means Affiliated FM Insurance Company and (a) all of its past, present, and future parents, subsidiaries, affiliates, controlled entities, predecessors, successors, reorganized companies, holding companies (if any), merged companies, acquired companies, and assigns, and (b) all of the respective employees, officials, representatives, agents, attorneys, officers, and directors, in their capacity as such, of the entities encompassed by clause (a).

1.13	“Affiliated FM Policy” means the excess liability policy bearing policy number XL 72515 issued by Affiliated FM Insurance Company to OCD for the policy period July 9, 1974 to October 22, 1976.

1.14	“Affiliated FM Settlement Agreement” means the settlement agreement between OCD and Affiliated FM Insurance Company, with an effective date of September 23, 2005, which was approved by the Bankruptcy Court on January 10, 2006.

1.15	“AIG Company Entities” means Birmingham Fire Insurance Company, Granite State Insurance Company, Landmark Insurance Company, Lexington Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA, and (a) all of their past, present, and future parents, subsidiaries, affiliates, controlled entities, predecessors, successors, reorganized companies, holding companies (if any), merged companies, acquired companies, and assigns, and (b) all of the respective employees, officials, representatives, agents, attorneys, officers, and directors, in their capacity as such, of the entities encompassed by clause (a).

1.16	“AIG Policies” means the following policies issued to OCD:

Issuer	Policy Period	Policy Number
Birmingham Fire	09/01/79 to 09/01/80	SE6073551
Birmingham Fire	09/01/80 to 09/01/81	SE6073686
Birmingham Fire	09/01/81 to 09/01/82	SE6073042
Birmingham Fire	09/01/82 to 09/01/83	SE6073986
Birmingham Fire	09/01/82 to 09/01/83	SE6073985
Birmingham Fire	09/01/83 to 09/01/84	SE6074148
Birmingham Fire	09/01/83 to 09/01/84	SE6074149
Granite State	09/01/79 to 09/01/80	6179-1549
Granite State	09/01/79 to 09/01/80	6179-1662
Granite State	09/01/80 to 09/01/81	6180-2514
Granite State	09/01/80 to 09/01/81	6180-2515
Granite State	09/01/82 to 09/01/83	6682-3495
Granite State	09/01/83 to 09/01/84	6683-4149
Granite State	09/01/83 to 09/01/84	6683-4150
Landmark	09/01/79 to 09/01/80	FE4000221
Lexington	10/22/75 to 10/22/76	GC5502955
National Union	06/18/74 to 10/22/74	CE1011835
National Union	10/22/74 to 10/22/75	CE1011835
National Union	10/22/75 to 10/22/76	CE1011835
National Union	10/22/76 to 10/22/77	1189233
National Union	09/01/79 to 09/01/80	1224753
National Union	09/01/79 to 09/01/80	1224754
National Union	09/01/80 to 09/01/81	1226049
National Union	09/01/80 to 09/01/81	1226050
National Union	09/01/81 to 09/01/82	1186421
National Union	09/01/81 to 09/01/82	1186422
National Union	09/01/82 to 09/01/83	1186437
National Union	09/01/82 to 09/01/83	1186438
National Union	09/01/83 to 09/01/84	9605001
National Union	09/01/83 to 09/01/84	9605002

“AIG Policies” shall also be deemed to include any policies of primary or excess general liability or products liability insurance issued to OCD prior to December 31, 2001 by Birmingham Fire Insurance Company, Granite State Insurance Company, Landmark Insurance Company, Lexington Insurance Company, or National Union Fire Insurance Company of Pittsburgh, PA.

1.17	“AIG Settlement Agreement” means the settlement agreement between OCD and Birmingham Fire Insurance Company, Granite State Insurance Company, Landmark Insurance Company, Lexington Insurance Company, and National Union Fire Insurance Company of Pittsburgh, PA, with an effective date of October 19, 2005, which was approved by the Bankruptcy Court on January 10, 2006.

1.18	“Allianz Entities” means Allianz Global Risks US Insurance Company, formerly known as Allianz Insurance Company, and Allianz Underwriters Insurance Company, formerly known as Allianz Underwriters, Inc.; as well as (a) all of their past, present, and future parents, subsidiaries, affiliates, controlled entities, predecessors, successors, reorganized companies, holding companies (if any), merged companies, acquired companies, and assigns, and (b) of the respective employees, officials, representatives, agents, attorneys, officers and directors, in their capacity as such, of the entities encompassed by clause (a).

1.19	“Allianz Policies” means the following policies issued to OCD by Allianz Insurance Company or Allianz Underwriters, Inc.:

Policy Number	Policy Period
UMB 599515	March 9, 1979 - September 1, 1979
AU 5003102	September 1, 1979 - September 1, 1980
AUX 5200169	September 1, 1980 - September 1, 1981
AUX 5200178	September 1, 1980 - September 1, 1981
AUX 5201229	September 1, 1981 - September 1, 1982
AUX 5201230	September 1, 1981 - September 1, 1982
AUX 5202023	September 1, 1984 - September 1, 1985
AUX 5202024	September 1, 1984 - September 1, 1985

“Allianz Policies” shall also be deemed to include any other liability insurance policies, whether known or unknown, issued by Allianz Insurance Company or Allianz Underwriters, Inc. to OCD prior to January 1, 2001.

1.20	“Allianz Settlement Agreement” means the settlement agreement between OCD and Allianz Global Risks US Insurance Company, formerly known as Allianz Insurance Company, and Allianz Underwriters Insurance Company, formerly known as Allianz Underwriters, Inc. with an effective date of December 13, 2005, which was approved by the Bankruptcy Court on February 2, 2006.

1.21	“Allowed” means:

(a)	with respect to any Claim, other than an Administrative Claim or an Asbestos Personal Injury Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Federal Rule of Bankruptcy Procedure 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the

Initial Distribution Date that the Claim is under review for possible objection, or (ii) as to which no objection is filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent asserted in the proof of such Claim or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

(b)	with respect to any Claim, other than an Administrative Claim or an Asbestos Personal Injury Claim, as to which no Proof of Claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent that such Claim has been listed by one of the Debtors in its SOFAS as liquidated in amount and not disputed or contingent and (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim is under review for possible objection, or (ii) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

(c)	with respect to any other Claim that is asserted to constitute an Administrative Claim, other than an Asbestos Personal Injury Claim or a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, (a) that represents an actual or necessary expense of preserving the Estate or operating the business of the Debtors, to the extent that such Claim is reflected as a postpetition liability of any of the Debtors on the Debtors’ books and records as of the Effective Date, or (b) that the Debtors dispute, to the extent that such Claim is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Sections 503(b) and 507(a)(1) of the Bankruptcy Code; or

(d)	with respect to any other Claim that is asserted to constitute an Administrative Claim that represents a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, to the extent that such Claim is allowed by a Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code.

1.22	“Amended and Restated Bylaws of Reorganized OCD” means the Amended and Restated Bylaws of Reorganized OCD to be in effect upon the Effective Date, substantially in the form to be filed as Exhibit B at least ten (10) Business Days prior to the Objection Deadline.

1.23	“Amended and Restated Certificate of Incorporation of Reorganized OCD” means the Amended and Restated Certificate of Incorporation of Reorganized OCD to be in effect upon the Effective Date, substantially in the form to be filed as Exhibit A at least ten (10) Business Days prior to the Objection Deadline.

1.24	“Asbestos Claimants’ Committee” means the official creditors’ committee representing holders of asbestos claims appointed on October 23, 2000, by the United States Trustee for the District of Delaware pursuant to Section 1102(a) of the Bankruptcy Code, as thereafter modified or reconstituted.

1.25	“Asbestos Personal Injury Claims” means, collectively, OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims.

1.26	“Asbestos Personal Injury Permanent Channeling Injunction” means an order or orders of the Bankruptcy Court (which may be incorporated in the Confirmation Order), based on and issued pursuant to Section 5.17(b) of the Plan and Section 524(g) of the Bankruptcy Code, pursuant to which all Persons shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any Enjoined Action or proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust Agreement, including, without limitation, with respect to any Asbestos Personal Injury Claim or any Resolved Asbestos Personal Injury Claim, against any of the Debtors, any of the Reorganized Debtors, any Protected Party or any property or interests in property of any Debtor, Reorganized Debtor or Protected Party, whether directly or indirectly, derivatively or otherwise, for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim or any Resolved Asbestos Personal Injury Claim (other than pursuant to the provisions of the Asbestos Personal Injury Trust Agreement or to enforce the provisions of the Plan).

1.27	“Asbestos Personal Injury Trust” means the trust established pursuant to the Asbestos Personal Injury Trust Agreement.[1]

1.28	“Asbestos Personal Injury Trust Agreement” means the Asbestos Personal Injury Trust Agreement executed by the Debtors and the Asbestos Personal Injury Trustees, substantially in the form of the agreement filed as Exhibit D, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

1.29	“Asbestos Personal Injury Trust Distribution Procedures” means the Asbestos Personal Injury Trust Distribution Procedures to be implemented by the Asbestos Personal Injury Trustees pursuant to the terms and conditions of the Plan and the Asbestos Personal Injury Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form of Exhibit D-1, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

[1]	The Debtors and the other Plan Proponents continue to assess the structure of the Asbestos Personal Injury Trust under, among other things, the federal tax laws and reserve the right to supplement, modify or revise the structure of the Asbestos Personal Injury Trust up to ten (10) Business Days prior to the Objection Deadline (or thereafter).

1.30	“Asbestos Personal Injury Trustees” means the persons confirmed by the Bankruptcy Court to serve as trustees of the Asbestos Personal Injury Trust, pursuant to the terms of the Asbestos Personal Injury Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the Asbestos Personal Injury Trust Agreement.

1.31	“Available Cash” means Cash in the amount of the sum of all Cash that would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, prepared in accordance with United States generally accepted accounting principles consistent with the past practices of OC, excluding (a) the OCD Insurance Escrow, (b) Restricted Cash, (c) the Existing Fibreboard Insurance Settlement Trust Assets, (d) the Cash portion of the FB Sub-Account Settlement Payment, and (e) necessary reserves for working capital and pension contributions as determined by the Debtors and approved by the other Plan Proponents, an aggregate estimate of which as of the Effective Date shall be set forth in Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

1.32	“Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by, or on behalf of, the Debtors or their estates under the Bankruptcy Code, including, without limitation, actions or remedies under Sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code, or applicable comparable non-bankruptcy law, and including, without limitation, the Bank Holders Adversary Action and any and all NSP Avoidance Actions.

1.33	“AXA Entities” means Abeille Paix, AGP Benelux, Ardenne Prévoyante, Assurance Liégeoise, AXA Belgium, AXA Industry, Belgique Industrielle Association d’Assurances Mutuelles (BIAAM), Belgique Industrielle Caisse Commune (BICC), Caisse Générale d’Assurances et de Réassurances, Caisse Patronale, Drouot Belgium, Equity & Law, Kortrijkse Verzekering (La Courtraisienne), La Belgique S.A., La Famille, La Prévoyance, Le Foyer Belge, Le Patrimoine, Lloyd Belge, Lloyd Européen, Royale, Royale Belge Incendie Réassurance, Royale Belge Ré S.A. de Réassurance, Royale Belge S.A., Royale Belge Vie Accident, Secours de Belgique, UAB, UAP Sverige, Union Belge, Union des Propriétaires de Belgique (UPB), Urbaine UAP, and Victoire Belgium (collectively the “AXA Member Companies”); as well as (a) all of their predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies; and (b) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clause (a).

1.34	“AXA Policies” means the following policies issued to OCD by Royale Belge S.A.:

Policy Period	Policy Number
September 1, 1979 to September 1, 1980	1250965/79
September 1, 1980 to September 1, 1981	1250965/80
September 1, 1981 to September 1, 1982	1250965/81
September 1, 1982 to September 1, 1983	1250965/82
September 1, 1983 to September 1, 1984	1250965/83

“AXA Policies” shall also be deemed to include policy number 1250965/84 issued by Royale Belge S.A. to OCD for the policy period September 1, 1984 to September 1, 1985 and all other insurance policies that were issued, prior to October 5, 2000, by and in the name of one of the AXA Member Companies to OCD, including primary, umbrella, excess, or other insurance policies, contracts, and/or agreements of any nature, type, or kind (including but not limited to: all Comprehensive General Liability policies; General Liability policies; Casualty policies; Environmental Liability policies; Environmental Impairment policies; Difference in Conditions policies; Directors’ and Officers’ Liability Policies; Errors and Omissions Liability policies; Contractual Liability policies; Automobile Liability policies; Products Liability policies; and Workers’ Compensation policies). Notwithstanding any of the foregoing and for the avoidance of any doubt, “AXA Policies” shall not include policies issued by the AXA Member Companies (a) to Persons other than OCD or (b) that exclusively insure property or other risks located outside of the United States.

1.35	“AXA Settlement Agreement” means the settlement agreement between OCD and AXA Belgium S.A., approved by the Bankruptcy Court on October 4, 2004.

1.36	“Backstop Providers” means D.E. Shaw Laminar Portfolios, L.L.C., Plainfield Special Situations Master Fund Limited (or an affiliate thereof), and the other parties denominated as “Backstop Purchasers” under the Syndication Agreement.

1.37	“Ballot” means the ballot form(s) distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of the Plan, in connection with the solicitation of acceptance of the Plan.

1.38	“Ballot Date” means the date set by the Bankruptcy Court by which all Ballots must be received.

1.39	“Bank Default Interest and Fee Amount” means the sum of (i) the amount of interest accrued through the date of delivery of the Initial Bank Holders’ Distribution on the amount of principal, interest and fees outstanding under the 1997 Credit Agreement as of the Petition Date, when calculated at the floating Base Rate (as defined in the 1997 Credit Agreement) plus 2% on a compounding basis (computed quarterly), and (ii) the amount of any accrued and unpaid post-petition fees payable under the 1997 Credit Agreement through the date of delivery of the Initial Bank Holders’ Distribution, including letter of credit fees and Facility Fees (as defined in the 1997 Credit Agreement), plus accrued interest thereon pursuant to the 1997 Credit Agreement calculated on a compounding basis (computed quarterly), an estimate of which as of the Effective Date shall be set forth in Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

1.40	“Bank Holders” means the holders of the Debtors’ obligations under the 1997 Credit Agreement.

1.41	“Bank Holders Adversary Action” means, collectively, the action entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., in the United States District Court for the District of Delaware, A-02-5829, as such action may be amended, and the action entitled The Official Representatives of the Bondholders and Trade Creditors of Debtors Owens Corning, et al. v. Credit Suisse First Boston, individually and in its capacity as Agent, et al. and IPM, Inc. et al., in the United States Bankruptcy Court for the District of Delaware, A-06-50122 (JKF), as such action may be amended.

1.42	“Bank Holders Claims” means those Claims of Bank Holders arising under or as a result of the Debtors’ obligations under the 1997 Credit Agreement and related agreements.

1.43	“Bankruptcy Code” means Title 11 of the United States Code, as amended and in effect from time to time.

1.44	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case to the extent of any reference made to it by the District Court pursuant to 28 U.S.C. §157 as a unit of such District Court pursuant to 28 U.S.C. §151.

1.45	“Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.46	“Board of Directors” means the board of directors or its equivalent of a corporation or other legal entity, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

1.47	“Bondholders” means the registered holders of Pre-petition Bonds.

1.48	“Bondholders Claims” means the Claims held by the Bondholders arising under or as a result of the Debtors’ obligations under the Pre-petition Bonds.

1.49	“Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Federal Rule of Bankruptcy Procedure 9006(a)) on which commercial banks are open for business in New York, New York.

1.50	“Call Options” means those options granted to the Backstop Providers (or such other Persons set forth in the Collar Agreements) to purchase from the Asbestos Personal Injury Trust the Reserved New OCD Shares at an exercise price of $37.50 per share, which options shall expire twelve (12) months after the date on which the Reserved New OCD Shares are delivered to the Asbestos Personal Injury Trust, as set forth in greater detail in the Collar Agreements attached hereto as Exhibit J.

1.51	“Cash” means legal tender of the United States or equivalents thereof.

1.52	“CDC” means CDC Corporation, a Wisconsin corporation.

1.53	“Century” means Century Indemnity Company in its own capacity and in its capacity as: (1) successor to CIGNA Specialty Insurance Company (formerly known as California Union Insurance Company); (2) successor to CCI Insurance Company, as successor to INA; and (3) successor to CCI Insurance Company, as successor to INA, as successor to Indemnity Insurance Company of North America.

1.54	“Century Entities” means (i) the Century Parties; (ii) various other Persons affiliated with the Century Parties identified in the definition of “Insurers” in the Century Settlement Agreement, which definition is incorporated by reference herein; (iii) all of the respective predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies of the Persons encompassed by clauses (i) and (ii); and (iv) all of the respective employees, officials, agents, attorneys, representatives, officers ,and directors, in their capacity as such, of the Persons encompassed by clauses (i), (ii) and (iii); provided, however, that it is understood that “Century Entities” shall have the same meaning herein as the definition of “Century Entities” in the Century Settlement Agreement, which definition is incorporated by reference herein.

1.55	“Century Parties” means Century, CNIC and PEIC.

1.56	“Century Policies” means certain insurance policies issued by various Century Entities to OCD, all as more particularly described in the definition of “Policies” in the Century Settlement Agreement, which definition is incorporated by reference herein, including, but not limited to:

Insurer	Policy Period	Policy Number
INA	07/09/74-10/22/74	XCP 6638
	10/22/74-10/22/75	XCP 6638
	10/22/75-10/22/76	XCP 6638
	09/01/83-09/01/84	XCP 145412
	09/01/83-09/01/84	XCP 145413

PEIC	09/01/82 to 09/01/83	XCC003198
	09/01/83 to 09/01/84	XCC003208

CNIC	09/01/81 to 09/01/82	CNZ 006019
	09/01/82 to 09/01/83	CNZ 008086
	09/01/83 to 09/01/84	CNZ 008414

1.57	“Century Settlement Agreement” means the settlement agreement between OCD and the Century Parties, with an effective date of July 12, 2006, which was approved by the Bankruptcy Court on August 21, 2006.

1.58	“Chapter 11” means Chapter 11 of the Bankruptcy Code.

1.59	“Chapter 11 Cases” means the reorganization cases of the Debtors under Chapter 11.

1.60	“Charging Lien” means any lien or other priority in payment to which the Pre-petition Indenture Trustees are each entitled, pursuant to the Pre-petition Bond Indentures, against distributions to be made to holders of Bondholder Claims for payment of any Indenture Trustee Fees.

1.61	“Claim” means any right to payment from a Debtor whether or not any such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, whether or not asserted, including, without limitation, any “claim” (as defined in Section 101(a)(5) of the Bankruptcy Code). Claims shall not be deemed to include Demands.

1.62	“Claimant Released Parties” means (i) the Debtors, the Reorganized Debtors and their respective predecessors, successors and assigns (whether by operation of law or otherwise), including, without limitation, the Restructuring Affiliates, and additionally (ii) if the Person submits a Ballot and does not elect to withhold consent to releases of the Released Parties by marking the appropriate box on the Ballot, the Released Parties.

1.63	“Claims Objection Deadline” means the last day for filing objections to Disputed Claims, which day shall be one hundred and eighty (180) days after the Effective Date, unless extended by order of the Bankruptcy Court.

1.64	“Claims Trading Injunction” means an order or orders of the Bankruptcy Court permanently and forever staying, restraining, and enjoining any Person from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any Asbestos Personal Injury Claim, provided, however, that the foregoing shall not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an OC Indirect Asbestos PI Trust Claim or FB Indirect Asbestos PI Trust Claim solely as a result of such holder’s satisfaction of such Asbestos Personal Injury Claim, or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. Any such order or orders also will provide that any action taken in violation thereof will be void ab initio.

1.65	“Class” means a category of holders of Claims or Interests, as described in Articles II and III of the Plan.

1.66	“Class [ ]4 Distribution Amount” means, with respect to distributions to the Bank Holders on account of their Allowed Claims against Soltech, OCFT, OC Sweden, IPM, ESI and Vytec, respectively, an amount equal to the difference between (i) the Combined [Entity] Distribution Value (calculated as of the Effective Date) and (ii) the aggregate amount of all Allowed Claims in Classes [ ]6 and [ ]10, and Disputed Claims in Class [ ]6, as of the Effective Date.

1.67	“Class Final Distribution Percentage” means for each applicable Class (Class A5, A6-A, A6-B and A7), the percentage determined, as of the Final Distribution Date, by dividing the total amount of all Allowed Claims in such Class (or, in the case of Class A7, the Class A7 Aggregate Amount) by the sum of (i) the aggregate amount of all Allowed Claims in Classes A5, A6-A, A6-B and A11 and (ii) the Class A7 Aggregate Amount.

1.68	“Class Initial Distribution Percentage” means for each applicable Class (Class A5, A6-A, A6-B and A7), the percentage determined as of the Effective Date by dividing the total amount of all Allowed Claims in such Class (or, in the case of Class A7, the Class A7 Aggregate Amount) as of the Effective Date by the sum of (i) the aggregate amount of all Allowed Claims in Classes A5, A6-A, A6-B and A11, (ii) the Class A7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes A6-A and A6-B, in each case as of the Effective Date.

1.69	“Class A4 Initial Distribution Amount” means an amount equal to the Combined OCD Distribution Value multiplied by a fraction, the numerator of which is the total amount of

Allowed Class A4 Claims as of the Effective Date, and the denominator of which equals the sum of (i) the aggregate amount of all Allowed Claims in Classes A4, A5, A6-A, A6-B, A10 and A11 as of the Effective Date, (ii) the Class A7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes A6-A and A6-B as of the Effective Date.

1.70	“Class A5 Aggregate Distribution” means 27.0 million shares of New OCD Common Stock.

1.71	“Class A6-A Aggregate Distribution” means approximately $51.8 million of Cash.

1.72	“Class A6-B Aggregate Distribution” means approximately $127.0 million of Cash.

1.73	“Class A7 Aggregate Amount” means $7 billion, less the sum of (i) the amount of any distribution made by Integrex on account of the Class I7 Claims (if any), (ii) the amounts in the OCD Insurance Escrow as of the Effective Date, (iii) the amounts then due under the AIG Settlement Agreement and the Affiliated FM Settlement Agreement, and (iv) the aggregate amount in the NSP Administrative Deposit Accounts in respect of OC Asbestos Personal Injury Claims.

1.74	“Class A10 Distribution Amount” means an amount equal to the Combined OCD Distribution Value multiplied by a fraction, the numerator of which is the total amount of Allowed Class A10 Claims as of the Effective Date, and the denominator of which equals the sum of (i) the aggregate amount of all Allowed Claims in Classes A4, A5, A6-A, A6-B, A10 and A11 as of the Effective Date, (ii) the Class A7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes A6-A and A6-B as of the Effective Date.

1.75	“Class A11 Warrants” means warrants to obtain 11.167% of the fully-diluted New OCD Common Stock, assuming the exercise of all such warrants and of all Class A12-A Warrants, but exclusive of any options issued to the management and directors of Reorganized OCD (and restricted shares and options reserved for future issuance) pursuant to the Management and Director Arrangements or otherwise, which warrants shall (i) have a strike price of $43.00 per share, (ii) be exercisable within seven (7) years of the Effective Date and (iii) have customary market protections. The form of the Class A11 Warrants shall be set forth on Exhibit L, to be filed no later than ten (10) Business Days prior to the Objection Deadline, and shall be in form and substance reasonably satisfactory to the Debtors, the other Plan Proponents and the Ad Hoc Equity Holders’ Committee.

1.76	“Class A12-A Warrants” means warrants to obtain five percent (5%) of the fully-diluted New OCD Common Stock, assuming the exercise of all such warrants and of all Class A11 Warrants, but exclusive of any options issued to the management and directors of Reorganized OCD (and restricted shares and options reserved for future issuance) pursuant to the Management and Director Arrangements or otherwise, which warrants shall (i) have a strike price of $45.25 per share, (ii) be exercisable within seven (7) years of the Effective Date and (iii) have customary market protections. The form of the Class A12-A Warrants shall be set forth on Exhibit M, to be filed no later than ten (10) Business Days prior to the Objection Deadline, and shall be in form and substance reasonably satisfactory to the Debtors, the other Plan Proponents and the Ad Hoc Equity Holders’ Committee.

1.77	“Class B4 Distribution Amount” means an amount equal to the difference between (i) the Combined FB Distribution Value (calculated as of the Effective Date) and (ii) the aggregate amount of all Allowed Claims in Classes B6 and B10, and Disputed Claims in Class B6, as of the Effective Date.

1.78	“Class B8 Aggregate Amount” means, solely for purposes of the Plan (but not for Allowance or distribution purposes), $3.2 billion.

1.79	“Class I4 Distribution Amount” means, with respect to distributions to the Bank Holders on account of their Allowed Claims against Integrex, an amount equal to the difference between (i) the Combined Integrex Distribution Value (calculated as of the Effective Date) and (ii) the aggregate amount of all Allowed Claims in Classes I6, I7 (if any) and I10, and Disputed Claims in Class I6, as of the Effective Date.

1.80	“CNIC” means Central National Insurance Company of Omaha, but only to the extent of policies issued by Cravens, Dargan & Company, Pacific Coast and its subsidiaries.

1.81	“Collar Agreements” means those certain agreements, dated on or about July 7, 2006 and attached hereto as Exhibit J, by and between OCD and such other parties specified therein, which agreements reflect the terms and conditions of the Call Options and the Put Options.

1.82	“Combined [Entity] Distribution Value” means, with respect to each Debtor other than OCD, Fibreboard and Integrex, the total value, as of the Effective Date, distributable or to be distributed under the Plan on or after the Initial Distribution Date on account of Allowed Claims against such Debtor in Classes [_]4 (if applicable), [_]6 and [_]10; and which value shall at all times be equal to the Total [Entity] Distributable Value minus the sum of all amounts distributed on or after the Effective Date on account of Unclassified Claims, Unimpaired Claims, Other Priority Claims, Other Secured Tax Claims, Other Secured Claims and Allowed Class [_]3 Claims, against such Debtor, if any.

1.83	“Combined FB Distribution Value” means the total value, as of the Effective Date, distributable or to be distributed under the Plan on or after the Initial Distribution Date on account of Allowed Claims in Classes B4, B6, and B10; and which value shall at all times be equal to the Total FB Distributable Value minus the sum of all amounts distributed, or to be distributed, by Fibreboard on or after the Effective Date on account of Unclassified Claims, Unimpaired Claims, Other Priority Claims, Other Secured Tax Claims, Other Secured Claims and Allowed Class B3 Claims against Fibreboard, if any.

1.84	“Combined Integrex Distribution Value” means the total value, as of the Effective Date, distributable or to be distributed under the Plan on or after the Initial Distribution Date on account of Allowed Claims in Classes I4, I6, and I10 and Claims in Class I7 (if any); and which value shall at all times be equal to the Total Integrex Distributable Value minus the sum of all amounts distributed, or to be distributed, by Integrex on or after the Effective Date on account of Unclassified Claims, Unimpaired Claims, Other Priority Claims, Other Secured Tax Claims, Other Secured Claims and Allowed Class I3 Claims against Integrex, if any.

1.85	“Combined OCD Distribution Package” means the combination of total Available Cash and New OCD Common Stock to be paid or issued under the Plan on a Pro Rata basis to (i) holders of Allowed Claims in Classes A5, A6-A and A6-B (and including that which would have been paid or issued to holders of Allowed Claims in Class A11, but which shall be paid or issued to Classes A4, A5 and/or A6-B in accordance with the subordination provisions of the applicable agreements or instruments subordinating such Claims) and (ii) the OC Sub-Account on account of the Class A7 Aggregate Amount, respectively, the exact composition of which shall be set forth in Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline; and, as of the Effective Date, the aggregate value of such combination of total Available Cash and New OCD Common Stock shall be equal to the Combined OCD Distribution Package Value.

1.86	“Combined OCD Distribution Package Value” means the aggregate value of the Combined OCD Distribution Package, which value as of the Effective Date shall be equal to the difference between (i) the Combined OCD Distribution Value and (ii) the sum of the Class A4 Initial Distribution Amount and the Class A10 Distribution Amount.

1.87	“Combined OCD Distribution Value” means the total value, as of the Effective Date, distributable or to be distributed under the Plan on or after the Initial Distribution Date on account of the Class A7 Aggregate Amount and Allowed Claims in Classes A4, A5, A6-A, A6-B, A10 and A11; and which value shall at all times be equal to the Total OCD Distributable Value minus the sum of all amounts distributed, or to be distributed, by OCD on or after the Effective Date on account of Unclassified Claims, Unimpaired Claims, Other Priority Claims, Other Secured Tax Claims, Other Secured Claims and Allowed Class A3 Claims against OCD, if any.

1.88	“Combined OCD Supplemental Distribution Package” means that portion of the Combined OCD Distribution Package with an aggregate value equal to the Combined OCD Supplemental Distributional Package Value.

1.89	“Combined OCD Supplemental Distribution Package Value” means an amount equal to (x) the Senior Indebtedness Initial Distribution Percentage multiplied by (y) the Combined OCD Distribution Package Value as of the Effective Date.

1.90	“Commercial Claims” means rights, remedies, causes of action, suits or proceedings (whether arising out of contract, tort or otherwise) accruing to or for the benefit of any Debtor for the payment and collection of money or other consideration or the enforcement of rights and remedies in connection with, resulting from or arising out of, any commercial transaction with any of the Debtors or the performance of services by or for any of the Debtors. Commercial Claims shall include, without limitation, claims arising from damage or alleged damage to property of any Debtor, or personal injuries sustained by any employee, contractor or other business agent of any Debtor (other than Asbestos Personal Injury Claims) in any case resulting from or arising out of the conduct of business by such Debtor, the collection of debts owed to any Debtor from purchasers of goods and services from any Debtor or the collection of money or other consideration from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or the recovery of money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. Commercial Claims shall not include Avoidance Actions or any other rights, remedies, claims, causes of action, suits or proceedings created by title 11 of the United States Code.

1.91	“Committed Claims Account” means the remaining balance of the account established pursuant to a certain Agreement Between Fibreboard and Continental Casualty

Corporation On Remaining Issues dated December 13, 1999, which was the subject of a Stipulation and Agreed Order Between Debtors and Continental [Casualty Company] Regarding Status and Disposition of Funds in Committed Claims Account and Related Matters Under Buckets Agreement, entered by the Bankruptcy Court on June 27, 2001.

1.92	“Committees” means the Asbestos Claimants’ Committee and the Unsecured Creditors’ Committee.

1.93	“Confirmation Conditions” means those conditions to confirmation of the plan set forth in Section 12.1 of the Plan.

1.94	“Confirmation Date” means the date of entry of the Confirmation Order by the clerk of the Bankruptcy Court.

1.95	“Confirmation Hearing” means the hearing on confirmation of the Plan scheduled by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c).

1.96	“Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan.

1.97	“Contingent Note” means a contingent promissory note in the principal amount of $1.390 billion, (which sum shall bear simple interest from the Effective Date until the payment date at the rate of seven percent (7%) per annum), issued by Reorganized OCD to the Asbestos Personal Injury Trust in the event Class A5 accepts the Plan, the payment of which shall be subject to the condition precedent that either (i) the FAIR Act shall not have been enacted into law on or before the Trigger Date, or (ii) in the event that (a) the FAIR Act has been enacted into law on or before the Trigger Date, and (b) it has been challenged in a court of competent jurisdiction by March 31, 2007, then such legal challenge ultimately results in the entry of a Final Order declaring the FAIR Act unconstitutional or otherwise permanently enjoining or barring the efficacy of the FAIR Act. The Contingent Note shall be in form and substance satisfactory to the Debtors and the other Plan Proponents, and the form of Contingent Note shall be set forth on Exhibit N, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

1.98	“Continuing Director” means any director who is designated to serve on the Reorganized OCD Board by a majority vote of the Board of Directors for OCD serving immediately prior to the Effective Date and any director appointed to succeed such director, and “Continuing Directors” means, collectively, each and every Continuing Director.

1.99	“Contribution Agreement” means the Contribution Agreement, dated as of December 24, 1997, between OC and Faloc, Inc., n/k/a Integrex.

1.100	“Convenience Claim” means a Claim against any of the Debtors that would otherwise be classified as a Class [ ]6 Claim, Class A6-A Claim, Class A6-B Claim or a Class B9 Claim, and which (i) is in an amount that is equal to or less than $5,000 or (ii) on the Ballot has been reduced to $5,000 by election of the holder of such Claim.

1.101	“CSFB” means Credit Suisse First Boston, the agent for the Bank Holders under the 1997 Credit Agreement.

1.102	“Cure” means, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.103	“Debt” means the Pre-petition Bonds and any other promissory note, bond, indenture, or other instrument or document evidencing or creating any indebtedness for borrowed money or capital lease obligation of a Debtor existing prior to the Effective Date, other than any such instrument or document that evidences or creates (i) any Intercompany Claim or (ii) any executory contract or lease that has been assumed or will be assumed pursuant to the Plan.

1.104	“Debt Agreements” means the 1997 Credit Agreement, the Pre-petition Bonds, the Pre-Petition Bond Indentures and any other agreements, indentures or other instruments or documents governing, evidencing or creating any Debt.

1.105	“Debtors” means, collectively, OCD and the Subsidiary Debtors, whether in their prepetition or postpetition capacity.

1.106	“Debtors-in-Possession” means the Debtors, each in its respective capacity as a debtor-in-possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

1.107	“Demand” means a present or future demand for payment that (i) was not a Claim during the Chapter 11 Cases; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos Personal Injury Permanent Channeling Injunction; and (iii) pursuant to the Plan, is to be paid or otherwise resolved by the Asbestos Personal Injury Trust.

1.108	“Depository Law Firms” means law firms which maintained NSP Administrative Deposit Accounts in respect of OC Asbestos Personal Injury Claims and/or FB Asbestos Personal Injury Claims, including, without limitation, (a) Baron & Budd, (b) Foster & Sear, (c) Waters & Kraus and (d) Weitz & Luxenberg.

1.109	“DIP Agent” means Bank of America, N.A., as administrative agent of the DIP Facility.

1.110	“DIP Facility” means the debtor-in-possession credit facility pursuant to the Post-Petition Credit Agreement, dated December 8, 2000, by and among the financial institutions named therein, as the lenders, Bank of America, N.A., as the agent, and OCD and the Subsidiaries of OCD named therein, as the borrowers, as amended pursuant to the First Amendment to Post-Petition Credit Agreement by and among OCD as Borrower Representative on behalf of the borrowers under the Post-Petition Credit Agreement, Bank of America, N.A., as agent, and the lenders signatory thereto, dated as of October 28, 2002, and the Second Amendment to Post-Petition Credit Agreement by and among OCD as Borrower Representative on behalf of the borrowers under the Post-Petition Credit Agreement, Bank of America, N.A., as agent, and the lenders signatory thereto, dated as of September 20, 2004 as further amended, modified, renewed or otherwise in effect from time to time.

1.111	“DIP Facility Claims” means those Claims arising under or as a result of the DIP Facility.

1.112	“Disallowed Claim” means all or such part of a Claim, other than an Asbestos Personal Injury Claim, that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

1.113	“Disbursing Agent” means, as applicable, Reorganized OCD or any Person designated by the Plan Proponents to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Asbestos Personal Injury Claims) or Allowed Interests under the Plan. Disbursing Agent does not include the Pre-petition Indenture Trustees.

1.114	“Disclosure Statement” means the disclosure statement with respect to the Plan filed or to be filed in the Bankruptcy Court by the Plan Proponents, as it may be amended from time to time, in connection with the Plan pursuant to Section 1125 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018.

1.115	“Disclosure Statement Hearing” means the hearing before the Bankruptcy Court to be held in connection with the approval of the Disclosure Statement.

1.116	“Disputed Claim” means any Class A1, Class A2-A, Class A2-B, Class [ ]3, Class [ ]4, Class A5, Class [ ]6, Class A6-A, Class A6-B, or Class [ ]11 Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

1.117	“Disputed Distribution Reserve” means the reserve established pursuant to Section 9.3 of the Plan.

1.118	“Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims (other than Asbestos Personal Injury Claims) and Existing OCD Common Stock, which date shall be the Confirmation Date or such other date as may be designated in the Confirmation Order.

1.119	“District Court” means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases.

1.120	“Effective Date” means the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived as provided in Article XII of the Plan, and on which date all acts, events, terms and conditions contemplated under the Plan to occur on the Effective Date or as soon as practicable thereafter shall be deemed to have occurred simultaneously.

1.121	“Eligible” means with respect to each Class A5 Claim, Class A6-A Claim and Class A6-B Claim, solely for purposes of calculating the Rights to be issued on account of such Claim pursuant to the Subscription Documents, the extent to which such Claim is “Eligible” as such term is defined in the Subscription Agreement.

1.122	“Employee Arrangements” means, collectively, the employee compensation and benefit plans or programs as summarized in Exhibit F, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, and the documents governing such plans, to be filed up to ten (10) Business Days prior to the Objection Deadline.

1.123	“Encumbrance” means, with respect to any property, whether tangible or intangible, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any nature in respect of such property (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

1.124	“Engineered Yarns” means Engineered Yarns America, Inc., a Massachusetts corporation.

1.125	“Enjoined Action” means any claim, demand, suit, proceeding or cause of action, whenever and wherever arising or asserted, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, including, but not limited to: (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties; and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

1.126	“Environmental Claims” means, with respect to conduct of the Debtors prior to the Petition Date, (i) Claims against the Debtors by the EPA for the costs of environmental investigation and clean up of sites that may have been contaminated as a result of releases of hazardous substances by the Debtors, including releases at third-party disposal sites used by the Debtors; (ii) similar Claims by state and local environmental agencies; (iii) Claims by private parties against the Debtors asserting contribution or indemnification claims with respect to cleanup costs under statutory law or contractual agreements; and (iv) enforcement actions by federal, state and local environmental agencies with respect to alleged violations of environmental law; provided, however, that this definition excludes any Claim in clauses (i) - (iv) treated as an Administrative Claim.

1.127	“Environmental Settlement Agreement” means the settlement agreement between the EPA and the Debtors executed by the parties in April and May, 2003, and approved by the Bankruptcy Court on July 23, 2003.

1.128	“EPA” means the United States Environmental Protection Agency.

1.129	“Equity Commitment Agreement” means that certain Equity Commitment Agreement by and between OCD and J.P. Morgan Securities Inc., dated May 10, 2006, a copy of which is attached as Exhibit O hereto.

1.130	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1462.

1.131	“ESI” means Exterior Systems, Inc., a Delaware corporation.

1.132	“Estates” means the Debtors’ bankruptcy estates created pursuant to Section 541 of the Bankruptcy Code.

1.133	“Excess Available Cash” means the amount of Available Cash, if any, together with interest earned thereon (if any), remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court; provided, however, that the Excess Available Cash shall not include any of the Reserved Class A6-A Aggregate Amount or Reserved Class A6-B Aggregate Amount, as may be applicable.

1.134	“Excess New OCD Common Stock” means the aggregate number of shares of New OCD Common Stock, if any, remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

1.135	“Existing Fibreboard Insurance Settlement Trust Assets” means all of the assets of the Fibreboard Insurance Settlement Trust as of the Effective Date, net of accrued administrative fees and expenses.

1.136	“Existing OCD Common Stock” means the common stock, par value $0.10 per share, of OCD, of which 100 million shares were authorized and 55,423,132 shares were issued and outstanding as of September 30, 2000.

1.137	“Existing OCD Options” means any options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock or any other capital stock of OCD outstanding as of the Petition Date.

1.138	“Existing OCD Preferred Stock” means the preferred stock, without par value, of OCD, of which 8,000,000 shares were authorized and none were outstanding as of the Petition Date.

1.139	“Exit Facility” means such bank financing agreements and commitments as the Debtors shall have arranged on the Effective Date, including term loans and revolving credit facilities, in such amounts and on such terms as are satisfactory to the Debtors and the other Plan Proponents.

1.140	“Exit Financing Amount” means the total amount of senior indebtedness issued as of the Effective Date, which shall be comprised of (i) the total principal amount outstanding, if any, under the Exit Facility as of the Effective Date, and (ii) the total principal amount outstanding, if any, under any Senior Notes as of the Effective Date, the amount of which shall be set forth in Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

1.141	“Face Amount” means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.142	“FAIR Act” means that certain Fairness in Asbestos Injury Resolution Act of 2006 (formerly denominated as S. 852), which was voted out of the Senate Judiciary Committee on May 26, 2005 and was the subject of a failed procedural vote on the Senate floor on February 14, 2006, as such may be amended during the 109th Congress.

1.143	“FAIR Act Conditions” means each of the following conditions: (i) the FAIR Act has been enacted into law on or before the Trigger Date, and (ii) either the FAIR Act has not been challenged in a court of competent jurisdiction on or before March 31, 2007, or, in the event that the FAIR Act has been challenged in a court of competent jurisdiction on or before March 31, 2007, then such challenge has been denied pursuant to a Final Order.

1.144	“Falcon Foam” means Falcon Foam Corporation, a Delaware corporation.

1.145	“FB Asbestos Personal Injury Claim” means any present or future right to payment, claim, remedy, liability or Demand against any FB Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to, asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Personal Injury Claims (i) include FB Indirect Asbestos PI Trust Claims and Unpaid FB Resolved Asbestos Personal Injury Claims, but (ii) exclude FB Resolved Asbestos Personal Injury Claims, FB Asbestos Property Damage Claims, FB Indirect Asbestos Property Damage Claims, workers’ compensation claims, OC Asbestos Personal Injury Claims, OC Indirect Asbestos PI Trust Claims, OC Asbestos Property Damage Claims, and OC Indirect Asbestos Property Damage Claims. Any FB Asbestos Personal Injury Claim which is filed as a priority or secured claim will be deemed and treated as an FB Asbestos Personal Injury Claim and not as an Administrative Claim, Other Priority Claim or Other Secured Claim.

1.146	“FB Asbestos Property Damage Claim” means any present or future right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not such right, claim, remedy, or liability is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-

containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Property Damage Claims include FB Indirect Asbestos Property Damage Claims.

1.147	“FB Indirect Asbestos PI Trust Claim” means any present or future right to payment, claim, remedy, liability, or Demand against any FB Person, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, that is (i) asserted by (a) any Person (other than (I) an FB Person or (II) Related Persons of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.6 of the Plan) who has been, is or may be a defendant in an action seeking damages for death, bodily injury or other personal damages (whether physical, emotional or otherwise), to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to, asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.148	“FB Indirect Asbestos Property Damage Claim” means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any FB Person, whether or not such right, claim, remedy, or liability is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy or liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (a) any Person (other than (I) an FB Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person, or for which any FB Person is otherwise liable due to the acts or omissions of any FB Person or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.149	“FB Person” means each of (i) Fibreboard and its direct or indirect Subsidiaries, (ii) Fibreboard’s and its direct or indirect Subsidiaries’ respective predecessors in interest, but solely to the extent listed on Schedule VIII, to be filed no later than ten (10) Business Days prior to the Objection Deadline, (iii) Fibreboard’s and its direct or indirect Subsidiaries’ respective successors in interest, but solely to the extent they either (a) are listed on Schedule VIII, or (b) are post-Effective Date successors in interest, (iv) Fibreboard’s and its direct or indirect Subsidiaries’ respective Affiliates, but solely to the extent listed on Schedule VIII, and (v) the respective former and present employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and (iv), acting in such capacity.

1.150	“FB Resolved Asbestos Personal Injury Claim” means an FB Asbestos Personal Injury Claim with respect to which and to the extent that (i) such Claim is eligible to be paid from NSP Administrative Deposit Accounts in respect of FB Asbestos Personal Injury Claims; and (ii) such Claim has been, or will be, paid from NSP Administrative Deposit Accounts in respect of FB Asbestos Personal Injury Claims in accordance with the Asbestos Personal Injury Trust documents or otherwise, upon the delivery by the holder of such Claim of an appropriate signed release to OCD and, at the direction of OCD which shall be deemed to have been provided hereby, to the Asbestos Personal Injury Trust. To the extent that a claim otherwise qualifies as an FB Resolved Asbestos Personal Injury Claim, but such funds are not available in NSP Administrative Deposit Accounts to pay such Claims in full, the attorney of record shall allocate such funds amongst qualifying clients Pro Rata, with any deficiency constituting an FB Asbestos Personal Injury Claim.

1.151	“FB Restricted Cash” means the amount of administrative deposits made by Fibreboard into the NSP Administrative Deposit Accounts (together with earnings thereon) in respect of FB Asbestos Personal Injury Claims to facilitate claims processing under the NSP as of five (5) Business Days prior to the Effective Date.

1.152	“FB Sub-Account” means the sub-account of the Asbestos Personal Injury Trust established for the purposes of assuming any and all liabilities and responsibility for FB Asbestos Personal Injury Claims and making payments in respect of such Claims in accordance with the Plan and the Asbestos Personal Injury Trust Distribution Procedures.

1.153	“FB Sub-Account Settlement Payment” means (i) New OCD Common Stock with an aggregate value of $140 million as of the Effective Date, or (ii) in the event Class A5 rejects the Plan, the Standard Combination of Cash and New OCD Common Stock, with an aggregate value of $140 million as of the Effective Date, to be paid in either case into the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of FB Asbestos Personal Injury Claims upon the Effective Date, pursuant to the OCD/FB Settlement.

1.154	“FB/OC Asbestos Settlement Payment” means a combination of Cash and New OCD Common Stock, with an aggregate value of $63 million as of the Effective Date, to be paid into the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of FB Asbestos Personal Injury Claims on or after the Effective Date, pursuant to the OCD/FB Settlement.

1.155	“Fibreboard” means Fibreboard Corporation, a Delaware corporation.

1.156	“Fibreboard Insurance Settlement Trust” means the Fibreboard Settlement Trust established by the Irrevocable Settlement Trust Agreement, dated as of December 30, 1996, among Fibreboard, as trustor, Michael R. Douglas, as interim trustee, and certain insurance companies, pursuant to the Settlement Agreement dated October 12, 1993.

1.157	“Filing” means the filing with the Bankruptcy Court of voluntary petitions for relief under Chapter 11 made by OCD and the Subsidiary Debtors.

1.158	“Final Bank Unimpairment Order” means that certain Final Order Pursuant to Section 1124 of the Bankruptcy Code Determining that Treatment of Bank Claims Pursuant to Section 3.3(b)(ii)(A) of the Proposed Plan Satisfies Bank Claims in Full and Renders Bank Claims Unimpaired Under the Proposed Plan, thereby Satisfying in Full All Bank Claims in Respect of the Credit Agreement Against the Debtors and Non-Debtors, entered by the Bankruptcy Court on May 10, 2006.

1.159	“Final Distribution Date” means a date selected by the Reorganized Debtors that is no later than thirty (30) days after the date that all Disputed Claims shall have been Allowed or Disallowed pursuant to a Final Order of the Bankruptcy Court or such other court with competent jurisdiction over Disputed Claims.

1.160	“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket of such court, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.161	“Future Claimants’ Representative” means James J. McMonagle, the legal representative for future claimants appointed by order of the Bankruptcy Court dated September 28, 2001, or his successors.

1.162	“General Unsecured Claim” means a Claim against any of the Debtors that is not a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other Secured Claim, a Convenience Claim, a Bank Holders Claim, a Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB Asbestos Personal Injury Claim, an Intercompany Claim, a Senior Indebtedness Claim, a Subordinated Claim or an Interest. General Unsecured Claims include, without limitation, all Environmental Claims, OC Asbestos Property Damage Claims and FB Asbestos Property Damage Claims.

1.163	“General Unsecured/Senior Indebtedness Claim” means a Claim against OCD that satisfies both of the following criteria: (a) such Claim is a Senior Indebtedness Claim and (b) such Claim is not a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other Secured Claim, a Convenience Claim, a Bank Holders Claim, a Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB Asbestos Personal Injury Claim, an OC Asbestos Property Damage Claim, an FB Asbestos Property Damage Claim, an Intercompany Claim, a Subordinated Claim, or an OCD Interest.

1.164	“Granite State” means Granite State Insurance Company.

1.165	“Hartford Entities” means (i) the Hartford Financial Services Group, Inc., Excess Insurance Company, Ltd., Fencourt Reinsurance Company, Ltd., First State Insurance Company, Hartford Accident and Indemnity Company, Hartford Casualty Insurance Company, Hartford Fire Insurance Company, Hartford Insurance Company of Canada, Hartford Insurance Company of Illinois, Hartford Insurance Company of the Midwest, Hartford Insurance Company of the Southeast, Hartford Insurance, Ltd. (Bermuda), Hartford Lloyds Insurance Company, Hartford Underwriters Insurance Company (formerly New York Underwriters Insurance Company), New England Insurance Company, New England Reinsurance Corporation, Nutmeg Insurance Company, Pacific Insurance Company, Ltd., Property and Casualty Insurance Company of Hartford, Sentinel Insurance Company, Ltd., Trumbull Insurance Company, and Twin City Fire Insurance Company; as well as (ii) all of their respective predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies, exclusive of any former asset, affiliate, or member company of Reliance Group Holdings, Inc.; and (iii) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clauses (i) and (ii).

1.166	“Hartford Policies” means the following policies issued to OCD:

Issuer	Policy Period	Policy Number
First State	06/18/74 to 10/22/74	921434
	10/22/74 to 10/22/75	921434
	10/22/75 to 10/22/76	921434
	10/22/76 to 10/22/77	923542
	10/22/77 to 9/01/78	925625
	09/01/78 to 09/01/79	926735
	03/08/79 to 09/01/79	927953
	09/01/82 to 09/01/83	934962

Twin City	09/01/82 to 09/01/83	TXX111365

Excess	09/01/79 to 09/01/80	EL 10300 (EL 10-87)

First State	09/01/82 to 09/01/83	933186
	09/01/83 to 09/01/84	EU 935321
	09/01/83 to 09/01/84	EU 935324
	10/31/79 to 11/29/82	GC802752
	04/01/81 to 04/01/84	GC802770
	05/01/88 to 05/01/89	GC009556
	05/01/89 to 05/01/90	GC010810

Hartford	12/01/74 to 12/01/75	57 IC 620122

Pacific	05/01/93 to 05/01/94	ZG 0001003
	04/01/94 to 04/01/95	ZG 0002864
	05/01/95 to 05/01/96	ZG 0004839
	05/01/96 to 05/01/97	ZG 0006912
	05/01/97 to 05/01/98	ZG 0008946

Twin City	09/01/83 to 09/01/84	TXX 102719

“Hartford Policies” shall also be deemed to include all insurance policies other than the above-listed policies, that were issued, prior to January 1, 2001, by and in the name of one of the specifically named Hartford Entities, either to OCD or that insure OCD, and such unknown policies shall include all known and unknown primary, umbrella, excess, or other insurance policies, contracts, and/or agreements of any nature, type, of kind (including but not limited to: all comprehensive general liability policies; general liability policies; casualty policies, environmental liability policies; environmental impairment policies; difference in conditions policies; directors’ and officers’ liability policies; errors and omissions liability policies; contractual liability policies; automobile liability policies; products liability policies; and workers’ compensation policies); provided, however, that notwithstanding any of the foregoing and for the avoidance of any doubt, “Hartford Policies” shall not, and shall not be deemed to, include: (i) policies issued by one of the specifically named Hartford Entities to Persons other than OCD or the Debtors (except to the extent of the interest of OCD in such policies); (ii) policies issued to Persons that become Affiliates of OCD or Reorganized OCD after June 18, 2001; (iii) policies issued or subscribed by Excess Insurance Company Ltd. that are subject to a May 15, 1999 settlement agreement between OCD and London Market Insurers; (iv) First State policy number EU 935321 to the extent that it provides coverage for products/completed operations claims other than asbestos claims; and (v) policies issued to or insuring Fibreboard.

1.167	“Hartford Settlement Agreement” means the settlement agreement between Owens Corning and the Hartford Financial Services Group, Inc., dated June 18, 2001, and approved by the Bankruptcy Court on July 16, 2001.

1.168	“HOMExperts” means HOMExperts LLC, a Delaware limited liability company.

1.169	“Impaired” means, when used with reference to a Claim or Interest, or a Class of Claims or Interests, a Claim or Interest, or a Class of Claims or Interests, that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.170	“INA” means Insurance Company of North America.

1.171	“Indemnification Obligations” means any obligations of any of the Debtors under their charters, by-laws, contracts assumed by them pursuant to Section 365 of the Bankruptcy Code or any statute to indemnify, reimburse or provide contribution to any or all persons who may serve or who have served at any time as directors, officers, employees, agents, professionals or advisors of such Debtor, or who at the request of any of the Debtors served as directors, officers, employees, agents, professionals or advisors of another corporation (including Subsidiaries of the Debtors) or of any partnership, joint venture, trust or other enterprise, and any directors, officers, employees, agents, professionals or advisors of any of the Debtors who at the request of such Debtor may serve or have served as agents or fiduciaries of an employee benefit plan of such Debtor or any of its Subsidiaries, from and against any of the expenses, liabilities or other matters arising under or in or covered by applicable law, provided that the basis of any proceeding potentially giving rise to indemnification is alleged action in an official capacity as a director, officer, employee, agent, professional or advisor or in any other capacity while serving as a director, officer, employee, agent, professional or advisor, and provided that such obligations shall not cover willful misconduct.

1.172	“Indenture Trustee Fees” means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by any Pre-petition Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan.

1.173	“Initial Bank Holders’ Distribution” means the distribution to be made by the Debtors or Reorganized Debtors, as the case may be, pursuant to Section 3.3(b)(ii)(A) of the Plan.

1.174	“Initial Distribution Date” means a date selected by the Reorganized Debtors that is not later than forty-five (45) days after the Effective Date.

1.175	“Integrex” means Integrex, a Delaware corporation.

1.176	“Integrex Asbestos Personal Injury Claims” means those OC Asbestos Personal Injury Claims, if any, asserted directly against Integrex in connection with the Contribution Agreement or on account of any related successor liability, veil-piercing or related claims, as such may be determined by the Court in connection with the Confirmation Hearing.

1.177	“Integrex Minority Interests” means all shares of Preferred Stock and Common Stock of Integrex, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, relating to such stock, held by Blue Ridge Investments, L.L.C. or its successors and assigns.

1.178	“Intercompany Claim” means any pre-petition Claim by a Debtor against another Debtor or a non-Debtor Subsidiary against a Debtor.

1.179	“Interested Party” means all parties listed on Schedule IX, to be filed at least ten (10) Business Days prior to the Objection Deadline.

1.180	“Interests” means, collectively, any equity interests in the Debtors represented by existing common or preferred stock shares of capital stock, whether or not issued, including, without limitation, (i) the OCD Interests, (ii) the Subsidiary Interests, and (iii) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.181	“Investor” means J.P. Morgan Securities Inc. (or any permitted assignee thereof pursuant to the Equity Commitment Agreement).

1.182	“Investor Registration Rights Agreement” means that certain registration rights agreement, dated on or about July 7, 2006, by and between OCD, the Investor and any additional parties thereto, which agreement is filed as Exhibit P-1 hereto.

1.183	“IPM” means IPM, Inc., a Delaware corporation.

1.184	“IRC” means the Internal Revenue Code of 1986, as amended.

1.185	“IRS” means the United States Internal Revenue Service.

1.186	“Jefferson Holdings” means Jefferson Holdings, Inc., a Delaware corporation.

1.187	“Management and Director Arrangements” means, collectively, the management and director compensation and benefit plans or programs as summarized in Exhibit F, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, and the documents governing such plans, to be filed up to ten (10) Business Days prior to the Objection Deadline.

1.188	“Material Right of Action” means any right, remedy, claim, cause of action, suit or proceeding accruing to the Debtors or any assets or other property of any of the Debtors pursuant to any of the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of any of the Debtors or its respective Estate, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims, Avoidance Actions and any and all rights, remedies, claims, causes of action, suits or proceedings accruing to any of the Debtors, or otherwise brought by or on behalf of any of the Debtors or its respective Estate, against any current or former director, officer, employee, agent, professional or advisor of any such Debtor. “Material Rights of Action” means, collectively, each and every Material Right of Action.

1.189	“Merged Plan” means the Owens Corning Merged Retirement Plan.

1.190	“MIPS Claims and Interests” means all Claims directly or indirectly against OCD (or Interests to the extent any such Claims may be characterized as Interests) by the holders of the 6 1/2% Convertible Monthly Income Preferred Securities issued by Owens-Corning Capital L.L.C. or any Person (including any trustee) asserting such Claims derivatively or otherwise on behalf of such holders, including (i) the Claims of Owens-Corning Capital L.L.C. for approximately $253 million original aggregate principal amount arising from OCD’s 6.5% Convertible Subordinated Debentures due 2025, issued pursuant to an indenture dated as of May 10, 1995, between OCD, Owens-Corning Capital L.L.C. and Harris Trust and Savings Bank, as trustee, (ii) Claims arising under the guarantee agreement, dated as of May 10, 1995, in respect of such Convertible Subordinated Debentures executed by OCD as guarantor, (iii) the Claim of The Bank of New York, as Special Trustee on behalf of the holders of the 6 1/2% Convertible Monthly Income Preferred Securities, and (iv) any Interests of the foregoing to the extent any rights of such holders may be characterized as Interests.

1.191	“MiraVista Claims” means claims by owners of residential and commercial property in the United States, or their transferees or assignees, on which MiraVista® Tiles designed, manufactured, marketed, sold, distributed and/or supplied by Owens Corning are presently or have been installed, which claims allege that MiraVista Tiles had an undue tendency to lift, warp and curl, break off and slide out of place, crack, leak, and discolor, resulting in, inter alia, weather damage to roofing paper, fasteners, flashing, underlayment, and wood substrate and structural members. The MiraVista Claims are the subject of two purported class action complaints in the Bankruptcy Court, one (the Lopez Complaint) on behalf of class members who purchased MiraVista Tiles on or before October 5, 2000 and the other (the McIlhargie Complaint) on behalf of class members who purchased MiraVista Tiles after October 5, 2000.

1.192	“MiraVista Class Action Settlement Agreement” means the settlement agreement, as from time to time amended, between Owens Corning and the class representatives designated in the Lopez Complaint and the McIlhargie Complaint, for themselves and for members of their respective alleged classes, which settlement agreement has been or will be submitted to the Bankruptcy Court for approval pursuant to Bankruptcy Rule 9019 and Rule 23 of the Federal Rule of Civil Procedure as made applicable by Bankruptcy Rule 7023, or any subsequent settlement agreement pertaining to Mira Vista Claims.

1.193	“Mt. McKinley Entities” means Mt. McKinley Insurance Company, f/k/a known as Gibraltar Casualty Company; Everest Reinsurance Company, f/k/a as Prudential Reinsurance Company and Everest Reinsurance Holdings, Inc.; as well as (a) all of their past, present, and future parents, subsidiaries, affiliates, controlled entities, predecessors, successors, reorganized companies, holding companies (if any), merged companies, acquired companies, and assigns; and (b) all of the respective employees, officials, representatives, agents, attorneys, officers, and directors, in their capacity as such, of the entities encompassed by clause (a).

1.194	“Mt. McKinley Policies” means the following policies issued to OCD:

Issuer	Policy Period	Policy Number
Mt. McKinley	9/1/79 to 9/1/80	GMX 00232
Mt. McKinley	9/1/79 to 9/1/80	GMX 00236
Mt. McKinley	9/1/80 to 9/1/81	GMX 00719
Mt. McKinley	9/1/80 to 9/1/81	GMX 00720
Mt. McKinley	9/1/81 to 9/1/82	GMX 01308
Mt. McKinley	9/1/81 to 9/1/82	GMX 01309
Mt. McKinley	9/1/82 to 9/1/83	GMX 01828
Mt. McKinley	9/1/82 to 9/1/83	GMX 01829
Mt. McKinley	9/1/83 to 9/1/84	GMX 02346
Mt. McKinley	9/1/83 to 9/1/84	GMX 02347
Mt. McKinley	9/1/84 to 9/1/85	GMX 02697

“Mt. McKinley Policies” shall also be deemed to include all insurance policies other than the above-listed policies, that were issued by Mt. McKinley Insurance Company or Everest Reinsurance Company prior to January 1, 2002; provided, however, that notwithstanding any of the foregoing and for the avoidance of doubt, “Mt. McKinley Policies” shall not include: (a) policies issued to any Person that is merged into or acquired by OCD after November 1, 2004 or (b) policies issued by any insurance company that is merged into or acquired by Mt. McKinley Insurance Company or Everest Reinsurance Company after November 1, 2004.

1.195	“Mt. McKinley Settlement Agreement” means the settlement agreement between OCD and Mt. McKinley Insurance Company, f/k/a Gibraltar Casualty Company, Everest Reinsurance Company, and Everest Reinsurance Company, f/k/a Prudential Reinsurance Company, approved by the Bankruptcy Court on December 21, 2004.

1.196	“New OCD Common Stock” means the common stock, par value $0.01 per share, of Reorganized OCD, the principal terms and conditions of which are set forth on Exhibit H, which shall be filed no later than ten (10) Business days prior to the Objection Deadline.

1.197	“New OCD Securities” means the New OCD Common Stock (including, without limitation, the Rights Offering Shares, the Unsubscribed Shares, the Reserved New OCD Shares and any shares issued upon exercise or exchange of the Class A11 Warrants or Class A12-A Warrants), the Class A11 Warrants, the Class A12-A Warrants and the Senior Notes (if applicable) to be issued by Reorganized OCD and distributed pursuant to the Plan.

1.198	“Non-Debtor Subsidiaries” means all direct and indirect Subsidiaries of OCD that are not Subsidiary Debtors.

1.199	“Non-Participating Insurers” means Affiliated FM Insurance Company, Allianz Insurance Company, Allianz Underwriters Insurance Company and AXA-Belgium S.A., National Union Fire Insurance Company of Pittsburgh, Pa., Lexington Insurance Co., Landmark Insurance Co., Granite State Insurance Co., and Birmingham Fire Insurance Co. of Pennsylvania and Royal Indemnity Company, which parties did not participate in the proceedings to estimate OC Asbestos Personal Injury Claims conducted with respect to confirmation of the Plan pursuant to the Order Regarding Certain Insurers’ Motion and Memorandum For An Order Clarifying that Asbestos Claims Estimation for Plan Confirmation Purposes Will Not Affect Them, entered by the Bankruptcy Court on August 16, 2004.

1.200	“NSP” means the National Settlement Program pursuant to which OCD and Fibreboard entered into agreements with certain law firms prior to the Petition Date for the purpose of attempting to settle OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims, respectively.

1.201	“NSP Administrative Deposit Accounts” means settlement accounts maintained by the Depository Law Firms in respect of OC Asbestos Personal Injury Claims and/or FB Asbestos Personal Injury Claims to facilitate claims processing under the NSP, including interest earned on funds held in such accounts.

1.202	“NSP Agreements” means the settlement agreements entered into between OCD and/or Fibreboard and each law firm participating in the NSP.

1.203	“NSP Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by, or on behalf of, the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under Sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code arising under, related to or otherwise in connection with the NSP.

1.204	“Objection Deadline” means the date set forth in the Order of the Bankruptcy Court or the District Court by which a creditor or interest holder or other party in interest must file an objection to confirmation of the Plan.

1.205	“OC” means, collectively, OCD and its Subsidiaries.

1.206	“OC Asbestos Personal Injury Claim” means any present or future right to payment, claim, remedy, liability or Demand against any OC Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to, asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Personal Injury Claims (i) include Integrex Asbestos Personal Injury Claims, OC Indirect Asbestos PI Trust Claims and Unpaid OC Resolved Asbestos Personal Injury Claims, but (ii) exclude OC Resolved Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage Claims, workers’ compensation claims, FB Asbestos Personal Injury Claims, FB Indirect Asbestos PI Trust Claims, FB Asbestos Property Damage Claims, and FB Indirect Asbestos Property Damage Claims. Any OC Asbestos Personal Injury Claim which is filed as a priority claim will be deemed and treated as an OC Asbestos Personal Injury Claim and not as an Administrative Claim or Other Priority Claim.

1.207	“OC Asbestos Personal Injury Liability Insurance Assets” means rights to coverage for asbestos-related personal injury claims (including past, present, and future claims) as OCD may have under the excess liability insurance policies issued to OCD and identified in Schedule XVI, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, and rights under settlement agreements made with respect to such insurance policies (including the Wellington Agreement), including, without limitation, (i) rights under such policies and agreements, whether against the insurers that issued such policies and their successors and assigns, or, with respect to any insolvent insurers, against any liquidators, receivers, or state insurance guaranty associations; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for asbestos-related personal injury claims under any such policies and settlement agreements, provided that a reciprocal release of the Debtors, the Reorganized Debtors, and each of their respective Related Persons in connection with said policies and settlement agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for workers’ compensation claims or claims other than asbestos-related personal injury claims. The insurance policies providing coverage for asbestos-related personal injury claims that are addressed by any settlement referenced in the definition of OCD Insurance Escrow, by the Affiliated FM Settlement Agreement, by the AIG Settlement Agreement, or by the Century Settlement Agreement shall be deemed to be encompassed by this definition of OC Asbestos Personal Injury Liability Insurance Assets and shall be deemed to be listed on Schedule XVI if and to the extent that the insurer party or parties to any such agreement becomes entitled to enforce and does enforce any right to reclaim funds deposited in the OCD Insurance Escrow pursuant to such settlement and/or to be excused from making payments into the OCD Insurance Escrow or otherwise pursuant to such settlement.

1.208	“OC Asbestos Property Damage Claim” means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any OC Person, whether or not such right, claim, remedy, or liability is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any OC Person, or for which any OC Person is liable due to the acts or omissions of any OC Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Property Damage Claims include OC Indirect Asbestos Property Damage Claims, but do not include FB Asbestos Property Damage Claims.

1.209	“OCD” means Owens Corning, a Delaware corporation.

1.210	“OCD/FB Settlement” means a global settlement of various issues and potential claims by and between Fibreboard, on the one hand, and OCD, on the other hand, pursuant to which, among other things, upon the Effective Date, (i) the FB Sub-Account Settlement Payment shall be made by OCD to the FB Sub-Account, (ii) the FB/OC Asbestos Settlement Payment shall be made to the FB Sub-Account from the distribution that would otherwise have been made to the OC Sub-Account, and (iii) the assets distributable to the FB Sub-Account shall be limited to those described in Section 3.4(d) below, and (iii) holders of Allowed Class B6 and B10 Claims shall be paid in full (excluding post-petition interest).

1.211	“OCD Asbestos Personal Injury Estimation Order” means that certain order entered by the District Court on March 31, 2005 (as supplemented on April 13, 2005) which estimated the total amount of contingent and unliquidated claims against OCD for personal injury caused by exposure to asbestos (including pending claims, future claims, and contract claims) to be $7,000,000,000.

1.212	“OCD Insurance Escrow” means the escrowed insurance proceeds received pursuant to the Allianz Settlement Agreement, the AXA Settlement Agreement, the Hartford Settlement Agreement, the Mt. McKinley Settlement Agreement and the Royal Settlement Agreement from certain of OCD’s solvent excess insurance carriers in connection with the settlements of disputes concerning coverage for asbestos-related personal injury claims, which are reflected in OC’s consolidated balance sheet as restricted assets, together with all accrued earnings thereon, an estimate of which as of the Effective Date shall be set forth on Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline. To the extent that payments are made into escrow pursuant to the Affiliated FM Settlement Agreement or the AIG Settlement Agreement, then any such amounts paid into escrow and all accrued earnings thereon shall also be deemed to fall within this definition.

1.213	“OCD Interests” means, collectively, all Existing OCD Common Stock, Existing OCD Preferred Stock and Existing OCD Options, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock, Existing OCD Options or other capital stock in OCD, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of the capital stock of OCD, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, OCD or another Debtor. The OCD Interests shall, and shall be deemed to, include the rights of the holders of MIPS Claims and Interests, to the extent such rights may be classified as interests. For avoidance of doubt, the OCD Interests do not (and shall not be deemed to) include the Rights.

1.214	“OCD Restricted Cash” means the amount of administrative deposits made by OCD to the NSP Administrative Deposit Accounts (together with earnings therein) in respect of OC Asbestos Personal Injury Claims to facilitate claims processing under the NSP as of five (5) Business Days prior to the Effective Date.

1.215	“OCFBV Class A6-A Claim” means the Allowed, General Unsecured Claim of O.C. Funding B.V. against OCD approved by the Bankruptcy Court on June 23, 2004 in the amount of approximately $50,858,291.

1.216	“OCFBV Class A11 Claim” means the Allowed, Subordinated Claim of O.C. Funding B.V. against OCD approved by the Bankruptcy Court on June 23, 2004 in the amount of approximately $23,336,305.

1.217	“OCFBV Settlement Agreement” means that certain Settlement Agreement and Stipulation, dated March 30, 2004, by and among OCD, O.C. Funding B.V., Goldman, Sachs & Co., Special Situations Investing Group, Inc. and WestLB AG, which was approved by the Bankruptcy Court on June 23, 2004.

1.218	“OCFT” means Owens-Corning Fiberglas Technology Inc., an Illinois corporation.

1.219	“OCHT” means Owens Corning HT, a Delaware corporation.

1.220	“OC Indirect Asbestos PI Trust Claim” means any present or future right to payment, claim, remedy, liability, or Demand against any OC Person, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, that is (i) asserted by (A) any Person (other than (I) an OC Person or (II) Related Persons of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.6 of the Plan) who has been, is or may be a defendant in an action seeking damages for death, bodily injury or other personal damages (whether physical, emotional or otherwise), to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, or (B) any assignee or transferee of such Person, and (ii) on account of alleged liability of any OC Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.221	“OC Indirect Asbestos Property Damage Claim” means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any OC Person, whether or not such right, claim, remedy, or liability is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (a) any Person (other than (I) a OC Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any OC Person, or for which any OC Person is otherwise liable due to the acts or omissions of any OC Person or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any OC Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

1.222	“OC Overseas” means Owens-Corning Overseas Holdings Inc., a Delaware corporation.

1.223	“OC Person” means each of (i) OCD and its direct or indirect Subsidiaries which are not FB Persons, (ii) the respective predecessors in interest of OCD and its direct or indirect Subsidiaries which are not FB Persons, but solely to the extent listed on Schedule VIII, to be filed no later than ten (10) Business Days prior to the Objection Deadline, (iii) the respective successors in interest of OCD and its direct or indirect Subsidiaries which are not FB Persons, but solely to the extent they either (a) are listed on Schedule VIII, or (b) are post-Effective Date successors in interest, (iv) OCD’s and its direct or indirect Subsidiaries’ respective Affiliates which are not FB Persons, but solely to the extent listed on Schedule VIII, and (v) the respective present and former employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and (iv), acting in such capacity.

1.224	“OC Remodeling” means Owens Corning Remodeling Systems, LLC, a Delaware limited liability company.

1.225	“OC Resolved Asbestos Personal Injury Claim” means an OC Asbestos Personal Injury Claim with respect to which and to the extent that (i) such Claim is eligible to be paid from NSP Administrative Deposit Accounts in respect of OC Asbestos Personal Injury Claims; and (ii) such Claim has been, or will be, paid from NSP Administrative Deposit Accounts in respect of OC Asbestos Personal Injury Claims in accordance with the Asbestos Personal Injury Trust documents or otherwise, upon the delivery by the holder of such Claim of an appropriate signed release to OCD and, at the direction of OCD which shall be deemed to have been provided hereby, to the Asbestos Personal Injury Trust. To the extent that a claim otherwise qualifies as an OC Resolved Asbestos Personal Injury Claim, but such funds are not available in NSP Administrative Deposit Accounts to pay such Claims in full, the attorney of record shall allocate such funds amongst qualifying clients Pro Rata, with any deficiency constituting an OC Asbestos Personal Injury Claim.

1.226	“OC Sub-Account” means the sub-account of the Asbestos Personal Injury Trust established for purposes of assuming any and all liabilities and responsibility for OC Asbestos Personal Injury Claims and making payments in respect of such Claims in accordance with the Plan and the Asbestos Personal Injury Trust Distribution Procedures.

1.227	“OC Sweden” means Owens-Corning Fiberglas Sweden Inc. and/or Owens-Corning (Sweden) AB, a corporation incorporated in Delaware and/or Sweden.

1.228	“Official Representatives” means the official representatives of the bondholders and trade creditors appointed on July 16, 2001, by the Bankruptcy Court order authorizing and approving the employment and retention of Anderson Kill & Olick, P.C. nunc pro tunc, from March 26, 2001, as special counsel to the bondholder and trade creditor constituencies of the Unsecured Creditors’ Committee.

1.229	“Other Priority Claims” means all Claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than DIP Facility Claims, Administrative Claims or Priority Tax Claims.

1.230	“Other Secured Claims” means all Claims secured by a valid Encumbrance in or on any of the Debtors’ property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder’s interest in the Debtors’ property, as determined pursuant to Section 506 of the Bankruptcy Code. Other Secured Claims do not include Other Secured Tax Claims.

1.231	“Other Secured Tax Claims” means all Claims secured by a valid Encumbrance in or on any of the Debtors’ property, (i) which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder’s interest in the Debtors’ property, as determined pursuant to Section 506 of the Bankruptcy Code, and (ii) which absent such Claim’s secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code.

1.232	“PEIC” means Pacific Employers Insurance Company.

1.233	“Person” means an individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any government, governmental agency or any subdivision, department or other instrumentality thereof.

1.234	“Petition Date” means October 5, 2000, the date of the Filing (or, in the event that any other Non-Debtor Subsidiary files a case under Chapter 11, the date on which such entity files its respective Chapter 11 case).

1.235	“Plan” means this Chapter 11 reorganization plan and all exhibits and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

1.236	“Plan Proponents” means the Debtors, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative, as proponents of the Plan.

1.237	“Plan Support Agreement” means that certain Plan Support Agreement dated as of May 10, 2006 (including all exhibits and attachments thereto, including the Settlement Term Sheet) by and among OCD (subject to the approval of the Bankruptcy Court), the Asbestos Claimants’ Committee, the Future Claimants’ Representative and certain Bondholders that are parties thereto and denominated as “Holders” thereunder. A true and correct copy of the Plan Support Agreement is appended to the Disclosure Statement as Appendix G.

1.238	“Pre-petition Bond Indentures” means all indentures relating to Pre-petition Bonds including but not limited to (i) the Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee, pursuant to which OCD issued the $250 Million Notes, $400 Million Debenture and the $550 Million Term Notes; (ii) the Indenture, dated as of May 21, 1992, between OCD and The Bank of New York, as trustee, pursuant to which OCD issued the $300 Million High Coupon Debentures; and (iii) the Underwriting Agreement, dated as of November 15, 1985, between OCD, Dresdner Bank AG and the other banks listed therein, and the Agreement for the Listing, the Trusteeship and the Paying Agency, dated as of November 15, 1985, between OCD and Dresdner Bank AG, pursuant to which OCD issued the 130 Million DEM Bearer Bonds.

1.239	“Pre-petition Bonds” means, collectively, (i) all industrial revenue bonds issued prior to the Petition Date for which one or more of the Debtors is obligated; (ii) the $550 Million Term Notes, of which $300 million in aggregate principal amount was outstanding in the First Series as of the Petition Date and $250 million in aggregate principal amount was outstanding in the Second Series as of the Petition Date; (iii) the $400 Million Debentures, of which $400 million in aggregate principal amount was outstanding as of the Petition Date; (iv) the $250 Million Notes, of which $250 million in aggregate principal amount was outstanding as of the Petition Date; (v) the $300 Million High Coupon Debentures, consisting of the 8.875% Debentures, of which $40 million in aggregate principal amount was outstanding as of the Petition Date, and the 9.375% Debentures, of which $7 million in aggregate principal amount was outstanding as of the Petition Date; (vi) the 130 Million DEM Bearer Bonds, of which approximately $60 million in aggregate principal amount was outstanding as of the Petition Date; and (vii) OCD’s guarantee of the $150 Million Debentures, of which $42 million in aggregate principal amount was outstanding as of the Petition Date.

1.240	“Pre-petition Indenture Trustees” means collectively, the Persons serving from time to time as trustees or paying agents under the Pre-petition Bond Indentures, pursuant to the terms of the applicable Pre-Petition Bond Indentures.

1.241	“Priority Tax Claim” means an unsecured Claim asserted by a federal or state governmental authority for taxes specified in Section 507(a)(8) of the Bankruptcy Code.

1.242	“Pro Rata” means (i) when used with respect to the treatment of a Claim, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, and (ii) when used with respect to the treatment of an Interest, the proportion that the Interests in a particular Class held by a particular holder bears to the aggregate amount of all Interests in such Class.

1.243	“Professional Services” means Integrex Professional Services LLC, a Delaware limited liability company.

1.244	“Proof of Claim” means the proof of claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of claims or interests against the Debtors.

1.245	“Protected Party” means any of the following: (i) any Debtor and its Related Persons, but, with respect to Related Persons, solely to the extent set forth on Schedule X, as it may be amended up to ten (10) Business Days prior to the Objection Deadline; (ii) any Reorganized Debtor and its Related Persons, but, with respect to Related Persons, solely to the extent set forth on Schedule X; (iii) any Person that, pursuant to the Plan or after the Effective Date becomes a joint venture affiliated party of or direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person’s becoming or being such a transferee or successor); (iv) any Person that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust, including, without limitation, any Person that makes a loan pursuant to the Exit Facility (but only to the extent that liability is asserted to exist by reason of such Person’s becoming or being such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); (v) any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following: (a) such Person’s ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X, (b) such Person’s involvement in the management of any predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on Schedule X, or (c) such Person’s service as an officer, director, or employee, or involvement in the management, of any of the Debtors, the Reorganized Debtors, or any Interested Party; (vi) any past, present or future purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, or past or present Affiliates of the Debtors or Reorganized Debtors, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, to the extent set forth in Schedule VI to the Plan and any direct or indirect purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, an OC Person, FB Person or Restructuring Affiliate, which purchase or transfer occurs on or after the Effective Date, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, but, with respect to this subsection (vi), only to the extent that liability is asserted to exist by reason of such Person becoming or being such a purchaser, transferee or successor; (vii) the Hartford Entities, to the extent set forth in the Hartford Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Hartford Policies; (viii) the Mt. McKinley Entities, to the extent set forth in the Mt. McKinley Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Mt. McKinley Policies; (ix) the AXA Entities, to the extent set forth in the AXA Settlement Agreement, with respect to the liability for any Asbestos Personal

Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the AXA Policies; (x) the Affiliated FM Entities, to the extent set forth in the Affiliated FM Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Affiliated FM Policy; (xi) the AIG Company Entities, to the extent set forth in the AIG Companies Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the AIG Policies; (xii) the Allianz Entities, to the extent set forth in the Allianz Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Allianz Policies; (xiii) the Royal Entities, to the extent set forth in the Royal Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Royal Policies; (xiv) the Century Entities, to the extent set forth in the Century Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims that arise out of or in connection with the Century Policies; and (xv) such other insurance companies, liquidators of insolvent insurance companies, and state guaranty associations, to the extent set forth in Schedule VII, to be filed no later than ten (10) Business Days prior to the Objection Deadline, and with respect to liability for any Asbestos Personal Injury Claims or any Resolved Asbestos Personal Injury Claims, but only if and to the extent that any such insurance company, liquidator, or guaranty association has entered into a settlement agreement with one or more of the Debtors with respect to liability for Asbestos Personal Injury Claims or Resolved Asbestos Personal Injury Claims prior to the Effective Date, or such later date to which the Plan Proponents may agree, and such agreement expressly provides either for the payment by any such Person of insurance or other proceeds to the Asbestos Personal Injury Trust, whether directly or indirectly, for the comprehensive release of such Person’s further liability for Asbestos Personal Injury Claims or Resolved Asbestos Personal Injury Claims or for such Person’s entitlement to the protection of the Asbestos Permanent Channeling Injunction in the Chapter 11 Cases as a Protected Party, provided further, for the avoidance of doubt, that no insurer or insurance-related entity shall be deemed a Protected Party to the extent that such insurer or entity either issued or has otherwise succeeded to responsibility for (as successor, liquidator, guaranty association, or otherwise) the policies listed in Schedule XVI.

1.246	“Put Options” means those options granted to the Asbestos Personal Injury Trust to sell to the Backstop Providers (or such other Persons set forth in the Collar Agreements) the Reserved New OCD Shares at an exercise price of $25.00 per share, which options shall expire three (3) months after the date on which the Reserved New OCD Shares are delivered to the Asbestos Personal Injury Trust, as set forth in greater detail in the Collar Agreements attached hereto as Exhibit J.

1.247	“Quarterly Distribution Date” means the calendar quarters ending in March, June, September and December, on which dates the Reorganized Debtors shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter.

1.248	“Record Date” means the first Business Day following the Confirmation Date.

1.249	“Reference Order” means the Order (i) Referring Certain Cases to the Bankruptcy Court and (ii) allocating responsibilities between the District Court and the Bankruptcy Court, entered by the District Court on December 10, 2001, as amended and modified by the Case Management Order entered December 24, 2002, and as it may be subsequently be modified or amended.

1.250	“Registration Rights Agreement” means either of the Investor Registration Rights Agreement or the Trust Registration Rights Agreement, and “Registration Rights Agreements”, collectively, means both of the Investor Registration Rights Agreement and the Trust Registration Rights Agreement.

1.251	“Reinstatement” means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before the default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial coverage ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

1.252	“Related Persons” means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates (including, without limitation, in the case of the Debtors and the Reorganized Debtors, the Restructuring Affiliates) and each of their respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, acting in such capacity, and any Person claiming by or through any of them.

1.253	“Released Actions” means any and all claims (including, without limitation, Claims), Avoidance Actions, obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities (including, without limitation, all claims or causes of action relating to successor liability or piercing the corporate veil) and all Interests and rights of an equity security holder, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date in connection with or related to any of the Debtors, the Reorganized Debtors or their respective Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Restructuring Transactions, the Plan Support Agreement, the Trust Registration Rights Agreement, the Collar Agreements, or any of the Rights Offering Documents (including, without limitation, any of the Subscription Documents), except for (i) the Avoidance Actions, if any, listed on Schedule XIV, as determined by the Plan Proponents, (ii) the Material Rights of Action (with the sole exception of those Material Rights of Action listed on Schedule XIII, to be filed no later than ten (10) Business Days prior to the Objection Deadline), (iii) the Commercial Claims, and (iv) Asbestos Personal Injury Claims. Without limiting the foregoing, Released Actions shall include, and shall be deemed to include, the release of all Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities against the Debtors and the Non-Debtor Subsidiaries arising from the 1997 Credit Agreement or the guarantees of the obligations under the 1997 Credit Agreement.

1.254	“Released Parties” means (i) the Unsecured Creditors’ Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (ii) the Asbestos Claimants’ Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (iii) the Future Claimants’ Representative and his present and former representatives, advisors, attorneys, agents and professionals, acting in such capacity, (iv) the respective Related Persons of the Debtors and the Reorganized Debtors and their respective Estates as of the Petition Date and thereafter, (v) the present and former officers and directors of the Debtors and the Reorganized Debtors, (vi) the Investor and its affiliates and their respective present and former representatives, attorneys, agents and professionals, acting solely in such capacity, (vii) the Backstop Providers and their affiliates and their respective present and former representatives, attorneys, agents and professionals, acting solely in such capacity, (viii) the Ad Hoc Bondholders’ Committee and its present and former representatives, attorneys, agents and professionals, acting solely in such capacity, and (ix) the Ad Hoc Equity Holders’ Committee and its present and former representatives, attorneys, agents and professionals, acting solely in such capacity; except in each case for the Persons listed on Schedule III, as it may be amended, modified or supplemented up to ten (10) Business Days prior to the Objection Deadline, against which Claims, obligations, suits, judgments, damages, Demands, debts, rights, remedies, causes of action, liabilities, Interests and other rights of an equity security holder shall not be released under the Plan.

1.255	“Reorganized Debtors” means, collectively, Reorganized Owens Corning and the Reorganized Subsidiary Debtors.

1.256	“Reorganized Integrex” means reorganized Integrex, on and after the Effective Date.

1.257	“Reorganized OCD” means Owens Corning (Reorganized) Inc., as successor issuer to OCD under Section 12(b) of the Securities Exchange Act of 1934 pursuant to the Restructuring Transactions, on and after the Effective Date.

1.258	“Reorganized OCD Board” means the board of directors of Reorganized OCD, as more specifically set forth in Section 5.18(a) of the Plan.

1.259	“Reorganized Owens Corning” means reorganized OCD, including any successors, assignees and transferees thereof pursuant to the Restructuring Transactions, on and after the Effective Date.

1.260	“Reorganized Subsidiary Debtors” means the reorganized Subsidiary Debtors and their respective successors, on and after the Effective Date.

1.261	“Reserved Class A6-A Aggregate Amount” means, in the event Class A5 and Class A6-A both accept the Plan, that portion of the Class A6-A Aggregate Distribution not distributed on the Initial Distribution Date to holders of Allowed Claims in Class A6-A as of the Effective Date, the aggregate amount of which shall, as of the Effective Date, be equal to the Class A6-A Aggregate Distribution multiplied by a fraction, the numerator of which is the aggregate amount of all Disputed Claims in Class A6-A as of the Effective Date, and the denominator of which is the aggregate amount of all Allowed Claims and Disputed Claims in Class A6-A as of the Effective Date.

1.262	“Reserved Class A6-B Aggregate Amount” means, in the event Class A5 and Class A6-B both accept the Plan, that portion of the Class A6-B Aggregate Distribution not distributed on the Initial Distribution Date to holders of Allowed Claims in Class A6-B as of the Effective Date, the aggregate amount of which shall, as of the Effective Date, be equal to the Class A6-B Aggregate Distribution multiplied by a fraction, the numerator of which is the aggregate amount of all Disputed Claims in Class A6-B as of the Effective Date, and the denominator of which is the aggregate amount of all Allowed Claims and Disputed Claims in Class A6-B as of the Effective Date.

1.263	“Reserved New OCD Shares” means 28.2 million shares of New OCD Common Stock, which, as of the Effective Date, shall be reserved and held in treasury for future issuance and (x) in the event Class A5 accepts the Plan, may be distributed to the Asbestos Personal Injury Trust as provided in Section 3.24 hereof, or (y) in the event Class A5 rejects the Plan, shall be distributed to the OC Sub-Account of the Asbestos Personal Injury Trust between January 1, 2007 and January 8, 2007 pursuant to the terms hereof. The Reserved New OCD Shares shall be subject to the Call Options and Put Options as provided in the Collar Agreements and Section 5.10(a) hereof.

1.264	“Reserved OCD Distribution Amount” means an amount of Cash equal to the Combined OCD Distribution Package Value multiplied by a fraction, the numerator of which is: (x) in the event Class A6-A and Class A6-B both reject the Plan, the aggregate amount of all Disputed Claims in Classes A6-A and A6-B as of the Effective Date; (y) in the event Class A6-A accepts the Plan and Class A6-B rejects the Plan, the aggregate amount of all Disputed Claims in Class A6-B as of the Effective Date; or (z) in the event Class A6-B accepts the Plan and Class A6-A rejects the Plan, the aggregate amount of all Disputed Claims in Class A6-A as of the Effective Date; and the denominator of which is the sum of (i) the aggregate amount of all Allowed Claims in Classes A5, A6-A, A6-B and A11, (ii) the Class A7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes A6-A and A6-B, in each case as of the Effective Date.

1.265	“Reserved OCD Distribution Package” means that portion of the Combined OCD Distribution Package not distributed on the Initial Distribution Date to the OC Sub-Account on account of the Class A7 Aggregate Amount and holders of Allowed Claims in Classes A5, A6-A and A6-B as of the Effective Date, the aggregate value of which portion shall, as of the Effective Date, be equal to the Combined OCD Distribution Package multiplied by a fraction, the numerator of which is the aggregate amount of all Disputed Claims in Classes A6-A and A6-B as of the Effective Date, and the denominator of which is the sum of (i) the aggregate amount of all Allowed Claims in Classes A5, A6-A, A6-B and A11, (ii) the Class A7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes A6-A and A6-B, in each case as of the Effective Date.

1.266	“Resolved Asbestos Personal Injury Claims” means OC Resolved Asbestos Personal Injury Claims and FB Resolved Asbestos Personal Injury Claims.

1.267	“Restricted Cash” means, collectively, OCD Restricted Cash and FB Restricted Cash.

1.268	“Restructuring Affiliates” means, collectively, Reorganized OCD and any and all successors, assignees and transferees of any of the Debtors or Reorganized Debtors pursuant to the Restructuring Transactions.

1.269	“Restructuring Transactions” means those transactions or other actions (including without limitation, mergers, consolidations, joint ventures, restructures, dispositions, offerings, liquidations, or dissolutions) that one or more of the applicable Debtors or Reorganized Debtors may enter into on, prior to, or after the Effective Date outside the ordinary course of business of such Reorganized Debtors in accordance with Section 5.6 hereof, including, without limitation, actions to effect a corporate restructuring of their respective businesses, to realign the overall corporate structure of the Reorganized Debtors and their Affiliates or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. The Restructuring Transactions shall be acceptable to the Debtors and the other Plan Proponents.

1.270	“Rights” means the rights of the holders of Eligible Class A5 Claims, Class A6-A Claims and Class A6-B Claims to purchase their Pro Rata portion of the Rights Offering Shares in connection with the Rights Offering pursuant to the Subscription Documents.

1.271	“Rights Offering” means that certain rights offering whereby the holders of Eligible Class A5 Claims, Class A6-A Claims and Class A6-B Claims shall be offered the opportunity to subscribe for the Rights Offering Shares pursuant to the terms of the Equity Commitment Agreement and the Subscription Documents.

1.272	“Rights Offering Account” means a trust account, escrow account, treasury account or similar segregated account or accounts which shall be in form and substance satisfactory to the Debtors and the other Plan Proponents and which shall be separate and apart from the Debtors’ general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or accounts shall bear simple interest and be maintained for the purpose of holding the Rights Offering Purchase Price Proceeds until the Effective Date, or such other later date, at the option of the Reorganized Debtors and the other Plan Proponents, in accordance with the terms of the Equity Commitment Agreement and Section 5.8(d) of the Plan.

1.273	“Rights Offering Amount” means $2.187 billion, which is equal to the aggregate purchase price for the Rights Offering Shares at $30.00 per share.

1.274	“Rights Offering Documents” means the Investor Registration Rights Agreement and any and all documents executed and/or delivered in connection with the Rights Offering, including, without limitation, the Equity Commitment Agreement, the Syndication Agreement and the Subscription Documents.

1.275	“Rights Offering Purchase Price Proceeds” means the cash proceeds of the payment of each “Purchase Price” as defined in the Equity Commitment Agreement pursuant to the Rights Offering.

1.276	“Rights Offering Record Date” means the “Voting Record Date” as such term is defined in the Order: (1) Establishing Procedures For Solicitation And Tabulation Of Votes To Accept Or Reject Joint Plan Of Reorganization; (2) Approving Forms Of Ballots; (3) Approving Form of Notices; And (4) Establishing Record Date For Voting Purposes Only.

1.277	“Rights Offering Shares” means those 72,900,000 shares of New OCD Common Stock to be offered pursuant to the Rights Offering.

1.278	“Royal Entities” means Royal Indemnity Company and (a) all of its predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies, and (b) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clause (a).

1.279	“Royal Policies” means the following policies issued to OCD by Royal Indemnity Company:

Policy Period	Policy Number
December 10, 1982 to September 1, 1983	ED 101856
September 1, 1983 to September 1, 1984	ED 102134
September 1, 1983 to September 1, 1984	ED 102135

1.280	“Royal Settlement Agreement” means the settlement agreement between OCD and Royal Indemnity Company, with an effective date of May 23, 2006, which was approved by the Bankruptcy Court on July 20, 2006.

1.281	“Senior Indebtedness Claim” means any Claim against OCD that: (1) arises for borrowed money, securities sold, funds provided, assets or services purchased or any other transaction whether or not in the ordinary course of business and which is evidenced by a promissory note, bond, debenture, writing or other instrument of indebtedness or reflected on the accounting records of the Debtors as a payable (but expressly excluding (A) amounts owed for compensation to employees, (B) obligations owing under judgments arising out of obligations that are not indebtedness for borrowed money (other than any such obligations arising from obligations which are otherwise Senior Indebtedness), (C) any indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to or is junior in right of payment to the MIPS Claims and Interests, (D) any liability for federal, state, local or other taxes owed or owing by the Company, (E) any liability in respect of any employee benefit plan (including, without limitation, any liability to the Pension Benefit Guaranty Corporation or any successor thereto) and (F) indebtedness or obligations to a Subsidiary of the Debtors); (2) is owed with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, assumed or guaranteed, directly or indirectly, by one or more of the Debtors, required to be reflected as a liability on the face of the balance sheet of the Debtors; (3) is for principal of and interest on any loan and other extension of credit under any lines of credit, revolving credit agreements or promissory notes from a bank or other financial institution (including, without limitation, any letters of credit, bankers’ acceptances, performance bonds and other credit facilities under such borrowing arrangements) and all fees, expenses, reimbursements, indemnities, premiums and other amounts payable under such borrowing arrangements; (4) is for any amounts payable in respect of any interest rate exchange agreement, ceiling rate agreement, currency exchange agreement or similar agreement; and (5) is a renewal, deferral, amendment, modification, supplement, extension, or refunding of any of the indebtedness described in clauses (1) through (5), inclusive, or evidences of indebtedness issued in exchange for such Senior Indebtedness. For the avoidance of doubt, Senior Indebtedness shall include the Allowed Claims of Special Situations Investing Group, Inc. and WestLB against OCD in the amounts of $20,387,333 and $10,135,236, respectively, as provided under the OCFBV Settlement Agreement. Without limitation, Senior Indebtedness shall not include any: (a) Environmental Claim; (b) OC Asbestos Property Damage Claim; (c) FB Asbestos Property Damage Claim; (d) OC Asbestos Personal Injury Claim; (e) FB Asbestos Personal Injury Claim; (f) non-asbestos tort Claim; (g) Claim of any present or former employee of the Debtors for compensation; (h) Claim for on account of any tax; and (i) Claim with respect to any employee benefit plan, including without limitation any Claim of the Pension Benefit Guaranty Corporation.

1.282	“Senior Indebtedness Final Distribution Percentage” means the percentage determined, as of the Final Distribution Date, by dividing the total amount of the Allowed OCFBV Class A11 Claim and the Allowed MIPS Claims and Interests in Class A11 by the sum of (i) the aggregate amount of all Allowed Claims in Classes A5, A6-A, A6-B and A11 and (ii) the Class A7 Aggregate Amount.

1.283	“Senior Indebtedness Initial Distribution Percentage” means the percentage determined, as of the Effective Date, by dividing the total amount of the Allowed OCFBV Class A11 Claim and the Allowed MIPS Claims and Interests in Class A11 by the sum of (i) the aggregate amount of all Allowed Claims in Classes A5, A6-A, A6-B and A11, (ii) the Class A7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes A6-A and A6-B, in each case as of the Effective Date.

1.284	“Senior Notes” means such unsubordinated obligations for the payment of money as Reorganized OCD or any of the Reorganized Debtors may issue or incur on or about the Effective Date in connection with the Plan, the principal terms and conditions of which are summarized in Exhibit G, as it may be amended up to ten (10) Business days prior to the Objection Deadline.

1.285	“Settlement Term Sheet” means that certain Settlement Term Sheet, dated as of April 28, 2006, by and among the Debtors (subject to the approval of the Bankruptcy Court), the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Official Representatives, the Ad Hoc Equity Holders’ Committee and the Ad Hoc Bondholders’ Committee. A true and correct copy of the Settlement Term Sheet is attached as an exhibit to the Plan Support Agreement, which is appended to the Disclosure Statement as Appendix G.

1.286	“SOFAS” means the Schedules and Statements of Financial Affairs filed in the Chapter 11 Cases by OCD and each of the Subsidiary Debtors, as amended from time to time.

1.287	“Soltech” means Soltech, Inc., a Kentucky corporation.

1.288	“Standard Combination” means, with respect to certain distributions that may be made under the Plan, a combination of approximately 14% Cash and 86% New OCD Common Stock; provided, however, that such respective percentages may be modified in Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

1.289	“Subordinated Claims” means the Claims or Interests (in the event that a Claim might be characterized as an Interest) of any Person who has entered into a subordination or other agreement that is enforceable under applicable bankruptcy or non-bankruptcy law and which subordinates such Claims or Interests to any holders of Claims who will not be paid in full on account of such holders’ Allowed Claims under the Plan; provided, however, that, such term shall include the MIPS Claims and Interests and the OCFBV Class A11 Claims.

1.290	“Subscription Agent” means the entity or entities reasonably satisfactory to the Investor and the Plan Proponents engaged by the Debtors to administer the Rights Offering in accordance with the Subscription Documents.

1.291	“Subscription Agreement” means that certain Subscription Form of Acceptance to be executed by each subscribing holder of an Eligible Class A5, Class A6-A or Class A6-B Claim in connection with its purchase of Rights Offering Shares pursuant to the Rights Offering and delivered by such subscribing holder to the Subscription Agent on or before the Subscription Expiration Time. A true and correct copy of the form of the Subscription Agreement, in form and substance reasonably satisfactory to the Debtors, the other Plan Proponents and the Investor, shall be filed as Appendix to the Disclosure Statement no later than five (5) Business Days prior to the Disclosure Statement Hearing.

1.292	“Subscription Commencement Date” means the date on which the Subscription Documents (together with the Ballots) shall be distributed to holders of Eligible Class A5 Claims, Class A6-A Claims and Class A6-B Claims.

1.293	“Subscription Documents” means the Subscription Agreement, along with the instructions attached to the Subscription Agreement, and any other documents or agreements executed or delivered in connection therewith, each of which shall be in form and substance reasonably satisfactory to the Debtors, the other Plan Proponents and the Investor.

1.294	“Subscription Expiration Time” means 5:00 p.m. New York City time on the 20th calendar day (or if such day is not a Business Day, the next Business Day) after the Subscription Commencement Date, or such later date as OCD, subject to the approval of the Investor (which shall not be unreasonably withheld) and the reasonable consent of the other Plan Proponents, may specify in a notice provided to the Investor before 9:00 a.m. New York City time on the Business Day before the then-effective expiration time.

1.295	“Subscription Price” means $30.00 per share of New OCD Common Stock.

1.296	“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Persons controlled by such Person or a combination thereof.

1.297	“Subsidiary Debtors” means the direct and indirect Subsidiaries of OCD that are set forth in Schedule I hereto and such other Subsidiaries of OCD as may file for protection under Chapter 11 of the Bankruptcy Code subsequent to the date hereof and prior to the Confirmation Date.

1.298	“Subsidiary Interests” means, (i) collectively, the issued and outstanding ownership interests in the Subsidiary Debtors, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any ownership interests in the Subsidiary Debtors, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of any ownership interests in the Subsidiary Debtors, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, the applicable Subsidiary Debtor, and, in each case owned beneficially and of record, directly or indirectly, by OCD; and (ii) the Integrex Minority Interests.

1.299	“Supplemental Excess Available Cash” means the Senior Indebtedness Final Distribution Percentage of the Excess Available Cash, if any.

1.300	“Supplemental Excess New OCD Common Stock” means the Senior Indebtedness Final Distribution Percentage of the aggregate number of shares of Excess New OCD Common Stock, if any.

1.301	“Supply Chain Solutions” means Integrex Supply Chain Solutions LLC, a Delaware limited liability company.

1.302	“Syndication Agreement” means that certain Syndication Agreement by and between the Investor and the Backstop Providers, dated as of May 10, 2006.

1.303	“TAC” means the Trustees’ Advisory Committee established under the Asbestos Personal Injury Trust Agreement.

1.304	“Testing Systems” means Integrex Testing Systems LLC, a Delaware limited liability company.

1.305	“Total [Entity] Distributable Value” means, with respect to each Debtor other than Falcon Foam, Fibreboard, IPM, OCD and Ventures, the sum of (i) the enterprise value allocated to such Debtor as of the Effective Date, (ii) the Available Cash held by such Debtor as of the Effective Date, and (iii) any value credited to such Debtor, if any, as of the Effective Date on account of Intercompany Claims against other Debtors.

1.306	“Total Enterprise Value” means the estimated going concern value of the Debtors and the Non-Debtor Subsidiaries as a whole as of the Effective Date and shall include the present value of cash flows related to the utilization of net operating loss carry forwards available to the Reorganized Debtors as of the Effective Date; provided, however, that an estimate of such value as of the Effective Date shall be set forth in Schedule XII, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

1.307	“Total Falcon Foam Distributable Value” means the sum of (i) the portion of the Total Enterprise Value allocated to Falcon Foam (excluding any equity value of Falcon Foam subsidiaries) as of the Effective Date, (ii) the Available Cash held by Falcon Foam as of the Effective Date, (iii) amounts credited to Falcon Foam, if any, on account of Intercompany Claims against other Debtors, as of the Effective Date, and (iv) the value retained by Falcon Foam, if any, as of the Effective Date on account of the Integrex Interests.

1.308	“Total FB Distributable Value” means the sum of (i) the portion of the Total Enterprise Value allocated to Fibreboard (excluding any equity value of Fibreboard subsidiaries) as of the Effective Date, (ii) the Available Cash held by Fibreboard as of the Effective Date, (iii) amounts credited to Fibreboard, if any, on account of Intercompany Claims against other Debtors as of the Effective Date, excluding the amount of the FB Sub-Account Settlement Payment and the FB/OC Asbestos Settlement Payment (both of which shall be distributed to the FB Sub-Account, as described herein), and (iv) the value retained by Fibreboard, if any, on account of the ESI Interests and the Vytec Interests as of the Effective Date; provided, however, that such value shall not include amounts in the Fibreboard Insurance Settlement Trust and the Committed Claims Account.

1.309	“Total IPM Distributable Value” means the sum of (i) the portion of the Total Enterprise Value allocated to IPM (excluding any equity value of IPM subsidiaries) as of the Effective Date, (ii) the Available Cash held by IPM as of the Effective Date, (iii) amounts credited to IPM, if any, on account of Intercompany Claims against other Debtors, as of the Effective Date, and (iv) the value retained by IPM, if any, as of the Effective Date on account of its interests in its subsidiaries and joint ventures, including, without limitation, the OC Sweden Interests.

1.310	“Total OCD Distributable Value” means the sum of (i) the portion of the Total Enterprise Value allocated to OCD (excluding any equity value of OCD subsidiaries) as of the Effective Date, (ii) the Available Cash held by OCD as of the Effective Date, (iii) amounts credited to OCD, if any, on account of Intercompany Claims against other Debtors, as of the Effective Date, and (iv) the value retained by OCD, if any, as of the Effective Date on account of its interests in its subsidiaries, including, without limitation, the IPM Interests, the OCFT Interests, the Soltech Interests, and the Falcon Foam Interests.

1.311	“Total Ventures Distributable Value” means the sum of (i) the portion of the Total Enterprise Value allocated to Ventures (excluding any equity value of Ventures subsidiaries) as of the Effective Date, (ii) the Available Cash held by Ventures as of the Effective Date, (iii) amounts credited to Ventures, if any, on account of Intercompany Claims against other Debtors, as of the Effective Date, and (iv) the value retained by Ventures, if any, as of the Effective Date on account of its Interests in Professional Services, HOMExperts, Testing Systems and the Supply Chain Solutions.

1.312	“Trigger Date” means the date that is ten (10) days after the conclusion of the 109th Congress.

1.313	“Trust Promissory Note” means a promissory note to be issued by Reorganized OCD to the Asbestos Personal Injury Trust in the event Class A5 rejects the Plan, which shall be in a principal amount equal to the sum of (A) the Cash component of that portion of the Combined OCD Distribution Package equal to the product of (x) the Class A7 Initial Distribution Percentage and (y) the Combined OCD Distribution Package plus (B) $2.1 billion, less $1.25 billion. The Trust Promissory Note shall be payable no later than January 8, 2007, shall bear simple interest from the Effective Date until the payment date at the rate of seven percent (7%) per annum, shall be in form and substance satisfactory to the Debtors and the other Plan Proponents, and shall be substantially in the form set forth on Exhibit N, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

1.314	“Trust Registration Rights Agreement” means that certain registration rights agreement by and between Reorganized OCD and the Asbestos Personal Injury Trust, which agreement shall be in the form of Exhibit P-2 hereto.

1.315	“Trust Stock Pledge” means the pledge by Reorganized OCD of fifty-one percent (51%) of the voting stock of one or more of its subsidiaries to secure its obligations to the Asbestos Personal Injury Trust (i) under the Contingent Note or the Trust Promissory Note, as may be applicable, and (ii) with respect to the issuance and delivery of the Reserved New OCD Shares as provided herein, which pledge shall be in form and substance satisfactory to the Debtors and the other Plan Proponents. The principal terms and conditions of the Trust Stock Pledge shall be set forth on Exhibit Q, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

1.316	“Unclassified Claims” means the DIP Facility Claims, Administrative Claims and Priority Tax Claims, collectively.

1.317	“Unimpaired” means, when used with reference to a Claim, Class or Interest, a Claim, Class or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.318	“Unpaid FB Resolved Asbestos Personal Injury Claim” means an FB Asbestos Personal Injury Claim (i) which is eligible to be paid from NSP Administrative Deposit Accounts in respect of FB Asbestos Personal Injury Claims; and (ii) to the extent such Claim has not been, and will not be, paid from the NSP Administrative Deposit Accounts.

1.319	“Unpaid OC Resolved Asbestos Personal Injury Claim” means an OC Asbestos Personal Injury Claim (i) which is eligible to be paid from NSP Administrative Deposit Accounts in respect of OC Asbestos Personal Injury Claims; and (ii) to the extent such Claim has not been, and will not be, paid from the NSP Administrative Deposit Accounts.

1.320	“Unsecured Creditors’ Committee” means the official creditors’ committee representing general unsecured creditors, which was appointed pursuant to Section 1102(a) of the Bankruptcy Code by the United States Trustee for the District of Delaware on October 23, 2000 and which includes the unofficial sub-committee representing the Bank Holders and the unofficial sub-committee representing the Bondholders and trade creditors, each of which sub-committees is represented by separate counsel and financial advisors.

1.321	“Unsubscribed Shares” means a number of shares of New OCD Common Stock equal to the number of Rights Offering Shares which are not properly subscribed for pursuant to the Rights Offering on or before the Subscription Expiration Time, which the Investor shall purchase in cash pursuant to the Equity Commitment Agreement, at a purchase price per share equal to the Subscription Price.

1.322	“Ventures” means Integrex Ventures LLC, a Delaware limited liability company.

1.323	“Voting Deadline” means the date set forth in the Voting Procedures Order by which a creditor or interest holder must deliver a ballot voting to accept or reject the Plan.

1.324	“Voting Procedures” means the detailed instructions and procedures relating to the solicitation of votes with respect to the Plan.

1.325	“Voting Procedures Order” means the order of the Bankruptcy Court or District Court approving the Voting Procedures.

1.326	“Vytec” means Vytec Corporation, a Canadian corporation.

1.327	“Wellington Agreement” means that certain Agreement Concerning Asbestos-Related Claims dated as of June 19, 1985.

C.	Rules of Interpretation

For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented; (iii) unless otherwise specified, all references in the Plan to sections, articles, schedules and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (iv) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (v) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vi) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Federal Rule of Bankruptcy Procedure 9006(a) shall apply.

E.	Governing Law

Unless the application of a specific rule of law or procedure is required by federal law (including the Bankruptcy Code and the Bankruptcy Rules), or is otherwise expressly provided for, (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan (unless such agreement, document or instrument shall specify another state’s law) and (ii) the laws of the state of incorporation of each Debtor and Reorganized Debtor shall govern corporate governance matters with respect to such Debtor or Reorganized Debtor, in each case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

2.1	Introduction

Pursuant to Sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein below. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

ALLOWED CLAIMS HELD AGAINST ONE DEBTOR SHALL BE SATISFIED SOLELY FROM THAT PORTION OF THE NEW OCD COMMON STOCK, CASH AND/OR OTHER ASSETS TO BE DISTRIBUTED ON ACCOUNT OF THE VALUE ATTRIBUTABLE TO SUCH DEBTOR AND ITS ESTATE, PROVIDED THAT, TO THE EXTENT OF ANY INSUFFICIENCY, FUNDS MAY BE ADVANCED TO THE RELEVANT DEBTORS BY THE ESTATE OF OCD. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NOTHING IN THE PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ANY ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST ANY OTHER DEBTOR. A CLAIM AGAINST MULTIPLE DEBTORS, TO THE EXTENT ALLOWED IN EACH DEBTOR’S CASE, SHALL BE TREATED AS A SEPARATE CLAIM AGAINST EACH DEBTOR’S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, VOTING AND DISTRIBUTION, PROVIDED, HOWEVER, THAT NO HOLDER SHALL BE ENTITLED TO RECEIVE MORE THAN PAYMENT IN FULL OF ITS ALLOWED CLAIM (PLUS POSTPETITION INTEREST, IF AND TO THE EXTENT PROVIDED IN THIS PLAN)), AND SUCH CLAIMS SHALL BE ADMINISTERED AND TREATED IN THE MANNER PROVIDED IN THE PLAN.

In accordance with Section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth in Section 3.1 of the Plan.

2.2	Owens Corning (Classes A1 through A12)

(a)	Class A1: OCD Other Priority Claims

Class A1 consists of all Other Priority Claims against OCD.

(b)	Class A2-A: OCD Other Secured Tax Claims

Class A2-A consists of all Other Secured Tax Claims against OCD.

(c)	Class A2-B: OCD Other Secured Claims

Class A2-B consists of all Other Secured Claims against OCD.

(d)	Class A3: OCD Convenience Claims

Class A3 consists of all Convenience Claims against OCD.

(e)	Class A4: OCD Bank Holders Claims

Class A4 consists of all Bank Holders Claims against OCD.

(f)	Class A5: OCD Bondholders Claims

Class A5 consists of all Bondholders Claims against OCD.

(g)	Class A6-A: OCD General Unsecured Claims

Class A6-A consists of all General Unsecured Claims against OCD.

(h)	Class A6-B: OCD General Unsecured/Senior Indebtedness Claims

Class A6-B consists of all OCD General Unsecured/Senior Indebtedness Claims.

(i)	Class A7: OC Asbestos Personal Injury Claims

Class A7 consists of all OC Asbestos Personal Injury Claims.

(j)	Class A10: OCD Intercompany Claims

Class A10 consists of all Intercompany Claims against OCD other than the MIPS Claims and Interests, the OCFBV Class A6-A Claim and the OCFBV Class A11 Claim.

(k)	Class A11: OCD Subordinated Claims

Class A11 consists of all Subordinated Claims against OCD.

(l)	Class A12-A: Existing OCD Common Stock

Class A12-A consists of all Existing OCD Common Stock.

(m)	Class A12-B: OCD Interests Other than Existing OCD Common Stock

Class A12-B consists of all OCD Interests other than Existing OCD Common Stock.

2.3	Fibreboard Corporation (Classes B1 through B12)

(a)	Class B1: Fibreboard Other Priority Claims

Class B1 consists of all Other Priority Claims against Fibreboard.

(b)	Class B2-A: Fibreboard Other Secured Tax Claims

Class B2-A consists of all Other Secured Tax Claims against Fibreboard.

(c)	Class B2-B: Fibreboard Other Secured Claims

Class B2-B consists of all Other Secured Claims against Fibreboard.

(d)	Class B3: Fibreboard Convenience Claims

Class B3 consists of all Convenience Claims against Fibreboard.

(e)	Class B4: Fibreboard Bank Holders Claims

Class B4 consists of all Bank Holders Claims against Fibreboard.

(f)	Class B6: Fibreboard General Unsecured Claims

Class B6 consists of all General Unsecured Claims against Fibreboard.

(g)	Class B8: FB Asbestos Personal Injury Claims

Class B8 consists of all FB Asbestos Personal Injury Claims.

(h)	Class B10: Fibreboard Intercompany Claims

Class B10 consists of all Intercompany Claims against Fibreboard.

(i)	Class B12: FB Interests

Class B12 consists of all Interests in Fibreboard.

2.4	Exterior Systems, Inc. (Classes C1 through C12)

(a)	Class C1: ESI Other Priority Claims

Class C1 consists of all Other Priority Claims against ESI.

(b)	Class C2-A: ESI Other Secured Tax Claims

Class C2-A consists of all Other Secured Tax Claims against ESI.

(c)	Class C2-B: ESI Other Secured Claims

Class C2-B consists of all Other Secured Claims against ESI.

(d)	Class C3: ESI Convenience Claims

Class C3 consists of all Convenience Claims against ESI.

(e)	Class C4: ESI Bank Holders Claims

Class C4 consists of all Bank Holders Claims against ESI.

(f)	Class C6: ESI General Unsecured Claims

Class C6 consists of all General Unsecured Claims against ESI.

(g)	Class C10: ESI Intercompany Claims

Class C10 consists of all Intercompany Claims against ESI.

(h)	Class C12: ESI Interests

Class C12 consists of all Interests in ESI.

2.5	Vytec Corporation (Classes D1 through D12)[2]

(a)	Class D1: Vytec Other Priority Claims

Class D1 consists of all Other Priority Claims against Vytec.

(b)	Class D2-A: Vytec Other Secured Tax Claims

Class D2-A consists of all Other Secured Tax Claims against Vytec.

(c)	Class D2-B: Vytec Other Secured Claims

Class D2-B consists of all Other Secured Claims against Vytec.

(d)	Class D3: Vytec Convenience Claims

Class D3 consists of all Convenience Claims against Vytec.

(e)	Class D4: Vytec Bank Holders Claims

Class D4 consists of all Bank Holders Claims against Vytec.

(f)	Class D6: Vytec General Unsecured Claims

Class D6 consists of all General Unsecured Claims against Vytec.

[2]	Although Vytec has not filed under Chapter 11 as of the date of the Plan, OCD reserves the right to initiate a prepackaged chapter 11 case on behalf of Vytec prior to the Confirmation Hearing to be administratively consolidated with the pending Chapter 11 Cases, in the event OCD deems it necessary to do so in order to effectuate the terms of the Plan. The Vytec classification and treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that Vytec files for bankruptcy prior to the Confirmation Hearing. To the extent that Vytec does not file under Chapter 11, any and all obligations that Vytec has or may have under the 1997 Credit Agreement shall be discharged, released and barred upon the occurrence of the Effective Date pursuant to, among other things, the Final Bank Unimpairment Order.

(g)	Class D10: Vytec Intercompany Claims

Class D10 consists of all Intercompany Claims against Vytec.

(h)	Class D12: Vytec Interests

Class D12 consists of all Interests in Vytec.

2.6	Soltech, Inc. (Classes E1 through E12)

(a)	Class E1: Soltech Other Priority Claims

Class E1 consists of all Other Priority Claims against Soltech.

(b)	Class E2-A: Soltech Other Secured Tax Claims

Class E2-A consists of all Other Secured Tax Claims against Soltech.

(c)	Class E2-B: Soltech Other Secured Claims

Class E2-B consists of all Other Secured Claims against Soltech.

(d)	Class E3: Soltech Convenience Claims

Class E3 consists of all Convenience Claims against Soltech.

(e)	Class E4: Soltech Bank Holders Claims

Class E4 consists of all Bank Holders Claims against Soltech.

(f)	Class E6: Soltech General Unsecured Claims

Class E6 consists of all General Unsecured Claims against Soltech.

(g)	Class E10: Soltech Intercompany Claims

Class E10 consists of all Intercompany Claims against Soltech.

(h)	Class E12: Soltech Interests

Class E12 consists of all Interests in Soltech.

2.7	Owens-Corning Fiberglas Technology Inc. (Classes F1 through F12)

(a)	Class F1: OCFT Other Priority Claims

Class F1 consists of all Other Priority Claims against OCFT.

(b)	Class F2-A: OCFT Other Secured Tax Claims

Class F2-A consists of all Other Secured Tax Claims against OCFT.

(c)	Class F2-B: OCFT Other Secured Claims

Class F2-B consists of all Other Secured Claims against OCFT.

(d)	Class F3: OCFT Convenience Claims

Class F3 consists of all Convenience Claims against OCFT.

(e)	Class F4: OCFT Bank Holders Claims

Class F4 consists of all Bank Holders Claims against OCFT.

(f)	Class F6: OCFT General Unsecured Claims

Class F6 consists of all General Unsecured Claims against OCFT.

(g)	Class F10: OCFT Intercompany Claims

Class F10 consists of all Intercompany Claims against OCFT.

(h)	Class F12: OCFT Interests

Class F12 consists of all Interests in OCFT.

2.8	Owens-Corning Fiberglas Sweden Inc. (Classes G1 through G12)[3]

(a)	Class G1: OC Sweden Other Priority Claims

Class G1 consists of all Other Priority Claims against OC Sweden.

(b)	Class G2-A: OC Sweden Other Secured Tax Claims

Class G2-A consists of all Other Secured Tax Claims against OC Sweden.

(c)	Class G2-B: OC Sweden Other Secured Claims

Class G2-B consists of all Other Secured Claims against OC Sweden.

(d)	Class G3: OC Sweden Convenience Claims

Class G3 consists of all Convenience Claims against OC Sweden.

[3]	Although OC Sweden has not filed under Chapter 11 as of the date of the Plan, OCD reserves the right to initiate a prepackaged chapter 11 case on behalf of OC Sweden prior to the Confirmation Hearing to be administratively consolidated with the pending Chapter 11 Cases, in the event OCD deems it necessary to do so in order to effectuate the terms of the Plan. The OC Sweden classification and treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that OC Sweden files for bankruptcy prior to the Confirmation Hearing. To the extent that OC Sweden does not file under Chapter 11, any and all obligations that OC Sweden has or may have under the 1997 Credit Agreement shall be discharged, released and barred upon the occurrence of the Effective Date pursuant to, among other things, the Final Bank Unimpairment Order.

(e)	Class G4: OC Sweden Bank Holders Claims

Class G4 consists of all Bank Holders Claims against OC Sweden.

(f)	Class G6: OC Sweden General Unsecured Claims

Class G6 consists of all General Unsecured Claims against OC Sweden.

(g)	Class G10: OC Sweden Intercompany Claims

Class G10 consists of all Intercompany Claims against OC Sweden.

(h)	Class G12: OC Sweden Interests

Class G12 consists of all Interests in OC Sweden.

2.9	IPM, Inc. (Classes H1 through H12)[4]

(a)	Class H1: IPM Other Priority Claims

Class H1 consists of all Other Priority Claims against IPM.

(b)	Class H2-A: IPM Other Secured Tax Claims

Class H2-A consists of all Other Secured Tax Claims against IPM.

(c)	Class H2-B: IPM Other Secured Claims

Class H2-B consists of all Other Secured Claims against IPM.

(d)	Class H3: IPM Convenience Claims

Class H3 consists of all Convenience Claims against IPM.

(e)	Class H4: IPM Bank Holders Claims

Class H4 consists of all Bank Holders Claims against IPM.

(f)	Class H6: IPM General Unsecured Claims

Class H6 consists of all General Unsecured Claims against IPM.

[4]	Although IPM has not filed under Chapter 11 as of the date of the Plan, OCD reserves the right to initiate a prepackaged chapter 11 case on behalf of IPM prior to the Confirmation Hearing to be administratively consolidated with the pending Chapter 11 Cases, in the event OCD deems it necessary to do so in order to effectuate the terms of the Plan. The IPM classification and treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that IPM files for bankruptcy prior to the Confirmation Hearing. To the extent that IPM does not file under Chapter 11, and any and all obligations that IPM has or may have under the 1997 Credit Agreement shall be discharged, released and barred upon the occurrence of the Effective Date pursuant to, among other things, the Final Bank Unimpairment Order.

(g)	Class H10: IPM Intercompany Claims

Class H10 consists of all Intercompany Claims against IPM.

(h)	Class H12: IPM Interests

Class H12 consists of all Interests in IPM.

2.10	Integrex (Classes I1 through I12)

(a)	Class I1: Integrex Other Priority Claims

Class I1 consists of all Other Priority Claims against Integrex.

(b)	Class I2-A: Integrex Other Secured Tax Claims

Class I2-A consists of all Other Secured Tax Claims against Integrex.

(c)	Class I2-B: Integrex Other Secured Claims

Class I2-B consists of all Other Secured Claims against Integrex.

(d)	Class I3: Integrex Convenience Claims

Class I3 consists of all Convenience Claims against Integrex.

(e)	Class I4: Integrex Bank Holders Claims

Class I4 consists of all Bank Holders Claims against Integrex.

(f)	Class I6: Integrex General Unsecured Claims

Class I6 consists of all General Unsecured Claims against Integrex.

(g)	Class I7: Integrex Asbestos Personal Injury Claims

Class I7 consists of all Integrex Asbestos Personal Injury Claims (if any).

(h)	Class I10: Integrex Intercompany Claims

Class I10 consists of all Intercompany Claims against Integrex.

(i)	Class I12: Integrex Interests

Class I12 consists of all Interests in Integrex.

2.11	\CDC Corporation (Classes J1 through J12)

(a)	Class J1: CDC Other Priority Claims

Class J1 consists of all Other Priority Claims against CDC.

(b)	Class J2-A: CDC Other Secured Tax Claims

Class J2-A consists of all Other Secured Tax Claims against CDC.

(c)	Class J2-B: CDC Other Secured Claims

Class J2-B consists of all Other Secured Claims against CDC.

(d)	Class J3: CDC Convenience Claims

Class J3 consists of all Convenience Claims against CDC.

(e)	Class J6: CDC General Unsecured Claims

Class J6 consists of all General Unsecured Claims against CDC.

(f)	Class J10: CDC Intercompany Claims

Class J10 consists of all Intercompany Claims against CDC.

(g)	Class J12: CDC Interests

Class J12 consists of all Interests in CDC.

2.12	Owens Corning HT, Inc. (Classes K1 through K12)

(a)	Class K1: OCHT Other Priority Claims

Class K1 consists of all Other Priority Claims against OCHT.

(b)	Class K2-A: OCHT Other Secured Tax Claims

Class K2-A consists of all Other Secured Tax Claims against OCHT.

(c)	Class K2-B: OCHT Other Secured Claims

Class K2-B consists of all Other Secured Claims against OCHT.

(d)	Class K3: OCHT Convenience Claims

Class K3 consists of all Convenience Claims against OCHT.

(e)	Class K6: OCHT General Unsecured Claims

Class K6 consists of all General Unsecured Claims against OCHT.

(f)	Class K10: OCHT Intercompany Claims

Class K10 consists of all Intercompany Claims against OCHT.

(g)	Class K12: OCHT Interests

Class K12 consists of all Interests in OCHT.

2.13	Owens Corning Remodeling Systems, LLC (Classes L1 through L12)

(a)	Class L1: OC Remodeling Other Priority Claims

Class L1 consists of all Other Priority Claims against OC Remodeling.

(b)	Class L2-A: OC Remodeling Other Secured Tax Claims

Class L2-A consists of all Other Secured Tax Claims against OC Remodeling.

(c)	Class L2-B: OC Remodeling Other Secured Claims

Class L2-B consists of all Other Secured Claims against OC Remodeling.

(d)	Class L3: OC Remodeling Convenience Claims

Class L3 consists of all Convenience Claims against OC Remodeling.

(e)	Class L6: OC Remodeling General Unsecured Claims

Class L6 consists of all General Unsecured Claims against OC Remodeling.

(f)	Class L10: OC Remodeling Intercompany Claims

Class L10 consists of all Intercompany Claims against OC Remodeling.

(g)	Class L12: OC Remodeling Interests

Class L12 consists of all Interests in OC Remodeling.

2.14	Engineered Yarns America, Inc. (Classes M1 through M12)

(a)	Class M1: Engineered Yarns Other Priority Claims

Class M1 consists of all Other Priority Claims against Engineered Yarns.

(b)	Class M2-A: Engineered Yarns Other Secured Tax Claims

Class M2-A consists of all Other Secured Tax Claims against Engineered Yarns.

(c)	Class M2-B: Engineered Yarns Other Secured Claims

Class M2-B consists of all Other Secured Claims against Engineered Yarns.

(d)	Class M3: Engineered Yarns Convenience Claims

Class M3 consists of all Convenience Claims against Engineered Yarns.

(e)	Class M6: Engineered Yarns General Unsecured Claims

Class M6 consists of all General Unsecured Claims against Engineered Yarns.

(f)	Class M10: Engineered Yarns Intercompany Claims

Class M10 consists of all Intercompany Claims against Engineered Yarns.

(g)	Class M12: Engineered Yarns Interests

Class M12 consists of all Interests in Engineered Yarns.

2.15	Falcon Foam Corporation (Classes N1 through N12)

(a)	Class N1: Falcon Foam Other Priority Claims

Class N1 consists of all Other Priority Claims against Falcon Foam.

(b)	Class N2-A: Falcon Foam Other Secured Tax Claims

Class N2-A consists of all Other Secured Tax Claims against Falcon Foam.

(c)	Class N2-B: Falcon Foam Other Secured Claims

Class N2-B consists of all Other Secured Claims against Falcon Foam.

(d)	Class N3: Falcon Foam Convenience Claims

Class N3 consists of all Convenience Claims against Falcon Foam.

(e)	Class N6: Falcon Foam General Unsecured Claims

Class N6 consists of all General Unsecured Claims against Falcon Foam.

(f)	Class N10: Falcon Foam Intercompany Claims

Class N10 consists of all Intercompany Claims against Falcon Foam.

(g)	Class N12: Falcon Foam Interests

Class N12 consists of all Interests in Falcon Foam.

2.16	HOMExperts LLC (Classes O1 through O12)

(a)	Class O1: HOMExperts Other Priority Claims

Class O1 consists of all Other Priority Claims against HOMExperts.

(b)	Class O2-A: HOMExperts Other Secured Tax Claims

Class O2-A consists of all Other Secured Tax Claims against HOMExperts.

(c)	Class O2-B: HOMExperts Other Secured Claims

Class O2-B consists of all Other Secured Claims against HOMExperts.

(d)	Class O3: HOMExperts Convenience Claims

Class O3 consists of all Convenience Claims against HOMExperts.

(e)	Class O6: HOMExperts General Unsecured Claims

Class O6 consists of all General Unsecured Claims against HOMExperts.

(f)	Class O10: HOMExperts Intercompany Claims

Class O10 consists of all Intercompany Claims against HOMExperts.

(g)	Class O12: HOMExperts Interests

Class O12 consists of all Interests in HOMExperts.

2.17	Integrex Professional Services LLC (Classes P1 through P12)

(a)	Class P1: Professional Services Other Priority Claims

Class P1 consists of all Other Priority Claims against Professional Services.

(b)	Class P2-A: Professional Services Other Secured Tax Claims

Class P2-A consists of all Other Secured Tax Claims against Professional Services.

(c)	Class P2-B: Professional Services Other Secured Claims

Class P2-B consists of all Other Secured Claims against Professional Services.

(d)	Class P3: Professional Services Convenience Claims

Class P3 consists of all Convenience Claims against Professional Services.

(e)	Class P6: Professional Services General Unsecured Claims

Class P6 consists of all General Unsecured Claims against Professional Services.

(f)	Class P10: Professional Services Intercompany Claims

Class P10 consists of all Intercompany Claims against Professional Services.

(g)	Class P12: Professional Services Interests

Class P12 consists of all Interests in Professional Services.

2.18	Integrex Testing Systems LLC (Classes Q1 through Q12)

(a)	Class Q1: Testing Services Other Priority Claims

Class Q1 consists of all Other Priority Claims against Testing Services.

(b)	Class Q2-A: Testing Services Other Secured Tax Claims

Class Q2-A consists of all Other Secured Tax Claims against Testing Services.

(c)	Class Q2-B: Testing Services Other Secured Claims

Class Q2-B consists of all Other Secured Claims against Testing Services.

(d)	Class Q3: Testing Services Convenience Claims

Class Q3 consists of all Convenience Claims against Testing Services.

(e)	Class Q6: Testing Services General Unsecured Claims

Class Q6 consists of all General Unsecured Claims against Testing Services.

(f)	Class Q10: Testing Services Intercompany Claims

Class Q10 consists of all Intercompany Claims against Testing Services.

(g)	Class Q12: Testing Services Interests

Class Q12 consists of all Interests in Testing Services.

2.19	Integrex Supply Chain Solutions LLC (Classes R1 through R12)

(a)	Class R1: Supply Chain Solutions Other Priority Claims

Class R1 consists of all Other Priority Claims against Supply Chain Solutions.

(b)	Class R2-A: Supply Chain Solutions Other Secured Tax Claims

Class R2-A consists of all Other Secured Tax Claims against Supply Chain Solutions.

(c)	Class R2-B: Supply Chain Solutions Other Secured Claims

Class R2-B consists of all Other Secured Claims against Supply Chain Solutions.

(d)	Class R3: Supply Chain Solutions Convenience Claims

Class R3 consists of all Convenience Claims against Supply Chain Solutions.

(e)	Class R6: Supply Chain Solutions General Unsecured Claims

Class R6 consists of all General Unsecured Claims against Supply Chain Solutions.

(f)	Class R10: Supply Chain Solutions Intercompany Claims

Class R10 consists of all Intercompany Claims against Supply Chain Solutions.

(g)	Class R12: Supply Chain Solutions Interests

Class R12 consists of all Interests in Supply Chain Solutions.

2.20	Integrex Ventures LLC (Classes S1 through S12)

(a)	Class S1: Ventures Other Priority Claims

Class S1 consists of all Other Priority Claims against Ventures.

(b)	Class S2-A: Ventures Other Secured Tax Claims

Class S2-A consists of all Other Secured Tax Claims against Ventures.

(c)	Class S2-B: Ventures Other Secured Claims

Class S2-B consists of all Other Secured Claims against Ventures.

(d)	Class S3: Ventures Convenience Claims

Class S3 consists of all Convenience Claims against Ventures.

(e)	Class S6: Ventures General Unsecured Claims

Class S6 consists of all General Unsecured Claims against Ventures.

(f)	Class S10: Ventures Intercompany Claims

Class S10 consists of all Intercompany Claims against Ventures.

(g)	Class S12: Ventures Interests

Class S12 consists of all Interests in Ventures.

2.21	Jefferson Holdings, Inc. (Classes T1 through T12)

(a)	Class T1: Jefferson Holdings Other Priority Claims

Class T1 consists of all Other Priority Claims against Jefferson Holdings.

(b)	Class T2-A: Jefferson Holdings Other Secured Tax Claims

Class T2-A consists of all Other Secured Tax Claims against Jefferson Holdings.

(c)	Class T2-B: Jefferson Holdings Other Secured Claims

Class T2-B consists of all Other Secured Claims against Jefferson Holdings.

(d)	Class T3: Jefferson Holdings Convenience Claims

Class T3 consists of all Convenience Claims against Jefferson Holdings.

(e)	Class T6: Jefferson Holdings General Unsecured Claims

Class T6 consists of all General Unsecured Claims against Jefferson Holdings.

(f)	Class T10: Jefferson Holdings Intercompany Claims

Class T10 consists of all Intercompany Claims against Jefferson Holdings.

(g)	Class T12: Jefferson Holdings Interests

Class T12 consists of all Interests in Jefferson Holdings.

2.22	Owens-Corning Overseas Holdings, Inc. (Classes U1 through U12)

(a)	Class U1: OC Overseas Other Priority Claims

Class U1 consists of all Other Priority Claims against OC Overseas.

(b)	Class U2-A: OC Overseas Other Secured Tax Claims

Class U2-A consists of all Other Secured Tax Claims against OC Overseas.

(c)	Class U2-B: OC Overseas Other Secured Claims

Class U2-B consists of all Other Secured Claims against OC Overseas.

(d)	Class U3: OC Overseas Convenience Claims

Class U3 consists of all Convenience Claims against OC Overseas.

(e)	Class U6: OC Overseas General Unsecured Claims

Class U6 consists of all General Unsecured Claims against OC Overseas.

(f)	Class U10: OC Overseas Intercompany Claims

Class U10 consists of all Intercompany Claims against OC Overseas.

(g)	Class U12: OC Overseas Interests

Class U12 consists of all Interests in OC Overseas.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

3.1	Unclassified Claims

(a)	DIP Facility Claims

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which a DIP Facility Claim becomes an Allowed DIP Facility Claim or (iii) the date on which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (x) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (y) such other treatment as the applicable Debtor and such holder shall have agreed in writing. In addition, on or as soon as reasonably practicable after the Effective Date, letters of credit under the DIP Facility shall be refinanced under the Exit Facility.

(b)	Administrative Claims

Except as otherwise provided herein and subject to the requirements hereof, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

Holders of Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their businesses shall not be required to file or serve any request for payment of such Claims, as such liabilities shall be paid, performed or settled when due in accordance with the terms and conditions of the particular agreements governing such obligations.

(c)	Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Priority Tax Claim (based upon interest at a rate of 4% per annum), over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

3.2	Unimpaired Claims: Other Priority Claims (Classes A1 through U1), Other Secured Tax Claims (Classes A2-A through U2-A) and Other Secured Claims (A2-B through U2-B)

(a)	Classes A1 through U1: Other Priority Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (iii) the date on which such Other Priority Claim becomes due and payable pursuant to any agreement between the Debtors and a holder of an Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (b) such other treatment as the Debtors and such holder shall have agreed in writing. All Allowed Other Priority Claims which are not by their terms due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

(ii)	Status

Other Priority Claims are Unimpaired. Holders of Other Priority Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

(b)	Class A2-A through U2-A: Other Secured Tax Claims

(i)	Treatment

Except to the extent that a holder of an Allowed Other Secured Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Other Secured Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Other Secured Tax Claim, including any interest on such Allowed Other Secured Tax Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Other Secured Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Other Secured Tax Claim (based upon interest at a rate of 4% per annum), over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the Debtors and such holder shall have agreed in writing, or (iii) such other treatment as the Debtors and such holder shall have agreed in writing. The Debtors’ failure to object to any Other Secured Tax Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or Reorganized Debtor or the value of any collateral.

Each holder of an Allowed Other Secured Tax Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Other Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Other Secured Tax Claim is made as provided in the Plan, and upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes.

(ii)	Status

Other Secured Tax Claims are Unimpaired. Holders of Other Secured Tax Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

(c)	Class A2-B through U2-B: Other Secured Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim or (iii) the date on which such Other Secured Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Other Secured Claim, (b) Reinstatement of the legal equitable and contractual rights of the holder of such Allowed Other Secured Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the Debtors and such holder shall have agreed in writing. The Debtors’ failure to object to any Other Secured Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral.

(ii)	Status

Other Secured Claims are Unimpaired. Holders of Other Secured Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

3.3	OCD (Classes A3 through A12)

(a)	Class A3: OCD Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A3 Claim becomes an Allowed Class A3 Claim, or (iii) the date on which such Class A3 Claim becomes due and payable pursuant to any agreement between OCD and a holder of a Class A3 Claim, each holder of an Allowed Class A3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class A3 Claim (a) Cash equal to the amount of such Allowed Class A3 Claim or (b) such other treatment as OCD and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class A6-A or A6-B that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim. For the avoidance of doubt, any holder of a Convenience

Claim, including, without limitation, any holder of a Claim in Class A6-A or A6-B that elects to have such Claim treated as a Convenience Claim, shall not be entitled to participate in the Rights Offering.

(iii)	Status

Class A3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A3 shall be entitled to vote to accept or reject the Plan.

(b)	Class A4: OCD Bank Holders Claims

(i)	Allowance

The Class A4 Claims shall be Allowed in the amount of approximately $1.475 billion (excluding approximately $69 million of undrawn pre-petition letters of credit)5.

(ii)	Treatment

(A) In full satisfaction, release and discharge of, and in exchange for their Allowed Claims against the various Debtors and claims against certain of the Non-Debtor Subsidiaries (including, without limitation, their Allowed Class A4 Claims), on or after the Effective Date, each holder of an Allowed Class A4 Claim shall receive such holder’s Pro Rata share of Cash in an aggregate amount equal to the sum of the amount of the Allowed Class A4 Claims plus the Bank Default Interest and Fee Amount6; provided, however, that as a condition to obtaining such payment, each holder of an Allowed Class A4 Claim shall have executed a Bank Holder Release, as defined in the Final Bank Unimpairment Order, in a form reasonably satisfactory to the Debtors (or the Reorganized Debtors), the other Plan Proponents and CSFB releasing each of the Debtors, Reorganized Debtors and the Non-Debtor Subsidiaries from the Bank Holders Claims, which Bank Holder Release shall be binding upon each such holder of an Allowed Class A4 Claim and each of its affiliates, successors and assigns to the fullest extent of the law; and

(B) As of the Effective Date, the undrawn pre-petition letters of credit shall be cancelled or replaced by new letters of credit under the Exit Facility.

(C) As of the Effective Date but subject to the Debtors having made the Initial Bank Holders’ Distribution, the rights of any and all Bank Holders to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been

[5]	This estimate of Class A4 Claims represents the amount outstanding under the 1997 Credit Agreement as of the Petition Date, including certain amounts related to letters of credit drawn or expected to be drawn prior to the Effective Date, less the application of certain frozen funds. It does not include any amounts for post-petition interest or fees.
[6]	For purposes of distribution, the Bank Holders Claims shall be deemed to have been satisfied (a) first, against OCD to the fullest extent permissible under applicable law (except as otherwise provided in this Plan) and (b) second, against the various Debtor guarantors and, if applicable, non-Debtor guarantors up to an amount against each such guarantor that would still allow the holders of allowed third-party claims (x) against each such Debtor guarantor to be paid in full, as set forth herein, and (y) to retain their respective rights against each such non-Debtor guarantor under applicable non-bankruptcy law; provided, however, that, the Debtors and their financial advisors have concluded that the ultimate recovery of the Bank Holders Claims pursuant to this section and other applicable Bank Holder treatment sections in this Plan would not meaningfully change even if the foregoing assumptions regarding the sequencing of the Bank Holders’ recovery were altered.

irrevocably waived and released under the Plan to the fullest extent permissible under applicable law (provided that such appeal has not otherwise been dismissed with prejudice on or prior to the Effective Date).

(iii)	Status

In accordance with the terms of the Final Unimpairment Order, Class A4 Claims are Unimpaired, and holders of Class A4 Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

(c)	Class A5: OCD Bondholders Claims

(i)	Allowance

The Class A5 Claims shall be $1.389 billion, plus accrued but unpaid interest as of the Petition Date.7

(ii)	Treatment

Initial Distribution.

(A) If Class A5 accepts the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A5 Claim, each holder of an Allowed Class A5 Claim who has complied with Section 8.8 of the Plan shall receive on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class A5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of an Allowed Class A5 Claim, such holder’s Pro Rata share of the Class A5 Aggregate Distribution;

(2) on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Class A5 Claim that has properly and timely exercised its Rights pursuant to the Subscription Documents shall receive those Rights Offering Shares to which it is entitled under the Subscription Documents; and

(3) on the first Business Day on which each of the FAIR Act Conditions shall have been satisfied, the Contingent Note and the Trust Stock Pledge shall (and shall be deemed to) be automatically cancelled and defeased without further notice or order of Court and shall be of no further force and effect whatsoever, and no Reserved New OCD Shares shall be issued or delivered to the OC Sub-Account.

[7]	This amount of Class A5 Claims represents the principal amount outstanding under the Pre-petition Bond Indentures as of the Petition Date based upon OCD’s books and records, and excludes any amounts for post-petition interest or fees. Approval of the Disclosure Statement or confirmation of the Plan is without prejudice to any rights of the Pre-petition Indenture Trustees to assert that a Claim under any Pre-petition Bond Indenture should be Allowed in an amount different from those based on OCD’s books and records. The allowance of any Claim in Class A5 is governed by Section 1.21 and Article IX of the Plan, and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

(B) If Class A5 rejects the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A5 Claim, each holder of an Allowed Class A5 Claim who has complied with Section 8.8 of the Plan shall receive on, or as soon as reasonably practicable after, the later of the Initial Distribution Date or the date on which such Class A5 Claim becomes due and payable pursuant to any agreement between OCD and a holder of an Allowed Class A5 Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A5 Initial Distribution Percentage, and, subject to Section 3.3(c)(ii)(B)(4) below, (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B;

(2) on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Class A5 Claim that has properly and timely exercised its Rights pursuant to the Subscription Documents shall receive those Rights Offering Shares to which it is entitled under the Subscription Documents;

(3) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved;

(4) the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have the right to seek a determination at the Confirmation Hearing that certain or all of the Class A11 Claims should be equitably subordinated or recharacterized; and

(5) the OC Sub-Account shall be funded in the manner set forth in Section 3.3(f)(iii)(B) and (C) below, irrespective of the outcome of the FAIR Act.

Final Distribution.

(C) On or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A5 Claim shall receive its Pro Rata share of:

(1) regardless of whether Class A5 rejects or accepts the Plan, (i) Cash in an amount equal to the Class A5 Final Distribution Percentage of the Excess Available Cash (if any) and (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A5 Final Distribution Percentage of the Excess New OCD Common Stock (if any); and either

(2) if Class A5 and Class A6-B both accept the Plan, then Cash and New OCD Common Stock in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash (if any) and the Supplemental Excess New OCD Common Stock (if any), respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A5 and A6-B; or

(3) if either Class A5 or Class A6-B rejects the Plan, then Cash and New OCD Common Stock in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash (if any) and the Supplemental Excess New OCD Common Stock (if any), respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B.

Indenture Trustee Fees.

(D) If Class A5 accepts the Plan, then, on, or as soon as reasonably practicable after, the Effective Date, the Pre-petition Indenture Trustees shall be paid the Indenture Trustee Fees in Cash without any corresponding reduction in the distributions to holders of Class A5 Bondholder Claims under the Plan. If Class A5 rejects the Plan, then holders of Class A5 Bondholder Claims may have their distributions under the Plan reduced to the extent that any of the Pre-petition Indenture Trustees exercises any applicable rights under the Pre-petition Bond Indentures to recover its Indenture Trustee Fees from the distributions to be paid to Holders of Class A5 Bondholder Claims under the Plan. Any payment of such costs or expenses shall commensurately reduce the recovery realized under the Plan by holders of Class A5 Bondholder Claims.

(iii)	Status

Class A5 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A5 shall be entitled to vote to accept or reject the Plan.

(d)	Class A6-A: OCD General Unsecured Claims

(i)	Allowance

The Class A6-A Claims shall be allowed or disallowed pursuant to the procedures for resolving disputed, contingent and unliquidated Claims set forth in Article IX below.

(ii)	Treatment

Initial Distribution.

(A) If Class A5 and Class A6-A both accept the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-A Claim, each holder of an Allowed Class A6-A Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-A Claim becomes an Allowed Class A6-A Claim, or (iii) the date on which such Class A6-A Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-A Claim, such holder’s Pro Rata share of the Class A6-A Aggregate Distribution; provided, however, for the avoidance of doubt, that each holder of a Class A6-A Claim that is not an Allowed Claim as of the Effective Date and becomes an Allowed Claim after the Effective Date shall receive (from the Disputed Distribution Reserve, as set forth in Section 9.4(c) hereof) a distribution in the same amount as such holder would have received had such Claim been an Allowed Claim as of the Effective Date; and

(2) on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Class A6-A Claim that has properly and timely exercised its Rights pursuant to the Subscription Documents shall receive those Rights Offering Shares to which it is entitled under the Subscription Documents.

(B) If Class A5 rejects the Plan and Class A6-A accepts the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-A Claim, each holder of an Allowed Class A6-A Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-A Claim becomes an Allowed Class A6-A Claim, or (iii) the date on which such Class A6-A Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-A

Claim, such holder’s Pro Rata share of the product of (x) the Class A6-A Initial Distribution Percentage and (y) the Combined OCD Distribution Package; provided, however, for the avoidance of doubt, that each holder of a Class A6-A Claim that is not an Allowed Claim as of the Effective Date and becomes an Allowed Claim after the Effective Date shall receive (from the Disputed Distribution Reserve, as set forth in Section 9.4(c) hereof) the same distribution as such holder would have received had such Claim been an Allowed Claim as of the Effective Date;

(2) on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Class A6-A Claim that has properly and timely exercised its Rights pursuant to the Subscription Documents shall receive those Rights Offering Shares to which it is entitled under the Subscription Documents; and

(3) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved.

(C) If Class A5 rejects the Plan and Class A6-A rejects the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-A Claim, each holder of an Allowed Class A6-A Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-A Claim becomes an Allowed Class A6-A Claim, or (iii) the date on which such Class A6-A Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-A Claim, such holder’s Pro Rata share of the product of (x) the Class A6-A Initial Distribution Percentage and (y) the Combined OCD Distribution Package; provided, however, for the avoidance of doubt, that each holder of a Class A6-A Claim that is not an Allowed Claim as of the Effective Date and becomes an Allowed Claim after the Effective Date shall receive (from the Disputed Distribution Reserve, as set forth in Section 9.4(c) hereof) the same distribution as such holder would have received had such Claim been an Allowed Claim as of the Effective Date;

(2) the Rights offered to holders of Class A6-A Claims pursuant to the Rights Offering shall be deemed null and void, and the associated Rights Offering Purchase Price Proceeds shall be returned to subscribing holders of Eligible Class A6-A Claims in the amounts and manner set forth in the Subscription Documents; and

(3) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved.

(D) If Class A5 accepts the Plan and Class A6-A rejects the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-A Claim, each holder of an Allowed Class A6-A Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-A Claim becomes an Allowed Class A6-A Claim, or (iii) the date on which such Class A6-A Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-A Claim, such holder’s Pro Rata share of Cash in an amount equal to the product of (x) the Class A6-A Initial Distribution Percentage and (y) the Combined OCD Distribution Package Value; provided, however, for the avoidance of doubt, that each holder of a Class A6-A Claim that is not an Allowed Claim as of the Effective Date and becomes an Allowed Claim after the Effective Date shall receive (from the

Disputed Distribution Reserve, as set forth in Section 9.4(c) hereof) a distribution in the same amount as such holder would have received had such Claim been an Allowed Claim as of the Effective Date;

(2) the Rights offered to holders of Class A6-A Claims pursuant to the Rights Offering shall be deemed null and void, and the associated Rights Offering Purchase Price Proceeds shall be returned to subscribing holders of Eligible Class A6-A Claims in the amounts and manner set forth in the Subscription Documents; and

(3) For purposes of calculating the distributions to holders of Allowed Class A6-A Claims pursuant to Section 3.3(d)(ii)(C)(1) above, the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved.

Final Distribution.

(E) If Class A5 and Class A6-A both accept the Plan, then on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A6-A Claim shall receive its Pro Rata share of that portion of the Class A6-A Aggregate Distribution remaining in the Disputed Distribution Reserve as of such date.

(F) If either Class A5 or Class A6-A rejects the Plan, then on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A6-A Claim shall receive its Pro Rata share of (i) Cash in an amount equal to the Class A6-A Final Distribution Percentage of Excess Available Cash and (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A6-A Final Distribution Percentage of the Excess New OCD Common Stock (solely to the extent such holder received New OCD Common Stock as part of its initial distribution).

(iii)	Status

Class A6-A Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A6-A shall be entitled to vote to accept or reject the Plan.

(e)	Class A6-B: OCD General Unsecured/Senior Indebtedness Claims

(i)	Allowance

The Class A6-B Claims shall be allowed or disallowed pursuant to the procedures for resolving disputed, contingent and unliquidated Claims set forth in Article IX below.

(ii)	Treatment

Initial Distribution.

(A) If Class A5 and Class A6-B both accept the Plan, then:

(1) In full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-B Claim, each holder of an Allowed Class A6-B Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-B Claim becomes an Allowed Class A6-B Claim, or (iii) the date on which such Class A6-B Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of an Allowed Class A6-B Claim, such holder’s Pro Rata share of the Class A6-B Aggregate Distribution; provided, however, for the avoidance of doubt, that each holder of a Class A6-B Claim that is not an Allowed Claim as of the Effective Date and becomes an Allowed Claim after the Effective Date shall receive (from the Disputed Distribution Reserve, as set forth in Section 9.4(c) hereof) a distribution in the same amount as such holder would have received had such Claim been an Allowed Claim as of the Effective Date; and

(2) on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Class A6-B Claim that has properly and timely exercised its Rights pursuant to the Subscription Documents shall receive those Rights Offering Shares to which it is entitled under the Subscription Documents.

(B) If Class A5 rejects the Plan and Class A6-B accepts the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-B Claim, each holder of an Allowed Class A6-B Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-B Claim becomes an Allowed Class A6-B Claim, or (iii) the date on which such Class A6-B Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-B Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A6-B Initial Distribution Percentage, and, subject to Section 3.3(e)(ii)(B)(4) below, (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B;

(2) on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Class A6-B Claim that has properly and timely exercised its Rights pursuant to the Subscription Documents shall receive those Rights Offering Shares to which it is entitled under the Subscription Documents;

(3) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved; and

(4) the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have the right to seek a determination at the Confirmation Hearing that certain or all of the Class A11 Claims should be equitably subordinated or recharacterized.

(C) If Class A5 rejects the Plan and Class A6-B rejects the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-B Claim, each holder of an Allowed Class A6-B Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-B Claim becomes an Allowed Class A6-B Claim, or (iii) the date on which such Class A6-B Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-B Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A6-B Initial Distribution Percentage, and, subject to Section 3.3(e)(ii)(B)(4) below, (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B;

(2) the Rights offered to holders of Class A6-B Claims pursuant to the Rights Offering shall be deemed null and void, and the associated Rights Offering Purchase Price Proceeds shall be returned to subscribing holders of Eligible Class A5 Claims in the amounts and manner set forth in the Subscription Documents;

(3) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved; and

(4) the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have the right to seek a determination at the Confirmation Hearing that certain or all of the Class A11 Claims should be equitably subordinated or recharacterized

(D) If Class A5 accepts the Plan and Class A6-B rejects the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-B Claim, each holder of an Allowed Class A6-B Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-B Claim becomes an Allowed Class A6-B Claim, or (iii) the date on which such Class A6-B Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-B Claim, Cash in an amount equal to (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package Value and (x) the Class A6-B Initial Distribution Percentage, and, subject to Section 3.3(e)(ii)(B)(4) below, (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package Value and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B; provided, however, for the avoidance of doubt, that each holder of a Class A6-B Claim that is not an Allowed Claim as of the Effective Date and becomes an Allowed Claim after the Effective Date shall receive (from the Disputed Distribution Reserve, as set forth in Section 9.4(c) hereof) a distribution in the same amount as such holder would have received had such Claim been an Allowed Claim as of the Effective Date;

(2) the Rights offered to holders of Class A6-B Claims pursuant to the Rights Offering shall be deemed null and void, and the associated Rights Offering Purchase Price Proceeds shall be returned to subscribing holders of Eligible Class A6-B Claims in the amounts and manner set forth in the Subscription Documents;

(3) For purposes of calculating the distributions to holders of Allowed Class A6-B Claims pursuant to Section 3.3(e)(ii)(C)(1) above, the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be preserved; and

(4) For purposes of calculating the distributions to holders of Allowed Class A6-B Claims pursuant to Section 3.3(e)(ii)(C)(1) above, the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have the right to seek a determination at the Confirmation Hearing that certain or all of the Class A11 Claims should be equitably subordinated or recharacterized.

Final Distribution.

(E) If Class A5 and Class A6-B both accept the Plan, then on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A6-B Claim shall receive its Pro Rata share of that portion of the Class A6-B Aggregate Distribution remaining in the Disputed Distribution Reserve as of such date.

(F) If either Class A5 or Class A6-B rejects the Plan, then on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A6-B Claim shall receive its Pro Rata share of:

(1) (i) Cash in an amount equal to the Class A6-B Final Distribution Percentage of the Excess Available Cash and (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A6-B Final Distribution Percentage of the Excess New OCD Common Stock (solely to the extent such holder received New OCD Common Stock as part of its initial distribution); and

(2) Cash and New OCD Common Stock in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash, the Supplemental Excess New OCD Common Stock (solely to the extent such holder received New OCD Common Stock as part of its initial distribution), respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B.

(iii)	Status

Class A6-B Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A6-B shall be entitled to vote to accept or reject the Plan.

(f)	Class A7: OC Asbestos Personal Injury Claims

(i)	Estimated Amount

Solely for purposes of the Plan (but not for Allowance or distribution purposes), the Class A7 Claims shall be estimated at the Class A7 Aggregate Amount.

(ii)	Treatment

ALL OC ASBESTOS PERSONAL INJURY CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST SHALL BE FUNDED IN THE MANNER DESCRIBED BELOW. THE SOLE RECOURSE OF THE HOLDER OF AN OC ASBESTOS PERSONAL INJURY CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY OC ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

Nothing contained in this Section 3.3(f) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any other Person in connection with or arising out of a Class A7 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust.

(iii)	Funding of the OC Sub-Account

(A) If Class A5 accepts the Plan, then:

(1) on the Effective Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account: (i) $1.25 billion in Cash; (ii) the OC Asbestos Personal Injury Liability Insurance Assets; (iii) the OCD Insurance Escrow; and (iv) the right to receive settlement payments due under the AIG Settlement Agreement, the Affiliated FM Settlement Agreement, and the Century Settlement Agreement as provided for therein;

(2) on the Effective Date, Reorganized OCD shall execute and deliver the Contingent Note to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and Reorganized OCD’s obligations under the Contingent Note shall be secured by fifty-one percent (51%) of the voting stock of one or more Subsidiaries of Reorganized OCD as determined by the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representative and the Backstop Providers to be appropriate to comply with 11 U.S.C. § 524(g)(2)(B)(i)(III), pursuant to the terms of the Trust Stock Pledge; and

(3) on the Effective Date, Reorganized OCD shall authorize and provide for the reservation in treasury of the Reserved New OCD Shares pursuant to the Amended and Restated Certificate of Incorporation of Reorganized OCD and related documents.

(B) If Class A5 rejects the Plan, then:

(1) on the Effective Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account: (i) $1.25 billion in Cash; (ii) the OC Asbestos Personal Injury Liability Insurance Assets; (iii) the OCD Insurance Escrow; and (iv) the right to receive settlement payments due under the AIG Settlement Agreement, the Affiliated FM Settlement Agreement, and the Century Settlement Agreement as provided for therein;

(2) on the Effective Date, Reorganized OCD shall execute and deliver the Trust Promissory Note to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and Reorganized OCD’s obligations under the Trust Promissory Note shall be secured by fifty-one percent (51%) of the voting stock of one or more Subsidiaries of Reorganized OCD as determined by the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representative and the Backstop Providers to be appropriate to comply with 11 U.S.C. § 524(g)(2)(B)(i)(III), pursuant to the terms of the Trust Stock Pledge;

(3) on the Effective Date, Reorganized OCD shall authorize and provide for the reservation in treasury of the Reserved New OCD Shares pursuant to the Amended and Restated Certificate of Incorporation of Reorganized OCD and related documents;

(4) on the Initial Distribution Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account a number of shares of New OCD Common Stock equal to (A) the New OCD Common Stock component of that portion of the Combined OCD Distribution Package equal to the product of (x) the Class A7 Initial Distribution Percentage and (y) the Combined OCD Distribution Package, less (B) 98.2 million shares of New OCD Common Stock; provided, however, that notwithstanding the date on which any distribution of New OCD Common Stock is actually made to the Asbestos Personal Injury Trust, the Asbestos Personal Injury Trust shall be deemed to have the rights and benefits of a holder of such New OCD Common Stock as if it were distributed as of the Effective Date.

(C) If Class A5 rejects the Plan, then on or as soon as reasonably practicable after the Final Distribution Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class A7 Final Distribution Percentage of Excess Available Cash and (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A7 Final Distribution Percentage of the Excess New OCD Common Stock.

(D) Regardless of whether Class A5 accepts or rejects the Plan, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust those defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights described in Section 1.4(b) of the Asbestos Personal Injury Trust Agreement.

(E) Notwithstanding anything to the contrary herein, and regardless of whether Class A5 accepts or rejects the Plan, the FB/OC Asbestos Settlement Payment shall be made to the FB Sub-Account from the distribution made, or otherwise entitled to be made, to the OC Sub-Account pursuant to Section 3.3(f)(iii)(A) or Section 3.3(f)(iii)(B) above, as may be applicable.

(iv)	Status

Class A7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A7 shall be entitled to vote to accept or reject the Plan.

(g)	Class A10: OCD Intercompany Claims

(i)	Allowance

All material issues regarding Class A10 Claims that are not resolved among the Plan Proponents or otherwise prior to the Confirmation Hearing, shall be determined by the Court at the Confirmation Hearing.

(ii)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class A10 Claim, on, or as soon as reasonably practicable after, the Initial Distribution Date, each holder of an Allowed Class A10 Claim shall be credited with value equal to such holder’s Pro Rata share of the Class A10 Distribution Amount.

(iii)	Status

Class A10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A10 shall be entitled to vote to accept or reject the Plan.

(h)	Class A11: OCD Subordinated Claims

(i)	Allowance

Subject to Sections 3.3(c)(ii)(B)(4) and 3.3(e)(ii)(B)(4) above, the Class A11 Claims related to the MIPS Claims and Interests and the OCFBV Class A11 Claim shall be Allowed in the amounts of approximately $253.2 million and $23.3 million, respectively. All material issues regarding any other asserted Class A11 Claims that are not resolved among the Plan Proponents or otherwise prior to the Confirmation Hearing (including any issues regarding the distributions on account of such asserted Class A11 Claims) shall be determined by the Court at the Confirmation Hearing.

(ii)	Treatment

(A) If each of Classes A5, A6-A, A6-B, A7, A10 and A11 accepts the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A11 Claim, on, or as soon as reasonably practicable after the Effective Date, but no later than the Initial Distribution Date, each holder of an Allowed Class A11 Claim (other than any Affiliate of OCD, including, without limitation, Owens-Corning Capital L.L.C.) shall receive such holder’s Pro Rata share of the Class A11 Warrants;

(2) on or before the later to occur of (i) the sixtieth (60th) day after the first Business Day on which each of the FAIR Act Conditions shall have been satisfied, and (ii) the sixtieth (60th) day after the Initial Distribution Date, each holder of an Allowed Class A11 Claim (other than any Affiliate of OCD, including, without limitation, Owens-Corning Capital L.L.C.) shall have the right to exchange without cost such holder’s Class A11 Warrants for such holder’s Pro Rata share of 6.142% of the fully-diluted New OCD Common Stock, assuming the exchange of all Class A11 Warrants and Class A12-A Warrants for New OCD Common Stock, but exclusive of any options issued to the management of Reorganized OCD (and restricted shares and options reserved for future issuance to management) pursuant to the Management and Director Arrangements or otherwise;

(3) each holder of an Allowed Class A11 Claim (other than any Affiliate of OCD, including, without limitation, Owens-Corning Capital L.L.C.) shall be entitled to receive and retain the distributions set forth in this Section 3.3(h)(ii)(A) notwithstanding any subordination provisions in the applicable agreements or instruments subordinating such Claims, and each holder of a Claim against or Interest in OCD shall be deemed to have waived and released all contractual, legal and equitable rights and claims, if any, to such distributions or to subordinate or recharacterize any of the Allowed Class A11 Claims, whether such rights and claims arise under such subordination provisions, Section 510 of the Bankruptcy Code or otherwise;

(4) for the avoidance of doubt, the term “Pro Rata” as used in this Section 3.3(h)(ii)(A) shall not include any Class A11 Claims held by Affiliates of OCD (including, without limitation, Owens-Corning Capital L.L.C.); and

(5) on, or as soon as reasonably practicable after, the Effective Date, the trustees in respect of the Class A11 Claims shall be paid Cash in the amount of their reasonable fees and expenses, including attorneys’ fees, without any corresponding reduction in the distributions to holders of Allowed Class A11 Claims under the Plan.

(B) If any of Classes A5, A6-A, A6-B, A7, A10 or A11 rejects the Plan, then holders of Allowed Class A11 Claims shall not receive the distributions set forth in Section 3.3(h)(ii)(A) above, and, subject to Sections 3.3(c)(ii)(B)(4) and 3.3(e)(ii)(C)(4) above, any and all distributions which otherwise would have been made to holders of Allowed Claims in Class A11 had such Claims not been subordinated in accordance with the applicable agreements or instruments subordinating such Claims shall be, and shall be deemed to be, paid or issued to the holders of Allowed Claims in Classes A4, A5 and/or A6-B in accordance with the distribution procedures for such Classes in Sections 3.3(b)(ii), 3.3(c)(ii) and 3.3(e)(ii), respectively.

(iii)	Status

Class A11 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A11 shall be entitled to vote to accept or reject the Plan.

(i)	Class A12-A: Existing OCD Common Stock

(i)	Treatment

(A) If each of Classes A5, A6-A, A6-B, A7, A10, A11 and A12-A accepts the Plan, then:

(1) in full satisfaction, release and discharge of, and in exchange for, its Existing OCD Common Stock, on, or as soon as reasonably practicable after the Effective Date, but no later than the Initial Distribution Date, each holder of Existing OCD Common Stock shall receive such holder’s Pro Rata share of the Class A12-A Warrants.

(2) on or before the later to occur of (i) the sixtieth (60th) day after the first Business Day on which each of the FAIR Act Conditions shall have been satisfied, and (ii) the sixtieth (60th) day after the Initial Distribution Date, each holder of Existing OCD Common Stock shall have the right to exchange without cost such holder’s Class A12-A Warrants for such holder’s Pro Rata share of fourteen and three-quarters percent (14.75%) of the fully-diluted New OCD Common Stock, assuming the exchange of all Class A11 Warrants and Class A12-A Warrants for New OCD Common Stock, but exclusive of any options issued to the management of Reorganized OCD (and restricted shares and options reserved for future issuance to management) pursuant to the Management and Director Arrangements or otherwise.

(B) If any of Classes A5, A6-A, A6-B, A7, A10, A11 or A12-A rejects the Plan, then no holder of Existing OCD Common Stock shall be entitled to, or shall receive or retain, any property or interest in property on account of such Existing OCD Common Stock.

(ii)	Status

Class A12-A Interests are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Interests in Class A12-A shall be entitled to vote to accept or reject the Plan.

(j)	Class A12-B: OCD Interests Other Than Existing OCD Common Stock

(i)	Treatment

On the Effective Date, all of the Class A12-B Interests outstanding as of the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain, any property or interest in property on account of such Class A12-B Interests.

(ii)	Status

Class A12-B Interests are Impaired. The holders of the Interests in Class A12-B are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

3.4	Fibreboard (Classes B1 through B12)

(a)	Class B3: Fibreboard Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class B3 Claim becomes an Allowed Class B3 Claim, or (iii) the date on which such Class B3 Claim becomes due and payable pursuant to any agreement between Fibreboard and a holder of a Class B3 Claim, each holder of an Allowed Class B3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class B3 Claim (a) Cash in an amount equal to the amount of such Allowed Class B3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Fibreboard and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class B6 or Class B9 that desires treatment of such Claim as a Fibreboard Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class B3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B3 shall be entitled to vote to accept or reject the Plan.

(b)	Class B4: Fibreboard Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class B4 Claim, each holder of an Allowed Class B4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Fibreboard, an amount equal to the Class B4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class B4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class B4 is Unimpaired under the Plan).

(c)	Class B6: Fibreboard General Unsecured Claims

(i)	Treatment

If Class B6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class B6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class B6 Claim becomes an Allowed Class B6 Claim, and (iii) the date on which such Class B6 Claim becomes due and payable pursuant to any agreement between Fibreboard and a holder of a Class B6 Claim, each holder of an Allowed Class B6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class B6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class B6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof; provided further, however, that notwithstanding anything to the contrary herein, holders of Allowed Class B6 Claims which are FB Asbestos Property Damage Claims, if any, shall be paid first from any applicable insurance.

If Class B6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class B6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class B6 Claim becomes an Allowed Class B6 Claim, and (iii) the date on which such Class B6 Claim becomes due and payable pursuant to any agreement between Fibreboard and a holder of a Class B6 Claim, each holder of an Allowed Class B6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class B6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof; provided further, however, that notwithstanding anything to the contrary herein, holders of Allowed Class B6 Claims which are FB Asbestos Property Damage Claims, if any, shall be paid first from any applicable insurance.

(ii)	Status

Class B6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B6 shall be entitled to vote to accept or reject the Plan.

(d)	Class B8: FB Asbestos Personal Injury Claims

(i)	Estimated Amount

Solely for purposes of the Plan (but not for Allowance or distribution purposes), the Class B8 Claims shall be estimated at the Class B8 Aggregate Amount.

(ii)	Treatment

ALL FB ASBESTOS PERSONAL INJURY CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL

INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST SHALL BE FUNDED IN THE MANNER DESCRIBED BELOW. THE SOLE RECOURSE OF THE HOLDER OF AN FB ASBESTOS PERSONAL INJURY CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

Nothing contained in this Section 3.4(d) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any other Person in connection with or arising out of a Class B8 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust.

(iii)	Funding of the FB Sub-Account

On the Effective Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the Committed Claims Account; (ii) the FB Sub-Account Settlement Payment; and (iii) those defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights described in Section 1.4(b) of the Asbestos Personal Injury Trust Agreement. In addition, on or after the Effective Date, the FB/OC Asbestos Settlement Payment shall be made to the FB Sub-Account pursuant to Section 3.3(f)(iii)(E) above.

The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustee of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign the Existing Fibreboard Insurance Settlement Trust Assets to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter.

The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets.

(iv)	Status

Class B8 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B8 shall be entitled to vote to accept or reject the Plan.

(e)	Class B10: Fibreboard Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class B10 Claim, each holder of an Allowed Class B10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class B10 Claim (excluding post-petition interest).

(ii)	Status

Class B10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B10 shall be entitled to vote to accept or reject the Plan.

(f)	Class B12: Fibreboard Interests

(i)	Treatment

Each holder of an Allowed Interest in Class B12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class B12 is Unimpaired and holders of Class B12 Interests are thus not entitled to vote to accept or reject the Plan.

3.5	ESI (Classes C1 through C12)

(a)	Class C3: ESI Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class C3 Claim becomes an Allowed Class C3 Claim, or (iii) the date on which such Class C3 Claim becomes due and payable pursuant to any agreement between ESI and a holder of a Class C3 Claim, each holder of an Allowed Class C3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class C3 Claim (a) Cash in an amount equal to the amount of such Allowed Class C3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as ESI and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class C6 that desires treatment of such Claim as an ESI Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class C3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C3 shall be entitled to vote to accept or reject the Plan.

(b)	Class C4: ESI Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class C4 Claim, each holder of an Allowed Class C4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in ESI, an amount equal to the Class C4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class C4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class C4 is Unimpaired under the Plan).

(c)	Class C6: ESI General Unsecured Claims

(i)	Treatment

If Class C6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class C6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class C6 Claim becomes an Allowed Class C6 Claim, and (iii) the date on which such Class C6 Claim becomes due and payable pursuant to any agreement between ESI and a holder of a Class C6 Claim, each holder of an Allowed Class C6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class C6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class C6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class C6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class C6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class C6 Claim becomes an Allowed Class C6 Claim, and (iii) the date on which such Class C6 Claim becomes due and payable pursuant to any agreement between ESI and a holder of a Class C6 Claim, each holder of an Allowed Class C6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class C6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class C6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C6 shall be entitled to vote to accept or reject the Plan.

(d)	Class C10: ESI Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class C10 Claim, each holder of an Allowed Class C10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class C10 Claim (excluding post-petition interest).

(ii)	Status

Class C10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C10 shall be entitled to vote to accept or reject the Plan.

(e)	Class C12: ESI Interests

(i)	Treatment

Each holder of an Allowed Interest in Class C12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class C12 is Unimpaired and holders of Class C12 Interests are thus not entitled to vote to accept or reject the Plan.

3.6	Vytec (Classes D1 through D12) [8]

(a)	Class D3: Vytec Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class D3 Claim becomes an Allowed Class D3 Claim, or (iii) the date on which such Class D3 Claim becomes due and payable pursuant to any agreement between Vytec and a holder of a Class D3 Claim, each holder of an Allowed Class D3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class D3 Claim (a) Cash in an amount equal to the amount of such Allowed Class D3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Vytec and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class D6 that desires treatment of such Claim as an Vytec Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

[8]	The Vytec treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that Vytec files for bankruptcy prior to the Confirmation Hearing.

(iii)	Status

Class D3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D3 shall be entitled to vote to accept or reject the Plan.

(b)	Class D4: Vytec Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class D4 Claim, each holder of an Allowed Class D4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Vytec, an amount equal to the Class D4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class D4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class D4 is Unimpaired under the Plan).

(c)	Class D6: Vytec General Unsecured Claims

(i)	Treatment

If Class D6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class D6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class D6 Claim becomes an Allowed Class D6 Claim, and (iii) the date on which such Class D6 Claim becomes due and payable pursuant to any agreement between Vytec and a holder of a Class D6 Claim, each holder of an Allowed Class D6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class D6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate9; provided, however, that distributions with respect to Class D6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class D6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class D6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class D6 Claim becomes an Allowed Class D6 Claim, and (iii) the date on which such Class D6 Claim becomes due and payable pursuant to any agreement between Vytec and a holder of a Class D6 Claim, each holder of an Allowed Class D6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class D6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

[9]	In the event that Vytec files a Chapter 11 case prior to the Confirmation Hearing, the Debtors and Vytec reserve the right, to the extent the Debtors and Vytec then deem appropriate, to file a motion as promptly after Vytec’s petition date as practicable seeking the payment of any outstanding pre-petition amounts owing to Vytec’s critical trade vendors.

(ii)	Status

Class D6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D6 shall be entitled to vote to accept or reject the Plan.

(d)	Class D10: Vytec Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class D10 Claim, each holder of an Allowed Class D10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class D10 Claim (excluding post-petition interest).

(ii)	Status

Class D10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D10 shall be entitled to vote to accept or reject the Plan.

(e)	Class D12: Vytec Interests

(i)	Treatment

Each holder of an Allowed Interest in Class D12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class D12 is Unimpaired and holders of Class D12 Interests are thus not entitled to vote to accept or reject the Plan.

3.7	Soltech (Classes E1 through E12)

(a)	Class E3: Soltech Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class E3 Claim becomes an Allowed Class E3 Claim, or (iii) the date on which such Class E3 Claim becomes due and payable pursuant to any agreement between Soltech and a holder of a Class E3 Claim, each holder of an Allowed Class E3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class E3 Claim (a) Cash in an amount equal to the amount of such Allowed Class E3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Soltech and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class E6 that desires treatment of such Claim as a Soltech Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class E3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E3 shall be entitled to vote to accept or reject the Plan.

(b)	Class E4: Soltech Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class E4 Claim, each holder of an Allowed Class E4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Soltech, an amount equal to the Class E4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class E4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class E4 is Unimpaired under the Plan).

(c)	Class E6: Soltech General Unsecured Claims

(i)	Treatment

If Class E6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class E6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class E6 Claim becomes an Allowed Class E6 Claim, and (iii) the date on which such Class E6 Claim becomes due and payable pursuant to any agreement between Soltech and a holder of a Class E6 Claim, each holder of an Allowed Class E6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class E6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class E6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class E6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class E6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class E6 Claim becomes an Allowed Class E6 Claim, and (iii) the date on which such Class E6 Claim becomes due and payable pursuant to any agreement between Soltech and a holder of a Class E6 Claim, each holder of an Allowed Class E6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class E6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class E6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E6 shall be entitled to vote to accept or reject the Plan.

(d)	Class E10: Soltech Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class E10 Claim, each holder of an Allowed Class E10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class E10 Claim (excluding post-petition interest)

(ii)	Status

Class E10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E10 shall be entitled to vote to accept or reject the Plan.

(e)	Class E12: Soltech Interests

(i)	Treatment

Each holder of an Allowed Interest in Class E12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class E12 is Unimpaired and holders of Class E12 Interests are thus not entitled to vote to accept or reject the Plan.

3.8	OCFT (Classes F1 through F12)

(a)	Class F3: OCFT Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class F3 Claim becomes an Allowed Class F3 Claim, or (iii) the date on which such Class F3 Claim becomes due and payable pursuant to any agreement between OCFT and a holder of a Class F3 Claim, each holder of an Allowed Class F3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class F3 Claim (a) Cash in an amount equal to the amount of such Allowed Class F3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as OCFT and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class F6 that desires treatment of such Claim as an OCFT Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class F3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F3 shall be entitled to vote to accept or reject the Plan.

(b)	Class F4: OCFT Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class F4 Claim, each holder of an Allowed Class F4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in OCFT, an amount equal to the Class F4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class F4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class F4 is Unimpaired under the Plan).

(c)	Class F6: OCFT General Unsecured Claims

(i)	Treatment

If Class F6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class F6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class F6 Claim becomes an Allowed Class F6 Claim, and (iii) the date on which such Class F6 Claim becomes due and payable pursuant to any agreement between OCFT and a holder of a Class F6 Claim, each holder of an Allowed Class F6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class F6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class F6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class F6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class F6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class F6 Claim becomes an Allowed Class F6 Claim, and (iii) the date on which such Class F6 Claim becomes due and payable pursuant to any agreement between OCFT and a holder of a Class F6 Claim, each holder of an Allowed Class F6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class F6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class F6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F6 shall be entitled to vote to accept or reject the Plan.

(d)	Class F10: OCFT Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class F10 Claim, each holder of an Allowed Class F10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class F10 Claim (excluding post-petition interest).

(ii)	Status

Class F10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F10 shall be entitled to vote to accept or reject the Plan.

(e)	Class F12: OCFT Interests

(i)	Treatment

Each holder of an Allowed Interest in Class F12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class F12 is Unimpaired and holders of Class F12 Interests are thus not entitled to vote to accept or reject the Plan.

3.9	OC Sweden (Classes G1 through G12)[10]

(a)	Class G3: OC Sweden Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class G3 Claim becomes an Allowed Class G3 Claim, or (iii) the date on which such Class G3 Claim becomes due and payable pursuant to any agreement between OC Sweden and a holder of a Class G3 Claim, each holder of an Allowed Class G3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class G3 Claim (a) Cash in an amount equal to the amount of such Allowed Class G3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as OC Sweden and such holder shall have agreed in writing.

[10]	The OC Sweden treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that OC Sweden files for bankruptcy prior to the Confirmation Hearing.

(ii)	Election

Any holder of a Claim in Class G6 that desires treatment of such Claim as an OC Sweden Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class G3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G3 shall be entitled to vote to accept or reject the Plan.

(b)	Class G4: OC Sweden Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class G4 Claim, each holder of an Allowed Class G4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in OC Sweden, an amount equal to the Class G4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class G4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class G4 is Unimpaired under the Plan).

(c)	Class G6: OC Sweden General Unsecured Claims

(i)	Treatment

If Class G6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class G6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class G6 Claim becomes an Allowed Class G6 Claim, and (iii) the date on which such Class G6 Claim becomes due and payable pursuant to any agreement between OC Sweden and a holder of a Class G6 Claim, each holder of an Allowed Class G6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class G6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class G6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class G6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class G6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class G6 Claim becomes an Allowed Class G6 Claim, and (iii) the date on which such Class G6 Claim becomes due and payable pursuant to any agreement between OC Sweden and a holder of a Class G6 Claim, each holder of an Allowed Class G6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code;

provided, however, that distributions with respect to Class G6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class G6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G6 shall be entitled to vote to accept or reject the Plan.

(d)	Class G10: OC Sweden Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class G10 Claim, each holder of an Allowed Class G10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class G10 Claim (excluding post-petition interest).

(ii)	Status

Class G10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G10 shall be entitled to vote to accept or reject the Plan.

(e)	Class G12: OC Sweden Interests

(i)	Treatment

Each holder of an Allowed Interest in Class G12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class G12 is Unimpaired and holders of Class G12 Interests are thus not entitled to vote to accept or reject the Plan.

3.10	IPM (Classes H1 through H12)[11]

(a)	Class H3: IPM Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class H3 Claim becomes an Allowed Class H3 Claim, or (iii) the date on which such Class H3 Claim becomes due and payable pursuant to any agreement between IPM and a holder of a Class H3 Claim, each holder of an Allowed Class H3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class H3 Claim (a) Cash in an amount equal

[11]	The IPM treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that IPM files for bankruptcy prior to the Confirmation Hearing to the amount of such Allowed Class H3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as IPM and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class H6 that desires treatment of such Claim as an IPM Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class H3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H3 shall be entitled to vote to accept or reject the Plan.

(b)	Class H4: IPM Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class H4 Claim, each holder of an Allowed Class H4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in IPM, an amount equal to the Class H4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class H4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class H4 is Unimpaired under the Plan).

(c)	Class H6: IPM General Unsecured Claims

(i)	Treatment

If Class H6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class H6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class H6 Claim becomes an Allowed Class H6 Claim, and (iii) the date on which such Class H6 Claim becomes due and payable pursuant to any agreement between IPM and a holder of a Class H6 Claim, each holder of an Allowed Class H6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class H6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class H6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class H6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class H6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial

Distribution Date, (ii) the date on which such Class H6 Claim becomes an Allowed Class H6 Claim, and (iii) the date on which such Class H6 Claim becomes due and payable pursuant to any agreement between IPM and a holder of a Class H6 Claim, each holder of an Allowed Class H6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class H6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class H6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H6 shall be entitled to vote to accept or reject the Plan.

(d)	Class H10: IPM Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class H10 Claim, each holder of an Allowed Class H10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class H10 Claim (excluding post-petition interest).

(ii)	Status

Class H10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H10 shall be entitled to vote to accept or reject the Plan.

(e)	Class H12: IPM Interests

(i)	Treatment

Each holder of an Allowed Interest in Class H12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class H12 is Unimpaired and holders of Class H12 Interests are thus not entitled to vote to accept or reject the Plan.

3.11	Integrex (Classes I1 through I12)

(a)	Class I3: Integrex Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class I3 Claim becomes an Allowed Class I3 Claim, or (iii) the date on which such Class I3 Claim becomes due and payable pursuant to any agreement between Integrex and a holder of a Class I3 Claim, each holder of an Allowed Class I3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class I3 Claim (a) Cash in an amount equal to the amount of such Allowed Class I3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Integrex and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class I6 that desires treatment of such Claim as an Integrex Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class I3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I3 shall be entitled to vote to accept or reject the Plan.

(b)	Class I4: Integrex Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class I4 Claim, each holder of an Allowed Class I4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) above; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Integrex, an amount equal to the Class I4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class I4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I4 shall be entitled to vote to accept or reject the Plan (consistent with the Voting Procedures, the Debtors take the position that Class I4 is Unimpaired under the Plan).

(c)	Class I6: Integrex General Unsecured Claims

(i)	Treatment

If Class I6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class I6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class I6 Claim becomes an Allowed Class I6 Claim, and (iii) the date on which such Class I6 Claim becomes due and payable pursuant to any agreement between Integrex and a holder of a Class I6 Claim, each holder of an Allowed Class I6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class I6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class I6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class I6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class I6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class I6 Claim becomes an Allowed Class I6 Claim, and (iii) the date on which such Class I6 Claim becomes due and payable pursuant to any agreement between Integrex and a holder of a Class I6 Claim, each holder of an Allowed Class I6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class I6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class I6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I6 shall be entitled to vote to accept or reject the Plan.

(d)	Class I7: Integrex Asbestos Personal Injury Claims

(i)	Treatment

In the event that Class A5 or Class A6-B rejects the Plan and the Bankruptcy Court determines that holders of Class I7 Claims have Allowed Claims against Integrex under the Contribution Agreement or on account of any related successor liability, veil-piercing or related claims, then on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account Cash (if any) with an aggregate value as of the Effective Date equal to the amount of such Allowed Class I7 Claim (if any).

(ii)	Status

Class I7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I7 shall be entitled to vote to accept or reject the Plan.

(e)	Class I10: Integrex Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class I10 Claim, each holder of an Allowed Class I10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class I10 Claim (excluding post-petition interest).

(ii)	Status

Class I10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I10 shall be entitled to vote to accept or reject the Plan.

(f)	Class I12: Integrex Interests

(i)	Treatment

Each holder of an Allowed Interest in Class I12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class I12 is Unimpaired and holders of Class I12 Interests are thus not entitled to vote to accept or reject the Plan.

3.12	CDC (Classes J1 through J12)

(a)	Class J3: CDC Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class J3 Claim becomes an Allowed Class J3 Claim, or (iii) the date on which such Class J3 Claim becomes due and payable pursuant to any agreement between CDC and a holder of a Class J3 Claim, each holder of an Allowed Class J3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class J3 Claim (a) Cash in an amount equal to the amount of such Allowed Class J3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as CDC and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class J6 that desires treatment of such Claim as a CDC Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class J3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class J3 shall be entitled to vote to accept or reject the Plan.

(b)	Class J6: CDC General Unsecured Claims

(i)	Treatment

If Class J6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class J6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class J6 Claim becomes an Allowed Class J6 Claim, and (iii) the date on which such Class J6 Claim becomes due and payable pursuant to any agreement between CDC and a holder of a Class J6 Claim, each holder of an Allowed Class J6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class J6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class J6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class J6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class J6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class J6 Claim becomes an Allowed Class J6 Claim, and (iii) the date on which such Class J6 Claim becomes due and payable pursuant to any agreement between CDC and a holder of a Class J6 Claim, each holder of an Allowed Class J6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class J6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class J6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class J6 shall be entitled to vote to accept or reject the Plan.

(c)	Class J10: CDC Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class J10 Claim, each holder of an Allowed Class J10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class J10 Claim (excluding post-petition interest).

(ii)	Status

Class J10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class J10 shall be entitled to vote to accept or reject the Plan.

(d)	Class J12: CDC Interests

(i)	Treatment

Each holder of an Allowed Interest in Class J12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class J12 is Unimpaired and holders of Class J12 Interests are thus not entitled to vote to accept or reject the Plan.

3.13	OCHT (Classes K1 through K12)

(a)	Class K3: OCHT Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class K3 Claim becomes an Allowed Class K3 Claim, or (iii) the date on which such Class K3 Claim becomes due and payable pursuant to any agreement between OCHT and a holder of a Class K3 Claim, each holder of an Allowed Class K3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class K3 Claim (a) Cash in an amount equal to the amount of such Allowed Class K3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as OCHT and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class K6 that desires treatment of such Claim as a OCHT Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class K3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class K3 shall be entitled to vote to accept or reject the Plan.

(b)	Class K6: OCHT General Unsecured Claims

(i)	Treatment

If Class K6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class K6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class K6 Claim becomes an Allowed Class K6 Claim, and (iii) the date on which such Class K6 Claim becomes due and payable pursuant to any agreement between OCHT and a holder of a Class K6 Claim, each holder of an Allowed Class K6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class K6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class K6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class K6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class K6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class K6 Claim becomes an Allowed Class K6 Claim, and (iii) the date on which such Class K6 Claim becomes due and payable pursuant to any agreement between OCHT and a holder of a Class K6 Claim, each holder of an Allowed Class K6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class K6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class K6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class K6 shall be entitled to vote to accept or reject the Plan.

(c)	Class K10: OCHT Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class K10 Claim, each holder of an Allowed Class K10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class K10 Claim (excluding post-petition interest).

(ii)	Status

Class K10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class K10 shall be entitled to vote to accept or reject the Plan.

(d)	Class K12: OCHT Interests

(i)	Treatment

Each holder of an Allowed Interest in Class K12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class K12 is Unimpaired and holders of Class K12 Interests are thus not entitled to vote to accept or reject the Plan.

3.14	OC Remodeling (Classes L1 through L12)

(a)	Class L3: OC Remodeling Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class L3 Claim becomes an Allowed Class L3 Claim, or (iii) the date on which such Class L3 Claim becomes due and payable pursuant to any agreement between OC Remodeling and a holder of a Class L3 Claim, each holder of an Allowed Class L3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class L3 Claim (a) Cash in an amount equal to the amount of such Allowed Class L3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as OC Remodeling and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class L6 that desires treatment of such Claim as a OC Remodeling Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class L3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class L3 shall be entitled to vote to accept or reject the Plan.

(b)	Class L6: OC Remodeling General Unsecured Claims

(i)	Treatment

If Class L6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class L6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class L6 Claim becomes an Allowed Class L6 Claim, and (iii) the date on which such Class L6 Claim becomes due and payable pursuant to any agreement between OC Remodeling and a holder of a Class L6 Claim, each holder of an Allowed Class L6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class L6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class L6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class L6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class L6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class L6 Claim becomes an Allowed Class L6 Claim, and (iii) the date on which such Class L6 Claim becomes due and payable pursuant to any agreement between OC Remodeling and a holder of a Class L6 Claim, each holder of an Allowed Class L6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class L6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class L6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class L6 shall be entitled to vote to accept or reject the Plan.

(c)	Class L10: OC Remodeling Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class L10 Claim, each holder of an Allowed Class L10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class L10 Claim (excluding post-petition interest).

(ii)	Status

Class L10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class L10 shall be entitled to vote to accept or reject the Plan.

(d)	Class L12: OC Remodeling Interests

(i)	Treatment

Each holder of an Allowed Interest in Class L12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class L12 is Unimpaired and holders of Class L12 Interests are thus not entitled to vote to accept or reject the Plan.

3.15	Engineered Yarns (Classes M1 through M12)

(a)	Class M3: Engineered Yarns Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class M3 Claim becomes an Allowed Class M3 Claim, or (iii) the date on which such Class M3 Claim becomes due and payable pursuant to any agreement between Engineered Yarns and a holder of a Class M3 Claim, each holder of an Allowed Class M3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class M3 Claim (a) Cash in an amount equal to the amount of such Allowed Class M3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Engineered Yarns and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class M6 that desires treatment of such Claim as an Engineered Yarns Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class M3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class M3 shall be entitled to vote to accept or reject the Plan.

(b)	Class M6: Engineered Yarns General Unsecured Claims

(i)	Treatment

If Class M6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class M6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class M6 Claim becomes an Allowed Class M6 Claim, and (iii) the date on which such Class M6 Claim becomes due and payable pursuant to any agreement between Engineered Yarns and a holder of a Class M6 Claim, each holder of an Allowed Class M6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class M6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class M6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class M6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class M6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class M6 Claim becomes an Allowed Class M6 Claim, and (iii) the date on which such Class M6 Claim becomes due and payable pursuant to any agreement between Engineered Yarns and a holder of a Class M6 Claim, each holder of an Allowed Class M6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class M6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class M6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class M6 shall be entitled to vote to accept or reject the Plan.

(c)	Class M10: Engineered Yarns Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class M10 Claim, each holder of an Allowed Class M10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class M10 Claim (excluding post-petition interest).

(ii)	Status

Class M10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class M10 shall be entitled to vote to accept or reject the Plan.

(d)	Class M12: Engineered Yarns Interests

(i)	Treatment

Each holder of an Allowed Interest in Class M12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class M12 is Unimpaired and holders of Class M12 Interests are thus not entitled to vote to accept or reject the Plan.

3.16	Falcon Foam (Classes N1 through N12)

(a)	Class N3: Falcon Foam Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class N3 Claim becomes an Allowed Class N3 Claim, or (iii) the date on which such Class N3 Claim becomes due and payable pursuant to any agreement between Falcon Foam and a holder of a Class N3 Claim, each holder of an Allowed Class N3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class N3 Claim (a) Cash in an amount equal to the amount of such Allowed Class N3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Falcon Foam and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class N6 that desires treatment of such Claim as a Falcon Foam Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class N3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class N3 shall be entitled to vote to accept or reject the Plan.

(b)	Class N6: Falcon Foam General Unsecured Claims

(i)	Treatment

If Class N6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class N6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class N6 Claim becomes an Allowed Class N6 Claim, and (iii) the date on which such Class N6 Claim becomes due and payable pursuant to any agreement between Falcon Foam and a holder of a Class N6 Claim, each holder of an Allowed Class N6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class N6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class N6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class N6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class N6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class N6 Claim becomes an Allowed Class N6 Claim, and (iii) the date on which such Class N6 Claim becomes due and payable pursuant to any agreement between Falcon Foam and a holder of a Class N6 Claim, each holder of an Allowed Class N6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class N6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class N6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class N6 shall be entitled to vote to accept or reject the Plan.

(c)	Class N10: Falcon Foam Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class N10 Claim, each holder of an Allowed Class N10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class N10 Claim (excluding post-petition interest).

(ii)	Status

Class N10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class N10 shall be entitled to vote to accept or reject the Plan.

(d)	Class N12: Falcon Foam Interests

(i)	Treatment

Each holder of an Allowed Interest in Class N12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class N12 is Unimpaired and holders of Class N12 Interests are thus not entitled to vote to accept or reject the Plan.

3.17	HOMExperts (Classes O1 through O12)

(a)	Class O3: HOMExperts Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class O3 Claim becomes an Allowed Class O3 Claim, or (iii) the date on which such Class O3 Claim becomes due and payable pursuant to any agreement between HOMExperts and a holder of a Class O3 Claim, each holder of an Allowed Class O3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class O3 Claim (a) Cash in an amount equal to the amount of such Allowed Class O3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as HOMExperts and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class O6 that desires treatment of such Claim as a HOMExperts Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class O3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class O3 shall be entitled to vote to accept or reject the Plan.

(b)	Class O6: HOMExperts General Unsecured Claims

(i)	Treatment

If Class O6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class O6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class O6 Claim becomes an Allowed Class O6 Claim, and (iii) the date on which such Class O6 Claim becomes due and payable pursuant to any agreement between HOMExperts and a holder of a Class O6 Claim, each holder of an Allowed Class O6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class O6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class O6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class O6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class O6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class O6 Claim becomes an Allowed Class O6 Claim, and (iii) the date on which such Class O6 Claim becomes due and payable pursuant to any agreement between HOMExperts and a holder of a Class O6 Claim, each holder of an Allowed Class O6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class O6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class O6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class O6 shall be entitled to vote to accept or reject the Plan.

(c)	Class O10: HOMExperts Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class O10 Claim, each holder of an Allowed Class O10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class O10 Claim (excluding post-petition interest).

(ii)	Status

Class O10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class O10 shall be entitled to vote to accept or reject the Plan.

(d)	Class O12: HOMExperts Interests

(i)	Treatment

Each holder of an Allowed Interest in Class O12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class O12 is Unimpaired and holders of Class O12 Interests are thus not entitled to vote to accept or reject the Plan.

3.18	Professional Services (Classes P1 through P12)

(a)	Class P3: Professional Services Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class P3 Claim becomes an Allowed Class P3 Claim, or (iii) the date on which such Class P3 Claim becomes due and payable pursuant to any agreement between Professional Services and a holder of a Class P3 Claim, each holder of an Allowed Class P3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class P3 Claim (a) Cash in an amount equal to the amount of such Allowed Class P3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Professional Services and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class P6 that desires treatment of such Claim as a Professional Services Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class P3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class P3 shall be entitled to vote to accept or reject the Plan.

(b)	Class P6: Professional Services General Unsecured Claims

(i)	Treatment

If Class P6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class P6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class P6 Claim becomes an Allowed Class P6 Claim, and (iii) the date on which such Class P6 Claim becomes due and payable pursuant to any agreement between Professional Services and a holder of a Class P6 Claim, each holder of an Allowed Class P6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class P6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class P6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class P6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class P6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class P6 Claim becomes an Allowed Class P6 Claim, and (iii) the date on which such Class P6 Claim becomes due and payable pursuant to any agreement between Professional Services and a holder of a Class P6 Claim, each holder of an Allowed Class P6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class P6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class P6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class P6 shall be entitled to vote to accept or reject the Plan.

(c)	Class P10: Professional Services Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class P10 Claim, each holder of an Allowed Class P10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class P10 Claim (excluding post-petition interest).

(ii)	Status

Class P10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class P10 shall be entitled to vote to accept or reject the Plan.

(d)	Class P12: Professional Services Interests

(i)	Treatment

Each holder of an Allowed Interest in Class P12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class P12 is Unimpaired and holders of Class P12 Interests are thus not entitled to vote to accept or reject the Plan.

3.19	Testing Systems (Classes Q1 through Q12)

(a)	Class Q3: Testing Systems Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class Q3 Claim becomes an Allowed Class Q3 Claim, or (iii) the date on which such Class Q3 Claim becomes due and payable pursuant to any agreement between Testing Systems and a holder of a Class Q3 Claim, each holder of an Allowed Class Q3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class Q3 Claim (a) Cash in an amount equal to the amount of such Allowed Class Q3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Testing Systems and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class Q6 that desires treatment of such Claim as a Testing Systems Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class Q3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class Q3 shall be entitled to vote to accept or reject the Plan.

(b)	Class Q6: Testing Systems General Unsecured Claims

(i)	Treatment

If Class Q6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class Q6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class Q6 Claim becomes an Allowed Class Q6 Claim, and (iii) the date on which such Class Q6 Claim becomes due and payable pursuant to any agreement between Testing Systems and a holder of a Class Q6 Claim, each holder of an Allowed Class Q6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class Q6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class Q6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class Q6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class Q6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class Q6 Claim becomes an Allowed Class Q6 Claim, and (iii) the date on which such Class Q6 Claim becomes due and payable pursuant to any agreement between Testing Systems and a holder of a Class Q6 Claim, each holder of an Allowed Class Q6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class Q6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class Q6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class Q6 shall be entitled to vote to accept or reject the Plan.

(c)	Class Q10: Testing Systems Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class Q10 Claim, each holder of an Allowed Class Q10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class Q10 Claim (excluding post-petition interest).

(ii)	Status

Class Q10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class Q10 shall be entitled to vote to accept or reject the Plan.

(d)	Class Q12: Testing Systems Interests

(i)	Treatment

Each holder of an Allowed Interest in Class Q12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class Q12 is Unimpaired and holders of Class Q12 Interests are thus not entitled to vote to accept or reject the Plan.

3.20	Supply Chain Solutions (Classes R1 through R12)

(a)	Class R3: Supply Chain Solutions Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class R3 Claim becomes an Allowed Class R3 Claim, or (iii) the date on which such Class R3 Claim becomes due and payable pursuant to any agreement between Supply Chain Solutions and a holder of a Class R3 Claim, each holder of an Allowed Class R3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class R3 Claim (a) Cash in an amount equal to the amount of such Allowed Class R3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Supply Chain Solutions and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class R6 that desires treatment of such Claim as a Supply Chain Solutions Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class R3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class R3 shall be entitled to vote to accept or reject the Plan.

(b)	Class R6: Supply Chain Solutions General Unsecured Claims

(i)	Treatment

If Class R6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class R6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class R6 Claim becomes an Allowed Class R6 Claim, and (iii) the date on which such Class R6 Claim becomes due and payable pursuant to any agreement between

Supply Chain Solutions and a holder of a Class R6 Claim, each holder of an Allowed Class R6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class R6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class R6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class R6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class R6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class R6 Claim becomes an Allowed Class R6 Claim, and (iii) the date on which such Class R6 Claim becomes due and payable pursuant to any agreement between Supply Chain Solutions and a holder of a Class R6 Claim, each holder of an Allowed Class R6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class R6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class R6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class R6 shall be entitled to vote to accept or reject the Plan.

(c)	Class R10: Supply Chain Solutions Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class R10 Claim, each holder of an Allowed Class R10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class R10 Claim (excluding post-petition interest).

(ii)	Status

Class R10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class R10 shall be entitled to vote to accept or reject the Plan.

(d)	Class R12: Supply Chain Solutions Interests

(i)	Treatment

Each holder of an Allowed Interest in Class R12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class R12 is Unimpaired and holders of Class R12 Interests are thus not entitled to vote to accept or reject the Plan.

3.21	Ventures (Classes S1 through S12)

(a)	Class S3: Ventures Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class S3 Claim becomes an Allowed Class S3 Claim, or (iii) the date on which such Class S3 Claim becomes due and payable pursuant to any agreement between Ventures and a holder of a Class S3 Claim, each holder of an Allowed Class S3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class S3 Claim (a) Cash in an amount equal to the amount of such Allowed Class S3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Ventures and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class S6 that desires treatment of such Claim as a Ventures Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class S3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class S3 shall be entitled to vote to accept or reject the Plan.

(b)	Class S6: Ventures General Unsecured Claims

(i)	Treatment

If Class S6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class S6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class S6 Claim becomes an Allowed Class S6 Claim, and (iii) the date on which such Class S6 Claim becomes due and payable pursuant to any agreement between Ventures and a holder of a Class S6 Claim, each holder of an Allowed Class S6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class S6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class S6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class S6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class S6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class S6 Claim becomes an Allowed Class S6 Claim, and (iii) the date on which such Class S6 Claim becomes due and payable pursuant to any agreement between Ventures and a holder of a Class S6 Claim, each holder of an Allowed Class S6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class S6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class S6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class S6 shall be entitled to vote to accept or reject the Plan.

(c)	Class S10: Ventures Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class S10 Claim, each holder of an Allowed Class S10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class S10 Claim (excluding post-petition interest).

(ii)	Status

Class S10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class S10 shall be entitled to vote to accept or reject the Plan.

(d)	Class S12: Ventures Interests

(i)	Treatment

Each holder of an Allowed Interest in Class S12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class S12 is Unimpaired and holders of Class S12 Interests are thus not entitled to vote to accept or reject the Plan.

3.22	Jefferson Holdings (Classes T1 through T12)

(a)	Class T3: Jefferson Holdings Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class T3 Claim becomes an Allowed Class T3 Claim, or (iii) the date on which such Class T3 Claim becomes due and payable pursuant to any agreement between Jefferson Holdings and a holder of a Class T3 Claim, each holder of an Allowed Class T3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class T3 Claim (a) Cash in an amount equal to the amount of such Allowed Class T3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as Jefferson Holdings and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class T6 that desires treatment of such Claim as a Jefferson Holdings Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class T3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class T3 shall be entitled to vote to accept or reject the Plan.

(b)	Class T6: Jefferson Holdings General Unsecured Claims

(i)	Treatment

If Class T6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class T6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class T6 Claim becomes an Allowed Class T6 Claim, and (iii) the date on which such Class T6 Claim becomes due and payable pursuant to any agreement between Jefferson Holdings and a holder of a Class T6 Claim, each holder of an Allowed Class T6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class T6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class T6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class T6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class T6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class T6 Claim becomes an Allowed Class T6 Claim, and (iii) the date on which such Class T6 Claim becomes due and payable pursuant to any agreement between Jefferson Holdings and a holder of a Class T6 Claim, each holder of an Allowed Class T6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code; provided, however, that distributions with respect to Class T6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class T6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class T6 shall be entitled to vote to accept or reject the Plan.

(c)	Class T10: Jefferson Holdings Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class T10 Claim, each holder of an Allowed Class T10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class T10 Claim (excluding post-petition interest).

(ii)	Status

Class T10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class T10 shall be entitled to vote to accept or reject the Plan.

(d)	Class T12: Jefferson Holdings Interests

(i)	Treatment

Each holder of an Allowed Interest in Class T12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class T12 is Unimpaired and holders of Class T12 Interests are thus not entitled to vote to accept or reject the Plan.

3.23	OC Overseas (Classes U1 through U12)

(a)	Class U3: OC Overseas Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class U3 Claim becomes an Allowed Class U3 Claim, or (iii) the date on which such Class U3 Claim becomes due and payable pursuant to any agreement between OC Overseas and a holder of a Class U3 Claim, each holder of an Allowed Class U3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class U3 Claim (a) Cash in an amount equal to the amount of such Allowed Class U3 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate or (b) such other treatment as OC Overseas and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class U6 that desires treatment of such Claim as an OC Overseas Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class U3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class U3 shall be entitled to vote to accept or reject the Plan.

(b)	Class U6: OC Overseas General Unsecured Claims

(i)	Treatment

If Class U6 accepts the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class U6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class U6 Claim becomes an Allowed Class U6 Claim, and (iii) the date on which such Class U6 Claim becomes due and payable pursuant to any agreement between OC Overseas and a holder of a Class U6 Claim, each holder of an Allowed Class U6 Claim shall receive Cash in an amount equal to the amount of such Allowed Class U6 Claim plus post-petition interest thereon calculated at the applicable federal judgment rate; provided, however, that distributions with respect to Class U6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

If Class U6 rejects the Plan, then in full satisfaction, release and discharge of, and in exchange for, its Allowed Class U6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class U6 Claim becomes an Allowed Class U6 Claim, and (iii) the date on which such Class U6 Claim becomes due and payable pursuant to any agreement between OC Overseas and a holder of a Class U6 Claim, each holder of an Allowed Class U6 Claim shall receive Cash in such amount as may be required under Section 1129(b)(2)(B)(i) of the Bankruptcy Code;

provided, however, that distributions with respect to Class U6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) hereof.

(ii)	Status

Class U6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class U6 shall be entitled to vote to accept or reject the Plan.

(c)	Class U10: OC Overseas Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class U10 Claim, each holder of an Allowed Class U10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class U10 Claim (excluding post-petition interest).

(ii)	Status

Class U10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class U10 shall be entitled to vote to accept or reject the Plan.

(d)	Class U12: OC Overseas Interests

(i)	Treatment

Each holder of an Allowed Interest in Class U12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class U12 is Unimpaired and holders of Class U12 Interests are thus not entitled to vote to accept or reject the Plan.

3.24	FAIR Act

(a)	FAIR Act Enacted Prior to the Effective Date

If the FAIR Act has been enacted into law prior to the Effective Date (and, in the event the FAIR Act has been challenged in a court of competent jurisdiction within two (2) months after the date of enactment of the FAIR Act, such challenge has been denied pursuant to a Final Order), then there shall be no distribution by the Debtors pursuant to the Plan on account of Asbestos Personal Injury Claims, except (i) the Debtors shall make any distributions as may be required by the FAIR Act, and (ii) the Fibreboard Insurance Settlement Trust shall be administered in accordance with the FAIR Act. In such event, any distributions to holders of Claims and Interests (if any) shall be determined based upon the then distributable value of OCD (net of the required FAIR Act payment described in clause (i) of the preceding sentence), and shall take into consideration the treatment of and the distributions to the remaining holders of Claims and Interests as set forth in Sections 3.1 through 3.23 hereof (net of the required FAIR Act payment described in clause (i) of the preceding sentence). The treatment of Claims and Interests, described in Sections 3.1 through 3.23 hereof, are premised upon the assumption that the FAIR Act shall not have been enacted into law prior to the Effective Date

(b)	FAIR Act Enacted on or Subsequent to the Effective Date and Prior to the Trigger Date

(i)	Subject to acceptance of the Plan by Class A5, in the event that (A) the FAIR Act has been enacted into law on or subsequent to the Effective Date, but on or before the Trigger Date, and the FAIR Act has not been challenged in a court of competent jurisdiction on or before March 31, 2007, or (B) the FAIR Act has been enacted into law on or before the Trigger Date and has been challenged in a court of competent jurisdiction on or before March 31, 2007, but such challenge is ultimately denied pursuant to a Final Order, then the Contingent Note and the Trust Stock Pledge shall (and shall be deemed to) be automatically cancelled and defeased without further notice or order of Court and shall be of no further force and effect whatsoever, and no Reserved New OCD Shares shall be issued or delivered to the OC Sub-Account or the FB Sub-Account.

(ii)	Subject to acceptance of the Plan by Class A5, in the event that the FAIR Act has been enacted into law on or subsequent to the Effective Date, but on or before the Trigger Date, but has been challenged in a court of competent jurisdiction on or before March 31, 2007, and such challenge ultimately succeeds pursuant to a Final Order, then the Contingent Note (including any interest accrued thereon) shall become payable in accordance with its terms and the Reserved New OCD Shares shall be issued and delivered by Reorganized OCD to the OC Sub-Account and the FB Sub-Account within three (3) Business Days of the date on which the order upholding the challenge to the FAIR Act becomes a Final Order; provided, however, that neither the Contingent Note (including any interest accrued thereon) shall become payable, nor shall the Reserved New OCD Shares be issued or delivered, prior to January 1, 2007.

(c)	FAIR Act Not Enacted Prior to the Trigger Date

Subject to acceptance of the Plan by Class A5, in the event that the FAIR Act has not been enacted into law on or before the Trigger Date, then the Contingent Note (including any interest accrued thereon) shall become payable and the Reserved New OCD Shares shall be issued and delivered to the Asbestos Personal Injury Trust on a date to be determined by Reorganized OCD (on notice to the Asbestos Personal Injury Trust) that is no earlier than January 1, 2007 and no later than January 8, 2007.

(d)	No Impact on Asbestos Personal Injury Permanent Channeling Injunction

The Asbestos Personal Injury Permanent Channeling Injunction and the other injunctive and related provisions of the Plan, including, without limitation, Sections 3.3, 3.4, 5.16 and 5.17 of the Plan, shall remain in full force and effect to the fullest extent possible under applicable law whether or not the FAIR Act is ever enacted.

3.25	Reservation of Rights Regarding Claims

Except as otherwise expressly provided in the Plan, nothing herein shall, or shall be deemed to, affect or impair any of the Debtors’ or Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. The Claims against any particular Debtor that are Unimpaired shall remain the obligations solely of such Debtor and shall not become obligations of any other Debtor or Reorganized Debtor.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1	Impaired Classes of Claims and Interests Entitled to Vote

Subject to Sections 4.3 and 4.4 hereof, holders of Claims or Interests in each Impaired Class of Claims or Interests that receive or retain property pursuant to the Plan shall be entitled to vote separately to accept or reject the Plan.

4.2	Acceptance by an Impaired Class

Pursuant to Section 1126(c) of the Bankruptcy Code, but subject to Section 4.3 below, an impaired Class of Claims shall have accepted the Plan if, after excluding any Claims held by any holder designated pursuant to Section 1126(e) of the Bankruptcy Code, (a) the holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (b) more than one-half in number of such Allowed Claims actually voting in such Class have voted to accept the Plan.

4.3	Acceptance Pursuant To Section 524 Of The Bankruptcy Code

Pursuant to Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, the respective Classes of Class A7 OC Asbestos Personal Injury Claims, Class I7 Integrex Asbestos Personal Injury Claims and Class B8 FB Asbestos Personal Injury Claims shall be deemed to have accepted the Plan only if the holders of at least 75 percent of those Claims voting in each such Class have voted to accept the Plan.

4.4	Presumed Acceptances by Unimpaired Classes

Classes of Claims or Interests designated as unimpaired are conclusively presumed to have voted to accept the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the votes of such Claim holders will not be solicited.

4.5	Classes Deemed to Have Rejected the Plan

Impaired Classes of Claims or Interests that do not receive or retain property under the Plan are conclusively presumed to have voted to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and the votes of such Claim or Interest holders will not be solicited.

4.6	Confirmability and Severability of the Plan

(a)	Consensual Confirmation

The Confirmation requirements of Section 1129(a) of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of all Debtors in this Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate Chapter 11 plan for each such Debtor.

(b)	Cramdown

With respect to any impaired Class of Claims or Interests that fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, excluding Classes A7, I7 and B8 and including any classes that may be created pursuant to amendments to the Plan, the Plan Proponents request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to such non-accepting classes, in which case or cases, the Plan shall constitute a motion for such relief.

(c)	Reservation of Rights

The Plan Proponents reserve the right to modify or withdraw the Plan, any other plan, or the Plan in its entirety, for any reason, including, without limitation, in the event that any separate plan for a particular Debtor is not confirmed. In addition, should the Plan, or any individual Debtor’s plan, fail to be accepted by the requisite number and amount of Claims and Interests voting, as required to satisfy Sections 524(g) (in the case of any Debtor subject to Asbestos Personal Injury Claims) and 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Plan Proponents reserve the right to amend, modify or withdraw the Plan in its entirety.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1	Continued Corporate Existence

Following confirmation and consummation of the Plan, the Reorganized Debtors will continue to exist as separate corporate entities in accordance with the laws of their respective states of incorporation and pursuant to their respective certificates or articles of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and bylaws are amended pursuant to the Plan or as otherwise provided under the Restructuring Transactions. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC’s major business lines. The planning for this restructuring is ongoing. The Restructuring Transactions (including a summary of the corporate actions necessary to accomplish the Restructuring Transactions) shall be summarized in Schedule XX, which shall be in form and substance satisfactory to the Debtors and the other Plan Proponents, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

5.2	Cancellation of Debt and Debt Agreements

(a) On the Effective Date, (i) the Debt shall be cancelled and extinguished and (ii) the obligations of the Debtors, CSFB as agent for the Bank Holders and the Pre-petition Indenture Trustees under the Debt Agreements shall be discharged. Notwithstanding the foregoing, each of the Pre-petition Bond Indentures shall continue in effect solely for the purposes of (x) allowing the Pre-petition Indenture Trustee to make distributions to holders of Allowed Class A5 Claims pursuant to the Plan and (y) permitting the Pre-petition Indenture Trustee to maintain any rights or liens it may have for fees, costs, expenses and indemnification under its indenture or other agreement or applicable law, but the foregoing shall not result in any expense or liability to any Reorganized Debtor other than as expressly provided for in the Plan. The Charging Liens of the Pre-petition Indenture Trustees will be discharged solely upon payment in full of the Indenture Trustee Fees, and nothing herein shall be deemed to impair, waive or discharge any Charging Lien for any fees and expenses not paid by the Reorganized Debtors.

(b) No Reorganized Debtor shall have any obligations to any Pre-petition Indenture Trustee, agent or service (or to any disbursing agent replacing a Pre-petition Indenture Trustee, agent or service) for any fees, costs or expenses, except as expressly provided in the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Class A5, the Pre-petition Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

5.3	Cancellation of OCD Interests

Except as otherwise expressly provided in the Plan, as of the Effective Date, by virtue of the Plan, and without any action necessary on the part of the holders thereof or any corporate action, except as specified in the Plan, all of the OCD Interests outstanding at the Effective Date shall be cancelled, extinguished and retired, and, subject in the case of Existing OCD Common Stock to Section 3.3(i)(i)(A) hereof, no consideration shall be paid or delivered with respect thereto.

5.4	Certificates of Incorporation and Bylaws

The certificate or articles of incorporation and bylaws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will also include provisions (i) creating the New OCD Common Stock, and (ii), to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of Exhibit A and Exhibit B, to be filed at least ten (10) Business Days prior to the Objection Deadline.

5.5	Exculpation and Limitation of Liability

(a) No Claimant Released Party or Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or other right of an equity security holder, or any other party in interest, or any Person claiming by or through them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the Disclosure Statement, the Restructuring Transactions, the Rights Offering Documents (including, without limitation, any of the Subscription Documents), the Trust Registration Rights Agreement, the Collar Agreements, the Class A11 Warrants, the Class A12-A Warrants or the Plan Support Agreement, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the Rights Offering, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and each Claimant Released Party and Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

(b) Notwithstanding any other provision herein, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through them, nor any of their respective Related Persons, shall have any Claim or right of action against any Claimant Released Party or any Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the Disclosure Statement, the Restructuring Transactions, any of the Rights Offering Documents (including, without limitation, any of the Subscription Documents), the Trust Registration Rights Agreement, the Collar Agreements, the Class A11 Warrants, the Class A12-A Warrants or the Plan Support Agreement, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the Rights Offering, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

(c) The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to Section 5.13 of the Plan.

(d) The foregoing exculpation and limitation on liability are an integral part of the Plan and are essential to its implementation. Each Person being exculpated, or whose liability is being limited, pursuant to this Section 5.5 shall have the right to independently seek the enforcement of the terms of this Section 5.5.

5.6	Restructuring Transactions

On or after the Effective Date, any Reorganized Debtor may enter into Restructuring Transactions and may take such actions as may be necessary or appropriate to effect such Restructuring Transactions, as may be determined by such Reorganized Debtor to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms herein and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms herein and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable law; and (iv) all other actions which the applicable entities may determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of all or certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC’s major business lines as described in the Disclosure Statement, with a detailed description of the actions and steps required to implement the Restructuring Transactions to be filed at least ten (10) Business Days prior to the Objection Deadline. On or prior to, or as soon as practicable after, the Effective Date, the Debtors or the Reorganized Debtors may take such steps as may be necessary or appropriate to effectuate Restructuring Transactions that satisfy the requirements set forth in this Section 5.6. The Restructuring Transactions shall be authorized and approved by the Confirmation Order pursuant to, among other provisions, Sections 1123 and 1141 of the Bankruptcy Code and Section 303 of Title 8 of the Delaware Code, without any further notice, action, third-party consents, court order or process of any kind.

5.7	Issuance of New OCD Securities

(a) On or after the Effective Date, Reorganized OCD shall issue for distribution in accordance with the terms of the Plan (i) the New OCD Common Stock, including, without limitation, the Unsubscribed Shares and the Rights Offering Shares, and (ii) the Class A11 Warrants and the Class A12-A Warrants, and may also refinance the obligations owed to the Bank Holders under the 1997 Credit Agreement through the execution of the Exit Facility and the issuance of the Senior Notes (if applicable).

(b) All of the shares of New OCD Common Stock issued pursuant to the Plan, including, without limitation, the Unsubscribed Shares and the Rights Offering Shares, on or after the Effective Date, as the case may be, will be fully paid and non-assessable.

(c) The issuance and distribution of any and all of (i) the New OCD Securities, including, without limitation, any and all of the Unsubscribed Shares, the Rights Offering Shares, the Reserved New OCD Shares, the Class A11 Warrants, the Class A12-A Warrants and any shares of New OCD Common Stock issued upon exercise or exchange of the Class A11 Warrants or the Class A12-A Warrants, (ii) the Rights (if, and to the extent, applicable), (iii) any and all New OCD Common Stock (or appropriate equivalent interests) and options to purchase shares of New OCD Common Stock granted under or in connection with the Employee Arrangements and Management and Director Arrangements, and (iv) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued, authorized or reserved under or in connection with the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities law to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, Section 1145 of the Bankruptcy Code.

5.8	Rights Offering

(a)	Eligibility for Participation in Rights Offering

Each holder of an Eligible Class A5 Claim, Eligible Class A6-A Claim and Eligible Class A6-B Claim as of the Rights Offering Record Date shall be entitled to participate in the Rights Offering as and to the extent provided in the Subscription Documents.

(b)	Issuance of Rights

The Rights issued to the holders of Eligible Class A5 Claims, Eligible Class A6-A Claims and Eligible Class A6-B Claims pursuant to the Rights Offering shall entitle such holders to purchase, on a Pro Rata basis (calculated pursuant to the terms of the Subscription Documents), the Rights Offering Shares at the Subscription Price pursuant to the terms and conditions set forth in the Subscription Documents and this Section 5.8, provided that each such subscribing holder shall have timely executed a Subscription Agreement, which shall be distributed to such holder together with such holder’s Ballot as part of the solicitation materials, and otherwise satisfies the requirements set forth in the Subscription Documents and Section 5.8(d) below.

(c)	Subscription Period

The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Time. After the Subscription Expiration Time, any and all unexercised Rights shall automatically terminate without further notice or order of Court, and any purported exercise of any such unexercised Rights by any Person shall be null and void. Reorganized OCD shall not (and shall have no obligation to) honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Time, regardless of when the documents relating to such exercise were purportedly delivered or executed.

(d)	Exercise of Rights

In order to exercise a Right, each holder of an Eligible Class A5 Claim, Eligible Class A6-A Claim and Eligible Class A6-B Claim entitled to exercise such Right shall: (i) return a duly completed and signed Subscription Agreement to the relevant Subscription Agent so that such documents are received by such Subscription Agent on or before the Subscription Expiration Time; and (ii) pay to the relevant Subscription Agent (on behalf of the Debtors) on or before the Subscription Expiration Time in Cash in an amount equal to the aggregate Subscription Price for the Rights Offering Shares elected to be purchased by such holder, which payment shall be made by wire transfer in accordance with the wire instructions set forth on the Subscription Agreement. If, prior to the Subscription Expiration Time, the relevant Subscription Agent for any reason has not received from a given holder of Rights (i) a duly completed and signed Subscription Agreement, and (ii) Cash, in an amount equal to such holder’s aggregate Subscription Price for the Rights Offering Shares elected to be purchased by such holder, then such holder shall be deemed to have not validly exercised its Rights and to have relinquished and waived its ability to participate in the Rights Offering; provided, however, that the Unsubscribed Shares shall include those Rights Offering Shares corresponding to the Rights not validly exercised pursuant to the Rights Offering. Each holder shall execute the certification set forth in the Subscription Agreement regarding such holder’s ownership of the Claim giving rise to the Rights. The Purchase Price Proceeds shall be deposited by or on behalf of the Subscription Agent in the Rights Offering Account. In the event that the Rights Offering Account is held by an entity other than OCD (or any of its Affiliates), then the Purchase Price Proceeds shall be remitted to OCD on or before the Effective Date in such manner as may be reasonably satisfactory to OCD and the other Plan Proponents consistent with the Rights Offering Documents.

(e)	Transfer Restriction; No Revocation

The Rights shall not be independently transferable (but may be transferred along with the underlying Class A5, Class A6-A or Class A6-B Claim). Additionally, once a holder of Rights has properly exercised its Rights pursuant to the Subscription Documents, such exercise cannot be revoked for any reason.

(f)	Purchase by Investor of Unsubscribed Shares

As promptly as practicable, but in any event at least four (4) Business Days prior to the Effective Date, the Debtors shall give the Investor by electronic facsimile transmission the certification by an executive officer of OCD (conforming to the requirements specified in the Equity Commitment Agreement for such certification) of either (i) the number of Unsubscribed Shares and the aggregate purchase price therefor, calculated based upon a purchase price per Unsubscribed Share equal to the Subscription Price, or (ii) in the absence of any Unsubscribed Shares, confirmation that there are no Unsubscribed Shares and that the Backstop Commitment, as defined in the Equity Commitment Agreement, has been terminated. Pursuant to the terms of the Equity Commitment Agreement and provided that all conditions precedent set forth therein have been satisfied, the Investor shall purchase in Cash on the Effective Date any and all of the Unsubscribed Shares and shall pay to OCD or, if applicable, Reorganized OCD Cash in an amount equal to the aggregate purchase price set forth in the notice described in clause (i) of the immediately preceding sentence. For the avoidance of doubt, the Unsubscribed Shares shall include those Rights Offering Shares corresponding to the Rights offered to holders of Class A6-A Claims and Class A6-B Claims but deemed null and void in the event the respective Class rejects the Plan.

(g)	Distribution of Rights Offering Shares

(i)	On or as soon as reasonably practicable after the Effective Date, but no later than the Initial Distribution Date, Reorganized OCD shall issue the Rights Offering Shares to those holders of Eligible Class A5 Claims, Eligible Class A6-A Claims and Eligible Class A6-B Claims that properly exercised their Rights pursuant to the Subscription Documents, subject, in each case, to acceptance of the Plan by the applicable Class pursuant to Sections 3.3(c)(ii), 3.3(d)(ii) and 3.3(e)(ii) above.

(ii)	Solely in the event there are any Unsubscribed Shares after the Subscription Expiration Time, on the Effective Date, Reorganized OCD shall issue and deliver to the account of the Investor (or such other accounts as the Investor may designate) the Unsubscribed Shares, and the Investor shall pay in Cash the aggregate purchase price for the Unsubscribed Shares as set forth in the notice described in clause (i) of Section 5.8(f) hereof by wire transfer of federal (same day) funds to the account specified by OCD to the Investor at least twenty-four (24) hours in advance, and otherwise in accordance with the terms of the Equity Commitment Agreement.

(h)	Interest

In the event that any Rights Offering Purchase Price Proceeds are repaid or otherwise returned to any Person (including any holder of an Eligible Class A5 Claim, Eligible Class A6-A Claim or Eligible Class A6-B Claim) making such payment, such Rights Offering Purchase Price Proceeds shall be returned together with any simple interest actually earned thereon after the Subscription Expiration Time.

(i)	Validity of Exercise of Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Rights shall be determined by OCD in accordance with the Rights Offering Documents. Such determinations shall be final and binding. OCD, with the consultation of the relevant Subscription Agent, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Rights. Subscription Agreements shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as OCD, with the consultation of the relevant Subscription Agent, determines. Neither OCD nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Agreements or incur any liability for failure to give such notification. For the avoidance of doubt, the Unsubscribed Shares shall include those Rights Offering Shares corresponding to the Rights not validly exercised pursuant to the Rights Offering.

(j)	Return of Rights Offering Purchase Price Proceeds

In the event that the Plan Proponents revoke, withdraw or fail to consummate the Plan pursuant to Section 14.15 herein, or the conditions precedent to the occurrence of the Effective Date shall not have been satisfied or waived in accordance with Section 12.2 herein, the Subscription Agent, OCD or Reorganized OCD, as the case may be, shall, within five (5) Business Days of such event or failure to consummate the Plan, return to each Person that exercised a Right such Person’s ratable portion of the Rights Offering Purchase Price Proceeds together with any simple interest actually earned thereon after the Subscription Expiration Time.

5.9	Offerings of Senior Notes

Reorganized OCD reserves the right to conduct offerings of Senior Notes prior to or after the Initial Distribution Date, as it may deem appropriate (subject to the reasonable consent of the other Plan Proponents).

5.10	Put and Call Options and Registration Rights Agreements

(a)	Put and Call Options

On or before the Effective Date, OCD and the Backstop Providers, and/or such other Persons reasonably satisfactory to the Asbestos Personal Injury Trust, the Backstop Providers and OCD, shall enter into the Collar Agreements. OCD’s rights and obligations under the Collar Agreements shall be, and shall be deemed to be, assigned to the Asbestos Personal Injury Trust on the Effective Date pursuant to and in accordance with the terms and conditions of the Collar Agreements, except to the extent otherwise provided in such Collar Agreements, and the Confirmation Order shall so provide. In the event that the Reserved New OCD Shares are issued and delivered to the OC Sub-Account pursuant to Sections 3.3(f)(iii)(B), 3.24(b) or 3.24(c) above, then pursuant to the terms and conditions of the Collar Agreements (i) the Asbestos Personal Injury Trust shall grant the Call Options to the Backstop Providers (or such other Persons set forth in the Collar Agreements), and (ii) the Backstop Providers (or such other Persons set forth in the Collar Agreements) shall grant the Put Options to the Asbestos Personal Injury Trust.

(b)	Registration Rights Agreements

On the Effective Date, (i) the Investor Registration Rights Agreement shall be deemed effective and binding upon OCD or Reorganized OCD, as the case may be, the Investor and the Backstop Providers, and (ii) the Trust Registration Rights Agreement shall be deemed effective and binding upon Reorganized OCD and the Asbestos Personal Injury Trust, in each case with respect to shares of New OCD Common Stock received by each such Person pursuant to the Plan (whether as a direct distribution, pursuant to the exercise of Rights, pursuant to the exercise or exchange of the Call Options or the Put Options or otherwise), and as otherwise provided for in the applicable Registration Rights Agreement, on the terms set forth in the applicable Registration Rights Agreement.

5.11	[Intentionally Omitted]

5.12	Revesting of Assets

Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Encumbrances, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

5.13	Rights of Action

Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits or proceedings accruing to, or for the benefit of, the Debtors or the Estates pursuant to the Bankruptcy Code, or pursuant to any other statute or legal theory, which are not released pursuant to the Plan, and which consist of, or relate to, any Material Rights of Action (with the exception of those Material Rights of Action, if any, set forth on Schedule XIII), any Avoidance Actions (if any) set forth on Schedule XIV as determined by the Plan Proponents, any Commercial Claims, any other causes of action against Persons set forth in Schedule III of the Plan and any suits or proceedings for recovery under any policies of insurance issued to or on behalf of the Debtors (other than policies that constitute OC Asbestos Personal Injury Liability Insurance Assets). The Reorganized Debtors shall be deemed the appointed representative to, and may pursue, litigate, compromise and settle any such rights, remedies, claims, causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successors who hold such rights.

5.14	Effectuating Documents; Further Transactions

The chairman of the OCD Board of Directors, the chief executive officer, chief restructuring officer, president, chief financial officer or any other appropriate officer of OCD or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions herein. The secretary or assistant secretary of OCD or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

5.15	Exemption from Certain Transfer Taxes

Pursuant to Section 1146 of the Bankruptcy Code, any transfers in the United States from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

5.16	Releases and Injunctions Related to Releases

(a)	Releases by Debtors

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons shall be deemed to completely and forever release, waive, void, extinguish and discharge (1) any and all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons against any of (i) the Released Parties, (ii) the DIP Agent and the holders of DIP Facility Claims, (iii) the Pre-petition Indenture Trustees, and (iv) the Persons who are Related Persons of Persons listed in clauses (ii)-(iii) above, and (2) any and all Avoidance Actions (including, without limitation, any NSP Avoidance Actions) not otherwise released in the foregoing clause (1), with the sole exception of those Avoidance Actions (if any) set forth on Schedule XIV as determined by the Plan Proponents, which schedule shall not include any NSP Avoidance Actions. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the Debtors having made the Initial Bank Holders’ Distribution, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons shall also be deemed to completely and forever release, waive, void, extinguish and discharge any and all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons (including, without limitation, any and all Avoidance Actions), which have been brought, or may be brought, against any of the Bank Holders.

(b)	Releases by Holders of Claims and Interests

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated, and each of their respective Related Persons, shall be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Debtors’ or the Reorganized Debtors’ obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against the Claimant Released Parties.

(c)	Injunction Related to Releases

Except as otherwise provided herein or in the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, each Person that has held, currently holds or may hold a Claim that is released pursuant to this Section 5.16 of the Plan or other obligation, suit, judgment, damages, debt, right, remedy, cause of action, liability, Interest or other right of an equity security holder released pursuant to this Section 5.16 of the Plan, and each other party in interest and each of their respective Related Persons, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise on account of or based on the subject matter of any such released Claims or other released obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, to any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Encumbrance; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under Section 5.16(a) or Section 5.16(b), as applicable; and (v) commencing or continuing in any manner, in any place of any action, which in any such case does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

(d)	Injunction Relating to Certain Insurers

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Hartford Entities pursuant to Section VI of the Hartford Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the provisions of the Hartford Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Hartford Entities that seeks to enforce any rights under, through or related to the Hartford Policies.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Mt. McKinley Entities pursuant to the Mt. McKinley Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Mt. McKinley Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Mt. McKinley Entities that seeks to enforce any rights under, through or related to the Mt. McKinley Policies.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the AIG Company Entities pursuant to the AIG Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the AIG Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the AIG Company Entities that seeks to enforce any rights under, through or related to the AIG Policies.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Affiliated FM Entities pursuant to the Affiliated FM Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Affiliated FM Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Affiliated FM Entities that seeks to enforce any rights under, through or related to the Affiliated FM Policy.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Allianz Entities pursuant to the Allianz Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Allianz Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Allianz Entities that seeks to enforce any rights under, through or related to the Allianz Policies.

Except as to any rights with respect to which the Debtors explictly declined to give a release to the Century Entities pursuant to the Century Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Century Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Century Entities that seeks to enforce any rights under, through or related to the Century Policies.

(e)	Supplementary Section 105(a) Injunction

Pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each holder of a Bank Holders Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any Enjoined Action against any of the Non-Debtor Subsidiaries after the Effective Date with respect to any obligations, liabilities or responsibilities whatsoever arising under or related to the 1997 Credit Agreement, any of the guaranties, instruments or other documents executed or delivered in connection therewith, or otherwise.

(f)	Deemed Consent

By submitting a Ballot and not electing to withhold consent to the releases of the Released Parties by marking the appropriate box on the Ballot, each holder of a Claim or Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases and injunctions set forth in Sections 5.16(b) and (c).

(g)	No Waiver

The release set forth in Subsection (a) of this Section 5.16 shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to the Plan.

(h)	Integral to Plan

Each of the releases and injunctions provided in this Section 5.16 is an integral part of the Plan and is essential to its implementation. Each of the Persons being released under, or protected by the injunctions set forth in, this Section 5.16 shall have the right to independently seek the enforcement of such release and injunction.

5.17	Permanent Injunctions and Asbestos Personal Injury Permanent Channeling Injunction

(a)	General Injunction

In order to supplement, where necessary, the injunctive effect of the discharge as provided in Section 1141 of the Bankruptcy Code, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan shall be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability (including, without limitation, any OC Asbestos Property Damage Claim or any FB Asbestos Property Damage Claim), or terminated Interest or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or terminated Interests or rights of an equity security holder.

(b)	Asbestos Personal Injury Permanent Channeling Injunction

PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS SHALL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED, BARRED AND ENJOINED FROM TAKING ANY ENJOINED ACTION, OR PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIM OR ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIM AGAINST ANY OF THE DEBTORS, ANY OF THE REORGANIZED DEBTORS, ANY PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING OR RECEIVING PAYMENT OF, ON OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS OR ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIMS (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE PLAN).

(c)	No Waiver

Nothing contained in the Asbestos Personal Injury Permanent Channeling Injunction shall be deemed a waiver of any claim, right, remedy or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of an Asbestos Personal Injury Claim.

(d)	Integral to Plan

Each of the injunctions provided in this Section 5.17 is an integral part of the Plan and is essential to its implementation. Each of the Released Parties, Claimant Released Parties, the Protected Parties and any other Persons being protected by the injunctions set forth in this Section 5.17 shall have the right to independently seek the enforcement of such injunctions.

5.18	Directors and Officers of Reorganized Debtors

(a)	Directors of Reorganized Debtors

(i) Appointment. Subject to the Amended and Restated Bylaws of Reorganized OCD, the Reorganized OCD Board shall initially consist of sixteen (16) members, consisting of the twelve (12) Continuing Directors, one (1) member to be named by the Asbestos Claimants’ Committee, one (1) member to be named by the Future Claimants’ Representative and two (2) members to be named by the Ad Hoc Bondholders’ Committee. The identities of the members to be named by the Asbestos Claimants’ Committee, the Future Claimants’ Representative and the Ad Hoc Bondholders’ Committee shall be disclosed on Schedule XIX, to be filed no later than ten (10) Business Days prior to the Objection Deadline, which shall be in form and substance satisfactory to the Debtors.

(ii) Terms. Subject to the Amended and Restated Bylaws of Reorganized OCD, the Reorganized OCD Board shall initially be divided into three classes, designated Class I, Class II and Class III, respectively, with five (5) directors in Class I, five (5) directors in Class II and six (6) directors in Class III. Nine (9) of the Continuing Directors shall serve in Class II and Class III, the one director to be named by the Future Claimants’ Representative shall serve in Class III, the one director to be named by the Asbestos Claimants’ Committee shall serve in Class III, and the remaining directors shall serve in Class I. At the first annual meeting of stockholders, which shall be held no earlier than the first anniversary of the Effective Date, the terms of office of the Class I directors shall expire and Class I directors shall be nominated and elected for a full term of three years in accordance with the provisions of the Amended and Restated Bylaws of Reorganized OCD. At the second annual meeting of stockholders, the terms of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the terms of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Subject to the Amended and Restated Bylaws of Reorganized OCD, notwithstanding anything to the contrary set forth in this Section 5.18(a) or otherwise, for as long as the Asbestos Personal Injury Trust owns shares of New OCD Common Stock, it shall have the right to designate one (1) member of the Reorganized OCD Board as directed by the Future Claimants’ Representative and one (1) member as directed by the TAC; provided, however, that in the event that the Asbestos Personal Injury Trust no longer holds any shares of New OCD Common Stock, the members of the Reorganized OCD Board named by the Asbestos Claimants’ Committee and the Future Claimants’ Representative, or their successors, shall resign promptly thereafter in accordance with the Amended and Restated Bylaws of Reorganized OCD. The terms of the members of the Reorganized OCD Board may be described in greater detail in the Amended and Restated Certificate of Incorporation of Reorganized OCD, the Amended and Restated Bylaws of Reorganized OCD or such other documents as the Plan Proponents may determine, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

(iii) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Reorganized OCD Board and at meetings of the stockholders, and shall have all powers and responsibilities attendant therewith, as may be described in greater detail in the Amended and

Restated Certificate of Incorporation of Reorganized OCD, the Amended and Restated Bylaws of Reorganized OCD or such other documents as the Plan Proponents may determine, to be filed no later than ten (10) Business Days prior to the Objection Deadline. Michael H. Thaman shall serve as the initial Chairman of the Board.

(iv) Vacancies. Vacancies occurring on the Reorganized OCD Board subsequent to the Effective Date shall be filled by individuals elected by majority vote of the remaining directors, subject to the exceptions set forth in the Amended and Restated Bylaws of Reorganized OCD. Procedures for filling vacancies occurring on the Reorganized OCD Board may be described in greater detail in the Amended and Restated Certificate of Incorporation of Reorganized OCD, the Amended and Restated Bylaws of Reorganized OCD or such other documents as the Plan Proponents may determine, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

(b)	Officers of Reorganized Debtors

The existing senior officers of OCD who will serve initially in the same capacities after the Effective Date for Reorganized OCD shall be identified in a disclosure filed by the Debtors with the Bankruptcy Court on a date not less than ten (10) Business Days prior to the Objection Deadline, and shall designate the Chief Executive Officer. The executive officers of the other Reorganized Debtors shall consist of executive officers as determined by Reorganized OCD on the Effective Date or thereafter.

5.19	Compensation and Benefit Programs

(a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, but subject to the occurrence of the Effective Date, all employee compensation and benefit programs of the Debtors as amended or modified, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors may pay all “retiree benefits” (as defined in Section 1114(a) of the Bankruptcy Code).

(b) OCD and any other of the Reorganized Debtors whose employees are covered by the Merged Plan shall assume and continue the Merged Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the Merged Plan in accordance with its terms and the provisions of ERISA. Further, nothing in the Plan of Reorganization shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors and the Restructuring Affiliates, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Merged Plan or Pension Benefit Guaranty Corporation.

(c) On the Effective Date, Reorganized OCD will adopt Management and Director Arrangements, the terms and conditions of which shall be summarized in greater detail in Exhibit F, as it may be amended up to ten (10) Business Days prior to the Objection Deadline. On the Effective Date, management, directors and designated employees of Reorganized OCD and the other Reorganized Debtors shall receive the benefits provided under such Management and Director Arrangements on the terms and conditions provided for therein.

(d) All full-time employees and regular part-time employees of OCD and its Affiliates as of the Effective Date (excluding any employee who participates in the management incentive program portion of the Management and Director Arrangements described in Section 5.19(c) above as of the Effective Date) shall be eligible to receive a grant of 100 shares of New OCD Common Stock, or appropriate equivalent interest, upon the Effective Date. Each award of 100 shares of New OCD Common Stock shall vest in its entirety on the third anniversary of the Effective Date, subject to accelerated vesting for OCD-approved retirements or in the event that OCD (or its applicable Affiliate) terminates the employee’s employment without cause. Accordingly, OCD shall reserve 2,000,000 shares of New OCD Common Stock for issuance to such employees (assuming 20,000 eligible employees worldwide), which shares represent approximately 1.52% of the primary number of shares of New OCD Common Stock to be outstanding immediately after the Effective Date (assuming issuance of approximately 131.4 million shares on the Effective Date and excluding options issued on the Effective Date). The terms and conditions of this employee incentive program shall be described more fully in the Employee Arrangements set forth on Exhibit F, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.12

5.20	Continuation of Certain Orders

Notwithstanding anything in the Plan to the contrary, the Debtors will continue to pay any Claims authorized to be paid by an order of the Bankruptcy Court during the Chapter 11 Cases, pursuant to the terms and conditions of any such order.

5.21	Exit Facility

On or prior to the Effective Date, Reorganized OCD and those Subsidiaries which are parties to the Exit Facility shall enter into all necessary and appropriate documentation to obtain, and in connection with, the Exit Facility.

ARTICLE VI

[Intentionally Omitted]

ARTICLE VII

TREATMENT OF EXECUTORY AND POST-PETITION CONTRACTS

AND UNEXPIRED LEASES

7.1	Assumed Contracts and Leases

(a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which

[12]	The Debtors reserve the right to propose an additional or other form of employee benefit or incentive program as part of the Employee Arrangements, the terms and conditions of which would be disclosed on Exhibit F, as it may be modified, revised and supplemented (as may be satisfactory in form and substance to the Reorganized Debtors and any other Plan Proponents) up to ten (10) Business Days prior to the Objection Deadline.

it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on Schedule IV, to be filed at least ten (10) Business Days prior to the Objection Deadline, as being an executory contract or unexpired lease to be rejected; provided, however, that the Plan Proponents reserve the right, at any time prior to the Confirmation Date, to amend Schedule IV to add or delete any unexpired lease or executory contract. Moreover, except as otherwise provided in the Plan or an order of the Court entered prior to the Effective Date, as of the Effective Date, all of the Debtors’ post-petition contracts and leases entered into by one or more of the Debtors after the Petition Date shall be treated as though they are executory contracts or unexpired leases that are assumed under the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court under Sections 365 and 1123 of the Bankruptcy Code, as applicable, approving the contract and lease assumptions described above, as of the Effective Date.

(b) Each executory contract and unexpired lease (including each post-petition contract and lease treated as an executory contract) that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

7.2	Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which each executory contract and unexpired lease (including each post-petition contract and lease treated as an executory contract) to be assumed pursuant to the Plan is in default will be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtors or the assignee of a Debtor assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. To the extent not previously provided by the Court, the Confirmation Order shall contain provisions for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. If no proposed Cure amount is proposed by the Debtors, it shall be presumed that the Debtors are asserting that no Cure amount is required to be paid under Section 365(b)(1) of the Bankruptcy Code.

7.3	Assignments Related to the Restructuring Transactions

As of the effective time of an applicable Restructuring Transaction, any executory contract or unexpired lease (including any post-petition contract or lease treated as an executory contract) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction (including, without limitation, any Restructuring Affiliate) shall be deemed assigned to the applicable entity pursuant to section 105, 365 and/or 1123 of the Bankruptcy Code, as applicable.

7.4	Rejected Contracts and Leases

On the Effective Date, each executory contract and unexpired lease that is listed on Schedule IV, shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule IV shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Plan Proponents reserve their right, at any time prior to the Confirmation Date, to amend Schedule IV to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease (i) is not listed on Schedule IV, (ii) has not been previously rejected or (iii) is not subject to a motion to reject at the time of the Confirmation Date, such executory contract or unexpired lease shall be deemed assumed. Listing a contract or lease on Schedule IV shall not constitute an admission by a Debtor nor a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of the Debtors with a holder of an Asbestos Personal Injury Claim with respect to the settlement of any OC Asbestos Personal Injury Claim or FB Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of Section 365(a) of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

7.5	Rejection Damages Bar Date

If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed and served upon counsel to the Debtors, counsel to the Unsecured Creditors’ Committee and counsel to the Asbestos Claimants’ Committee, within thirty (30) days after service of the notice that the executory contract or unexpired lease has been rejected.

7.6	Indemnification Obligations

(a) Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan as of the Effective Date, and such obligations shall survive confirmation of the Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with an event occurring before, on or after the Petition Date, except as may otherwise be provided in Schedule XVII, to be filed no later than ten (10) Business Days prior to the Objection Deadline; provided, however, that, except as otherwise provided in this Plan, indemnification obligations that are not Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date.

(b) In addition to the foregoing, as of the Effective Date, the Reorganized Debtors shall obtain and maintain in full force tail insurance covering such risks as are presently covered for the benefit of all Persons who are or were officers or directors of the Debtors on the Petition Date or thereafter, except as may otherwise be provided in Schedule XVII, to be filed no later than ten (10) Business Days prior to the Objection Deadline, in a minimum amount and for a minimum period as shall be set forth in Schedule XVIII, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

(c) Each of the provisions set forth in this Section 7.6 is an integral part of the Plan and is essential to its implementation. Each Person entitled to indemnification and insurance pursuant to this Section 7.6 shall have the right to independently seek the enforcement of each of the terms of this Section 7.6.

7.7	Insurance Policies and Agreements

(a) Assumed Insurance Policies and Agreements The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) constitute executory contracts (and, consequently, such insurance policies and agreements shall continue in effect after the Effective Date). To the extent that such insurance policies or agreements (including, without limitation, any policies covering directors’ or officers’ conduct) are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements (except for those set forth on Schedule XI in accordance with Section 7.7(b) below), and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with Sections 10.3 of the Plan, the rights of the Debtors under the insurance policies and agreements constituting the OC Asbestos Personal Injury Liability Insurance Assets shall, to the extent necessary, be deemed assigned to the OC Sub-Account of the Asbestos Personal Injury Trust as of the Effective Date, and, pursuant to Section 365 of the Bankruptcy Code, the Debtors shall have no further liability thereunder from and after June 18, 2001.

(b)	Rejected Insurance Policies and Agreements

If the Wellington Agreement is determined to be an executory contract, OCD has agreed that it will not reject the Wellington Agreement as an executory contract. To the extent that any or all of the insurance policies and agreements set forth on Schedule XI, to be filed no later than ten (10) Business Days prior to the Objection Deadline, are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on Schedule XI, and the entry of the Confirmation Order shall constitute approval of such rejection pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Schedule XI is burdensome and that the rejection thereof is in the best interest of each Debtor, its estate, and all parties in interest in the Chapter 11 Cases.

(c)	Reservation of Rights

With the exception of issues that are expressly resolved in the Plan or Confirmation Order including those specified in Section 3.3(f)(iii), 3.4(d)(iii), and 12.1(a)(xxiv) and (xxv) of the Plan relating to rights under insurance policies and insurance settlement agreements, and with the exception of issues that are expressly resolved by insurance settlement agreements approved by the Bankruptcy Court: (i) nothing contained in the Plan, including this Section 7.7 or in the Confirmation Order, shall preclude OCD, Fibreboard, or their insurers from asserting in any proceeding any and all claims, defenses, rights or causes of action that they have or may have under or in connection with any insurance policies issued to OCD or Fibreboard or any settlement agreements made with respect to such insurance policies; (ii) nothing in the Plan or Confirmation Order shall be deemed to waive any claims, defenses, rights, or causes of action that OCD, Fibreboard, or their insurers have or may have under the provisions, terms, conditions, defenses and/or exclusions contained in such insurance policies or settlement agreements, including, but not limited to, any and all claims, defenses, rights or causes of action based upon or arising out of Asbestos Personal Injury Claims, OC Property Damage Claims, or FB Property Damage Claims that are liquidated, resolved, discharged, channeled or paid in connection with the Plan; and (iii) nothing in the Confirmation Order or the Plan (including any other provision that purports to be preemptory or supervening), shall in any way operate to or have the effect of, impairing the insurers’ legal, equitable or contractual rights, if any, in any respect, and the rights of insurers shall be determined under insurance policies and settlement agreements as applicable.

(d)	Miscellaneous

The Asbestos Personal Injury Trust is obligated to honor and respect the benefits and protections, including, without limitation, the release and injunctive protections, conferred upon Affiliated FM and Allianz by the Affiliated FM Settlement Agreement and the Allianz Settlement Agreement, respectively, as if the Asbestos Personal Injury Trust were a signatory thereto. The express references to Affiliated FM and Allianz in the preceding sentence shall not give rise to any inference that other settling insurers are not entitled to similar protections.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS

8.1	Distributions for Claims Allowed as of the Initial Distribution Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on, or as soon as practicable after, the Initial Distribution Date. Notwithstanding anything herein to the contrary, distributions on account of Administrative Claims that are Allowed Claims as of the Effective Date shall be made on, or as soon as practicable after, the Effective Date, with no action to enforce a right to such payment until at least thirty (30) days after the Effective Date. Notwithstanding anything herein to the contrary, distributions on account of Class A7 and B8 Claims shall be made in accordance with the terms and conditions of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.4 of the Plan. Notwithstanding the date on which any distribution of New OCD Securities is actually made to a holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Initial Distribution Date; provided, however, that for purposes of determining accrual of interest or rights in respect of any other payment from and after the Effective Date, the Rights Offering Shares to be issued under the Rights Offering pursuant to the Plan shall be deemed issued as of the Effective Date (or, if applicable, Initial Distribution Date) regardless of the date on which they are actually dated, authenticated or distributed.

8.2	Interest on Claims

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the Asbestos Personal Injury Trust Distribution Procedures, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

8.3	Distributions under the Plan

(a) The Disbursing Agent or, in the case of the Bondholders Claims, the appropriate Pre-petition Indenture Trustee, shall make all distributions required under the Plan, except to holders of Asbestos Personal Injury Claims. Asbestos Personal Injury Claims shall be satisfied in accordance with the distribution procedures described in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures.

(b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall be entitled to receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

8.4	Record Date for Distributions to Holders of Allowed Claims and Existing OCD Common Stock (Other Than Asbestos Personal Injury Claims)

At the close of business on the Distribution Record Date, the transfer records for Claims and Existing OCD Common Stock (other than Asbestos Personal Injury Claims), including the Bank Holders Claims and Bondholders Claims, shall be closed, and there shall be no further changes in the record holders of such Claims. None of the Reorganized Debtors, the Disbursing Agent, if any, CSFB, as agent for the Bank Holders nor the applicable Pre-petition Indenture Trustee under the Pre-petition Bond Indenture for the Bondholders shall have any obligation to recognize any transfer of Allowed Claims, including, without limitation, Allowed Bank Holders Claims or Allowed Bondholders Claims, as applicable, occurring after the Distribution Record Date, and they shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

Distributions to holders of Bondholder Claims administered by the Pre-petition Indenture Trustees shall be made by means of book-entry exchange through the facilities of the Depository Trust Corporation (“DTC”) in accordance with the customary practices of the DTC, as and to the extent practicable. In connection with such book-entry exchange, each Pre-petition Indenture Trustee shall deliver instructions to the DTC directing the DTC to effect distributions (net of Pre-petition Indenture Trustee fees and expenses) on a pro rata basis as provided under the Plan with respect to the Bondholder Claims upon which such Indenture Trustee acts as trustee.

8.5	Means of Cash Payment

Cash payments made pursuant to the Plan shall be in United States funds by means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the Debtors, the Reorganized Debtors, the Disbursing Agent, or, as applicable, such other payor shall determine in their sole discretion.

8.6	Fractional New OCD Common Stock; Other Distributions

(a) No fractional shares of New OCD Common Stock shall be issued or distributed under the Plan. If any distribution pursuant to the Plan would otherwise result in the issuance of New OCD Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (i) fractions of greater than one-half ( 1/2) shall be rounded to the next higher whole number, and (ii) fractions of one-half ( 1/2) or less shall be rounded to the next lower whole number. The total number of shares of New OCD Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.

(b) No consideration shall be provided in lieu of fractional shares that are rounded down.

(c) In addition, the payment of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of the fraction to the nearest whole dollar (up and down), with half dollars rounded down.

(d) The Disbursing Agent, or any agent or servicer, as the case may be, shall not make any payment of less than one hundred dollars ($100.00) with respect to any Claim.

8.7	Delivery of Distributions

Distributions to holders of Allowed Claims in all Classes other than Classes A7, B8 and B9 shall be made by the Disbursing Agent or the applicable Pre-petition Indenture Trustee, as the case may be. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made until the Disbursing Agent (or Pre-petition Indenture Trustee as applicable) is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) shall be returned to the Reorganized Debtors until such distributions are claimed. All the claims for undeliverable distributions made by the Disbursing Agent or the Pre-petition Indenture Trustee, as the case may be, must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent, the Administrative Agent for the Bank Holders or any Pre-petition Indenture Trustee to attempt to locate any holder of an Allowed Claim after the first (1st) anniversary of the Effective Date.

8.8	Surrender of Pre-petition Bonds

(a)	Pre-petition Bonds

Except as provided in Section 8.8(b) hereof in connection with lost, stolen, mutilated or destroyed Pre-petition Bonds, each holder of an Allowed Claim evidenced by a Pre-petition Bond shall tender such Pre-petition Bond to the respective Pre-petition Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Pre-petition Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Pre-petition Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Pre-petition Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Pre-petition Bonds to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Pre-petition Bonds shall be marked as cancelled and delivered by the respective Pre-petition Indenture Trustee to the Reorganized Debtors.

(b)	Lost, Mutilated or Destroyed Pre-petition Bonds

In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of indebtedness or obligation of a Debtor evidenced by a

Pre-petition Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering the Pre-petition Bond, deliver to the Pre-petition Indenture Trustee (i) evidence satisfactory to the Pre-petition Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Pre-petition Indenture Trustee to hold the Pre-petition Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Pre-petition Bond.

(c)	Failure to Surrender Cancelled Pre-petition Bonds

Any holder of a Pre-petition Bond that fails to surrender or be deemed to have surrendered such Pre-petition Bond before the first (1st) anniversary of the Effective Date shall have its Claim for a distribution on account of such Pre-petition Bond discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

(d)	Distributions upon Receipt of Pre-petition Bonds

No distribution of property under the Plan shall be made to or on behalf of any such holders unless and until such Pre-petition Bond is received by the appropriate Pre-petition Indenture Trustee, or the unavailability of such Pre-petition Bond is established to the reasonable satisfaction of the appropriate Pre-petition Indenture Trustee or such requirement is waived by the Reorganized Debtors.

8.9	Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and backup withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions thereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

8.10	Setoffs

The Debtors and the Reorganized Debtors may, but shall not be required to, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the payments or other distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Allowed Claim), the claims, equity interests, rights and causes of action of any nature whatsoever that the Debtors or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and causes of action that the Debtors or the Reorganized Debtors may possess against any such holder, except as specifically provided herein.

ARTICLE IX

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

9.1	Prosecution of Objections to Certain Claims

(a) Unless otherwise ordered by the Bankruptcy Court, only the Debtors, the Reorganized Debtors or the Disbursing Agent shall have the authority to file objections to settle, compromise, withdraw or litigate objections to Claims, other than with respect to (i) the applications for the allowance of compensation and reimbursement of expenses of professionals under Section 330 of the Bankruptcy Code and (ii) Asbestos Personal Injury Claims, provided, however, that in the event the Disbursing Agent is not one of the Reorganized Debtors, then the Disbursing Agent shall reasonably consult with a designated representative of Reorganized OCD with respect to the settlement or compromise of the foregoing claims on such terms and conditions as may be mutually satisfactory to the Disbursing Agent and Reorganized OCD.

(b) From and after the Confirmation Date, the Reorganized Debtors or the Disbursing Agent may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

(c) All objections to Claims, other than Asbestos Personal Injury Claims, must be filed and served on the holders of such Claims by the Claims Objection Deadline. Nothing contained herein, however, shall limit the Debtors’ or Reorganized Debtors’ right to object to any Claims, other than Asbestos Personal Injury Claims, filed or amended after the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim, other than Asbestos Personal Injury Claims, by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

(d) Notwithstanding anything contained in the Plan to the contrary, the Debtors shall not be required to take any further action with respect to any proofs of claim filed against any of the Debtors on account of asserted Asbestos Personal Injury Claims. As set forth in Sections 5.17(b), 10.4 and 11.4 hereof, all Asbestos Personal Injury Claims against any and all of the Debtors shall be exclusively channeled to the Asbestos Personal Injury Trust, and shall be subject to the Asbestos Personal Injury Channeling Injunction.

9.2	No Distributions Pending Allowance

Notwithstanding any other provision in this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

9.3	Disputed Distribution Reserve

(a) On, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disputed Distribution Reserve Cash in an amount equal to the sum of (i) the Face Amount of each Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Tax Claim, Other Secured Claim and Convenience Claim that is a Disputed Claim as of the Effective Date, or (ii) such lesser amount for any such Disputed Claim that may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors, or that may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing. The Disbursing Agent shall reserve for the account of each holder of a Disputed Claim described in the immediately preceding sentence, Cash in the Face Amount thereof (or such lesser amount as such holder and the Reorganized Debtors may agree or as may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing); provided, however, that the Cash transmitted to, and reserved by, the Disbursing Agent pursuant to this Section 9.3(a) may be held by the Disbursing Agent in a single interest bearing account, fund or reserve (provided further, however, that separate book entries for each Claim shall be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of the Disputed Claims described in this Section 9.3(a).

(b) In addition, on, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disputed Distribution Reserve:

(i)	in the event Class A5 rejects the Plan, the Reserved OCD Distribution Package; or

(ii)	in the event Class A5 accepts the Plan, (x) Cash in an amount equal to the Reserved OCD Distribution Amount, in the event either or both of Class A6-A and Class A6-B rejects the Plan; (y) the Reserved Class A6-A Aggregate Amount, in the event Class A6-A accepts the Plan; and (z) the Reserved Class A6-B Aggregate Amount, in the event Class A6-B accepts the Plan.

The Disbursing Agent shall reserve (from the Reserved OCD Distribution Package, the Reserved OCD Distribution Amount, the Reserved Class A6-A Aggregate Amount or the Reserved Class A6-B Aggregate Amount, as may be applicable) for the account of each holder of a Disputed Class A6-A or Class A6-B Claim Cash, New OCD Common Stock, or such other property which would otherwise be distributable to such holder on the Initial Distribution Date in accordance with the Plan were such Disputed Claim an Allowed Claim (in the Face Amount thereof) as of the Effective Date (or property of a lesser value as such holder and the Reorganized Debtors may agree or as may be approved by the Bankruptcy Court). Moreover, each of the Reserved OCD Distribution Package, the Reserved OCD Distribution Amount, the Reserved Class A6-A Aggregate Amount and the Reserved Class A6-B Aggregate Amount, to the extent applicable, shall be set aside and segregated from the property received by the Disbursing Agent pursuant to Sections 9.3(a) and 9.3(c); provided, however, that the Cash portion of any of the foregoing may be held by the Disbursing Agent in a single interest bearing account, fund or reserve (provided further, however, that separate book entries for each Claim shall be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of the Disputed Claims described in this Section 9.3(b). Without limiting the foregoing, at all times after the Initial Distribution Date, (i) the holders of Disputed Class A6-A and A6-B Claims shall have the sole right to the Reserved OCD Distribution Package or the Reserved OCD Distribution Amount, to the extent applicable, (ii) the holders of Disputed Class A6-A Claims shall have the sole right to the Reserved Class A6-A Aggregate Amount, to the extent applicable, and (iii) the holders of Disputed Class A6-B Claims shall have the sole right to the Reserved Class A6-B Aggregate Amount, to the extent applicable, in the Disputed Distribution Reserve. Moreover, the Disbursing Agent shall not disburse or distribute any portion of any such package or amount to any Person prior to the Final Distribution Date (subject to Section 9.5 hereof) other than to holders of Disputed Class A6-A or A6-B Claims that become Allowed in accordance with the terms of this Plan subsequent to the Effective Date, without further order of the court.

(c) In addition, on, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disputed Distribution Reserve Cash in an aggregate amount equal to the sum of (i) the Face Amount of each Class B6 through Class U6 Claim that is a Disputed Claim as of the Effective Date, or (ii) such lesser amount for any such Disputed Claim that may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors, or that may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing. The Disbursing Agent shall reserve for the account of each holder of a Disputed Claim in each of the respective Classes B6-U6, Cash in an amount equal to (i) the Face Amount of such Disputed Claim, or (ii) such lesser amount for any such Disputed Claim that may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors, or that may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing; provided, however, that the Cash transmitted to, and reserved by, the Disbursing Agent pursuant to this Section 9.3(c) may be held by the Disbursing Agent in a single interest bearing account, fund or reserve (provided further, however, that separate book entries for each Claim shall be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of the Disputed Claims described in this Section 9.3(c).

9.4	Distributions on Account of Disputed Claims Once They are Allowed

(a) On each Quarterly Distribution Date, the Disbursing Agent shall make payments and distributions from the Disputed Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter.

(b) Pursuant to Sections 3.1, 3.2, 3.3(a), 3.4(a), 3.5(a), 3.6(a), 3.7(a), 3.8(a), 3.9(a), 3.10(a), 3.11(a), 3.12(a), 3.13(a), 3.14(a), 3.15(a), 3.16(a), 3.17(a), 3.18(a), 3.19(a), 3.20(a), 3.21(a), 3.22(a), and 3.23(a) of the Plan, the Disbursing Agent shall distribute to each holder of a Disputed Claim described in Section 9.3(a) above, which becomes an Allowed Claim after the Effective Date, Cash from the Distributed Distribution Reserve in an amount equal to the Allowed amount of such Claim. Any Cash transmitted to the Disputed Distribution Reserve pursuant to Section 9.3(a) above, which is remaining in the Disputed Distribution Reserve after all distributions on account of Claims described in Section 9.3(a) have been made, shall constitute, and shall be deemed to constitute, Excess Available Cash.

(c) Pursuant to Sections 3.3(d) and 3.3(e) of the Plan, and subject to Section 8.2 of the Plan, the Disbursing Agent shall distribute to each holder of a Disputed Class A6-A or Class A6-B Claim, as the case may be, which becomes an Allowed Claim after the Effective Date, property from the Disputed Distribution Reserve that would have been distributed to the holder of such Claim had such Claim been an Allowed Claim as of the Effective Date. The source and nature of such distributions shall be as follows:

(i)	in the event Class A5 rejects the Plan, all distributions to holders of Disputed Class A6-A and Class A6-B Claims which become Allowed Claims after the Effective Date shall be made from the Reserved OCD Distribution Package and shall be in the Standard Combination of Cash and New OCD Common Stock;

(ii)	in the event Class A5 and Class A6-A both accept the Plan, all distributions to holders of Disputed Class A6-A Claims which become Allowed Claims after the Effective Date shall be made in Cash from the Reserved Class A6-A Aggregate Amount;

(iii)	in the event Class A5 and Class A6-B both accept the Plan, all distributions to holders of Disputed Class A6-B Claims which become Allowed Claims after the Effective Date shall be made in Cash from the Reserved Class A6-B Aggregate Amount; and

(iv)	in the event Class A5 accepts that Plan and either or both of Class A6-A and Class A6-B rejects the Plan, all distributions to holders of Disputed Claims in such rejecting Class which become Allowed Claims after the Effective Date shall be made in Cash from the Reserved OCD Distribution Amount.

(d) Pursuant to Sections 3.4(c), 3.5(c), 3.6(c), 3.7(c), 3.8(c), 3.9(c), 3.10(c), 3.11(c), 3.12(b), 3.13(b), 3.14(b), 3.15(b), 3.16(b), 3.17(b), 3.18(b), 3.19(b), 3.20(b), 3.21(b), 3.22(b), and 3.23(b) of the Plan, and subject to Section 8.2 of the Plan, the Disbursing Agent shall distribute to each holder of a Disputed Claim in each of the respective Classes B6-U6, which becomes an Allowed Claim after the

Effective Date, Cash from the Disputed Distribution Reserve in an amount equal to the Allowed amount of such Claim (excluding post-petition interest). Any Cash transmitted to the Disputed Distribution Reserve pursuant to Section 9.3(c) above, which is remaining in the Disputed Distribution Reserve after all distributions on account of Claims described in Section 9.3(c) have been made, shall constitute, and shall be deemed to constitute, Excess Available Cash.

9.5	Final Distributions from the Disputed Distribution Reserve

(a) On the Final Distribution Date, the Disbursing Agent shall distribute:

(i)	the Excess Available Cash and the Excess New OCD Common Stock, if any, from the Disputed Distribution Reserve to holders of Allowed Claims in Classes A5, A6-A and A6-B and to the OC Sub-Account, pursuant to Section 3.3 of the Plan;

(ii)	if Classes A5 and A6-A both accept the Plan, any remaining portion of the Reserved Class A6-A Aggregate Amount to holders of Allowed Claims in Class A6-A, pursuant to Section 3.3(d)(ii)(D) of the Plan; and

(iii)	if Classes A5 and A6-B both accept the Plan, any remaining portion of the Reserved Class A6-B Aggregate Amount to holders of Allowed Claims in Class A6-B, pursuant to Section 3.3(e)(ii)(D) of the Plan.

(b) Notwithstanding anything to the contrary herein, Section 8.6(d) of the Plan shall apply with equal force and effect to the distributions from the Disputed Distribution Reserve described in this Article IX. Moreover, if the aggregate value of the Cash and New OCD Common Stock in the Disputed Distribution Reserve as of the Final Distribution Date is less than $1 million (before taking into account any distributions otherwise payable on such date), then, for purposes of administrative convenience, such Cash and New OCD Common Stock shall revert to the Reorganized Debtors free of any restrictions thereon.

ARTICLE X

THE ASBESTOS PERSONAL INJURY TRUST

10.1	The Asbestos Personal Injury Trust

The Asbestos Personal Injury Trust is intended to be a “qualified settlement fund” within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the IRC. Pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust will have two separate sub-accounts: the OC Sub-Account and the FB Sub-Account. The purpose of the Asbestos Personal Injury Trust shall be to, among other things, (i) exclusively process, liquidate, and pay all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos Personal Injury Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos Personal Injury Trust (including both the OC Sub-Account and the FB Sub-Account) for use in paying and satisfying Asbestos Personal Injury Claims. The Asbestos Personal Injury Trust shall comply in all respects with the requirements set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code.

10.2	Appointment of Asbestos Personal Injury Trustees

On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos Claimants’ Committee and the Future Claimants’ Representative (as identified in the Asbestos Personal Injury Trust Agreement), with notice to the Debtors, to serve as the Asbestos Personal Injury Trustees for the Asbestos Personal Injury Trust.

10.3	Transfers of Property to the Asbestos Personal Injury Trust

(a)	Transfer of the Plan Consideration to the OC Sub-Account of the Asbestos Personal Injury Trust

The Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the property and consideration set forth in Section 3.3(f)(iii) in the manner and at the times set forth therein.

The Reorganized Debtors will also execute and deliver to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request to issue the New OCD Common Stock to be distributed to the Asbestos Personal Injury Trust (if any) in the name of the Asbestos Personal Injury Trust or a nominee and transfer and assign to the Asbestos Personal Injury Trust all other assets which constitute the assets of the Asbestos Personal Injury Trust.

(b)	Transfer of the Plan Consideration to the FB Sub-Account of the Asbestos Personal Injury Trust

The Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the consideration set forth in Section 3.4(d)(iii) in the manner and at the times set forth therein.

The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets.

(c)	Transfer of Books and Records to the Asbestos Personal Injury Trust

On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors will transfer and assign, and will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

10.4	Assumption of Certain Liabilities by the Asbestos Personal Injury Trust

(a)	OC Asbestos Personal Injury Claims

In consideration for the property transferred to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust shall, and shall be deemed to, assume any and all obligations, liability and responsibility for the OC Asbestos Personal Injury Claims (regardless of whether such Claims are or may be asserted against OCD or any of the other Debtors), and each of the Debtors, the Reorganized Debtors and each of their respective Related Persons and property shall have no further financial or other obligation, responsibility or liability therefor. The Asbestos Personal Injury Trust shall also assume, and shall be deemed to assume, any and all obligations, liability and responsibility for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, and any other charges, costs, fees, setoffs, damages or expenses (if any) that become due to any insurer in connection with (i) the OC Asbestos Personal Injury Liability Insurance Assets as a result of OC Asbestos Personal Injury Claims, (ii) asbestos-related personal injury claims against Persons insured under policies included in the OC Asbestos Personal Injury Liability Insurance Assets by reason of vendors’ endorsements, or (iii) the indemnification provisions of settlement agreements that OC made prior to the Confirmation Date with any insurers, to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and each of the Reorganized Debtors and its respective Related Persons shall have no further financial or other obligation, responsibility or liability for any of the foregoing.

(b)	FB Asbestos Personal Injury Claims

In consideration for the property transferred to the Asbestos Personal Injury Trustees for allocation to the FB Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust shall, and shall be deemed to, assume any and all obligations, liability and responsibility for any and all FB Asbestos Personal Injury Claims (regardless of whether such Claims are or may be asserted against Fibreboard or any of the other Debtors), and each of the Debtors, the Reorganized Debtors and each of their respective Related Persons and property shall have no further financial or other obligation, responsibility or liability therefor.

10.5	Certain Property Held in Trust by the Reorganized Debtors or the Fibreboard Insurance Settlement Trust

If and to the extent that any assets, claims, rights or other property of the Reorganized Debtors or of the Fibreboard Insurance Settlement Trust to be transferred to the Asbestos Personal Injury Trust, under applicable law or any binding contractual provision, cannot be effectively transferred, or if for any reason after the Effective Date the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall retain or receive any assets, claims, rights or other property that is owned by the Reorganized Debtors, the Debtors or the Fibreboard Insurance Settlement Trust (as the case may be) and is to be transferred pursuant to the Plan to the Asbestos Personal Injury Trust, then the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall hold such property (and any proceeds thereof) in trust for the benefit of the party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) and will take such actions with respect to such property (and any proceeds thereof) as such party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) shall direct in writing.

10.6	Cooperation with Respect to Insurance Matters

The Reorganized Debtors shall cooperate with the Asbestos Personal Injury Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account. By way of enumeration and not of limitation, the Reorganized Debtors each shall be obligated (i) to provide the Asbestos Personal Injury Trust with copies of insurance policies and settlement agreements included within or relating to the OC Asbestos Personal Injury Liability Insurance Assets; (ii) to provide the Asbestos Personal Injury Trust with information necessary or helpful to the Asbestos Personal Injury Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims; (iii) to execute further assignments or allow the Asbestos Personal Injury Trust to pursue claims relating to the OC Asbestos Personal Injury Liability Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Personal Injury Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos Personal Injury Trust to obtain insurance coverage under the OC Asbestos Personal Injury Liability Insurance Assets for Asbestos Personal Injury Claims; and (iv) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust is not able to be fully effectuated. The Asbestos Personal Injury Trust shall be obligated to compensate the Reorganized OCD for all costs and expenses reasonably incurred in connection with providing assistance to the Asbestos Personal Injury Trust pursuant to this Section 10.6, including, without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys’ fees.

10.7	Asbestos Personal Injury Trust Indemnity Obligations

The Asbestos Personal Injury Trust shall have the indemnification obligations set forth in the Asbestos Personal Injury Trust Agreement, the full terms and conditions of which are incorporated herein by reference, including those described below.

(a) OC and the Reorganized Debtors shall be entitled to indemnification from the Asbestos Personal Injury Trust for any expenses, costs, and fees (including reasonable attorneys’ fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action based upon, arising out of, or attributable to Asbestos Personal Injury Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against the Reorganized Debtors.

(b) This Section 10.7 is an integral part of the Plan and is essential to its implementation. Each of the Reorganized Debtors, their Related Persons and any other Persons protected by the indemnifications and other provisions set forth in this Section 10.7 shall have the right to independently seek the enforcement of such indemnifications.

10.8	Authority of the Debtors

On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan, the Confirmation Order and the Asbestos Personal Injury Trust Agreement.

ARTICLE XI

[Intentionally Omitted]

ARTICLE XII

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

12.1	Conditions to Confirmation

The Plan shall not be confirmed, and the Confirmation Order shall not be entered, until and unless the Confirmation Conditions set forth below have been satisfied or waived by the Plan Proponents. These Confirmation Conditions, which are designed to, inter alia, ensure that the Asbestos Personal Injury Permanent Channeling Injunction shall be effective, binding and enforceable, are as follows:

(a) the Bankruptcy Court shall have made the following findings of fact and/or conclusions of law, among others, each of which shall be contained in the Confirmation Order in form and substance acceptable to the Plan Proponents:

(i)	The Asbestos Personal Injury Permanent Channeling Injunction is to be implemented in connection with the Asbestos Personal Injury Trust and the Plan.

(ii)	At the time of the order for relief with respect to OC and Fibreboard, OC and Fibreboard had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

(iii)	The Asbestos Personal Injury Trust, as of the Effective Date, shall assume the liabilities of all of the OC Persons with respect to OC Asbestos Personal Injury Claims, and upon such assumption, the Reorganized Debtors, the OC Persons and each of their respective Related Persons (to the extent such Related Persons constitute Protected Parties) shall have no liability for any OC Asbestos Personal Injury Claims.

(iv)	The Asbestos Personal Injury Trust, as of the Effective Date, shall assume the liabilities of all of the FB Persons with respect to FB Asbestos Personal Injury Claims, and, upon such assumption, the Reorganized Debtors, the FB Persons and each of their respective Related Persons (to the extent such Related Persons constitute Protected Parties) shall have no liability for any FB Asbestos Personal Injury Claims.

(v)	The OC Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with Cash, New OCD Common Stock, the OCD Insurance Escrow, the OC Asbestos Personal Injury Liability Insurance Assets, and certain payments due under the AIG Settlement Agreement, the Affiliated FM Settlement Agreement, and the Century Settlement Agreement, and by the obligation of Reorganized OCD to make future payments, including dividends.

(vi)	The FB Sub-Account is to be funded in whole or in part with the Existing Fibreboard Insurance Settlement Trust Assets, the Committed Claims Account, and the FB-Sub-Account Settlement Payment.

(vii)	The Plan satisfies, among other things, Section 524(g)(2)(B)(i)(III) of the Bankruptcy Code.

(viii)	In light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust on behalf of each Protected Party, the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any Protected Party.

(ix)	The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to (a) OC Asbestos Personal Injury Claims and (b) FB Asbestos Personal Injury Claims, respectively, that are addressed by the Asbestos Personal Injury Permanent Channeling Injunction.

(x)	The actual amounts, numbers, and timing of such Demands cannot be determined.

(xi)	Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with Claims and Demands.

(xii)	The terms of the Asbestos Personal Injury Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties pursuant to Section 524(g)(4)(A), are set forth in conspicuous language in the Plan and in any disclosure statement supporting the Plan.

(xiii)	The Plan establishes, in Classes A7 and B8, separate Classes of claimants whose Claims are to be addressed by the Asbestos Personal Injury Trust.

(xiv)	Class A7 and Class B8 claimants have each voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

(xv)	Pursuant to court orders or otherwise, the Asbestos Personal Injury Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of present Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Personal Injury Trust will value, and be in a financial position to pay, present Claims and Demands that involve similar Claims in substantially the same manner.

(xvi)	The Future Claimants’ Representative was appointed as part of the proceedings leading to the issuance of the Asbestos Personal Injury Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Personal Injury Permanent Channeling Injunction and channeled to and assumed by the Asbestos Personal Injury Trust. The Future Claimants’ Representative has in all respects fulfilled his duties, responsibilities, and obligations as the future representative in accordance with Section 524(g) of the Bankruptcy Code.

(xvii)	Identifying or describing each Protected Party in the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust by or on behalf of any such Protected Party.

(xviii)	The Plan complies in all respects with Section 524(g) of the Bankruptcy Code.

(xix)	The Asbestos Personal Injury Trust is to use its assets and income to pay Asbestos Personal Injury Claims.

(xx)	The Plan and its exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for Asbestos Personal Injury Claims.

(xxi)	The confirmation and consummation of the Plan, including the discharge of the Debtors pursuant to the Plan, shall not provide the insurers a defense to liability for insurance coverage based upon the alleged elimination of the liability of the insured(s).

(xxii)	The confirmation and consummation of the Plan, including the discharge of the Debtors pursuant to the Plan and the issuance of Asbestos Personal Injury Permanent Channeling Injunction, shall not provide the insurers a defense to liability for insurance coverage based upon the alleged elimination of the liability of the insured(s).

(xxiii)	The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the OC Asbestos Personal Injury Liability Insurance Assets are not eliminated or diminished by (i) the discharge, release and extinguishment of all the liabilities of the Debtors or Reorganized Debtors pursuant to the Plan in respect to the OC Asbestos Personal Injury Claims; (ii) the assumption of liability for the OC Asbestos Personal Injury Claims by the Asbestos Personal Injury Trust; or (iii) the transfer pursuant to the Plan of the such rights to the OC Asbestos Personal Injury Liability Insurance Assets as OC may have.

(xxiv)	All insurers of the Debtors affording insurance coverage that is the subject of the OC Asbestos Personal Injury Insurance Assets have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits.

(xxv)	The injunctive protections afforded by the Plan to the insurance-related entities referenced in the definition of Protected Party in Section 1.245(vii) through (xiv) satisfy the conditions set forth in the referenced settlement agreements for the release of escrowed funds and payments to the Asbestos Personal Injury Trust as directed in this Plan, and the Asbestos Personal Injury Trust shall not attempt to interfere with or circumvent those injunctive protections.

(xxvi)	The Asbestos Personal Injury Permanent Channeling Injunction and each of the other injunctions set forth in Sections 5.16 and 5.17 of the Plan are essential to this Plan and the Debtors’ reorganization efforts.

(xxvii)	OCD’s entry into the Collar Agreements, the assignment of OCD’s rights and obligations, subject to the exceptions set forth therein, under the Collar Agreements to the Asbestos Personal Injury Trust and any exercise of the Put Options and the Call Options and consummation of the transactions contemplated by such exercise by the Asbestos Personal Injury Trust is and shall be exempt from, or otherwise does not and shall not violate, any corporate policy or other rules or regulations of OCD or Reorganized OCD (as applicable) that may be applicable to the Asbestos Personal Injury Trust, including, without limitation, Reorganized OCD’s window period policy.

(b) If and to the extent requested by the Debtors, the Court shall have approved the allocation of the Total Enterprise Value among the individual Debtors on a stand alone basis as of the Effective Date, a preliminary allocation of which is set forth in Appendix I to the Disclosure Statement.

(c) If and to the extent requested by the Debtors, the Court shall have approved the allocation of Available Cash among the various Debtors as of the Effective Date, a preliminary allocation of which is set forth in Appendix I to the Disclosure Statement.

(d) If and to the extent requested by the Debtors, the Court shall have approved the estimates set forth on Schedule XII of the Plan, including, without limitation, the Bank Default Interest and Fee Amount, the Combined OCD Distribution Package and the Exit Financing Amount.

(e) In the event that Class A5, Class A6-A or Class A6-B rejects the Plan, the Court shall have estimated, for Plan voting and confirmation purposes, the amount that would be distributable to the OC Sub-Account on account of the Integrex Asbestos Personal Injury Claims (if any).

(f) The Court shall have allowed all material Intercompany Claims and Subordinated Claims or otherwise adjudicated any objections to the allowance of such Claims.

(g) The Court shall have resolved all material issues concerning contractual and equitable subordination claims, in the absence of agreements regarding such claims.

(h) The Court shall have determined that all Avoidance Actions and causes of action relating to successor liability and piercing the corporate veil shall be released, waived and dismissed with prejudice as of, and subject to the occurrence of, the Effective Date, other than such actions which are specifically preserved under the Plan with the agreement of the Plan Proponents.

(i) The Plan and the exhibits and schedules thereto shall in all material respects be in form and substance reasonably satisfactory to the Plan Proponents.

(j) Each of the Ad Hoc Bondholders’ Committee, the Official Representatives, and the Ad Hoc Equity Holders’ Committee shall have dismissed with prejudice the pending appeal of the OCD Asbestos Personal Injury Estimation Order.

(k) The Ad Hoc Equity Holders’ Committee shall have dismissed with prejudice all of its pending appeals before the District Court.

(l) The Rights Offering shall have been consummated and the aggregate Rights Offering Purchase Price Proceeds of the subscribing holders of Eligible Class A5 Claims, Class A6-A Claims and Class A6-B Claims pursuant to the Rights Offering shall have been deposited in the Rights Offering Account in accordance with the terms of the Subscription Documents.

12.2	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of the Plan:

(a) The Confirmation Order shall have been entered, shall have become a Final Order, and shall be in form and substance reasonably satisfactory to the Plan Proponents and the Investor (solely for purposes of and in accordance with the Equity Commitment Agreement, and provided that the Equity Commitment Agreement shall not have been terminated).

(b) The Asbestos Personal Injury Permanent Channeling Injunction shall be in full force and effect.

(c) The rights of any and all members of Classes A4, A5, A6-A and A6-B to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been irrevocably waived and released under the Plan and Confirmation Order to the fullest extent permissible under applicable law, unless the Plan Proponents shall have determined, in their sole discretion, that the appeal of the OCD Asbestos Personal Injury Estimation Order shall be effectively mooted by the distribution of property under the Plan and all other relevant facts and circumstances.

(d) CSFB shall have dismissed with prejudice the pending appeal of the OCD Asbestos Personal Injury Estimation Order.

(e) The Official Representatives shall have dismissed with prejudice the adversary proceeding captioned The Official Representatives of the Bondholders and Trade Creditors of Debtors Owens Corning, et al. v. Credit Suisse First Boston, individually and in its capacity as Agent, et al. and IPM, Inc. et al., Adv. Proc. No. 06-50122 (JKF) and any and all claims related to or in connection with that certain Motion of the Official Representatives of the Bondholders and Trade Creditors of the Debtors (i) to Amend Prior Motion to Seek (A) Authority to Prosecute Existing Claims and Commence Others on Behalf of the Debtors’ Estates, and (B) Leave to File a Complaint in the Amended Form Annexed, and (ii) For an Order Pursuant to 11 U.S.C. § 362(d) Modifying the Automatic Stay to the Extent Necessary to Permit the Prosecution of the Claims Asserted in the Proposed Complaint, which was filed by the Official Representatives on January 20, 2006.

(f) All agreements or other instruments which are exhibits to the Plan shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

(g) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

(h) The Asbestos Personal Injury Trustees shall have accepted their appointment as Asbestos Personal Injury Trustees and shall have executed the Asbestos Personal Injury Trust Agreement.

(i) The individuals designated to serve as members of the TAC shall have accepted their appointment as TAC members.

(j) The Future Claimants’ Representative shall have agreed to continue to serve in such capacity following the Confirmation Date.

(k) The Reorganized Debtors shall have received either an opinion of counsel or a private letter ruling issued by the IRS relating to the tax status of the Asbestos Personal Injury Trust as a “qualified settlement fund,” in either case in a form that is reasonably satisfactory to the Plan Proponents.

(l) The Reorganized Debtors shall have entered into and shall have credit availability under the Exit Facility in an amount sufficient to meet the needs of Reorganized Debtors, as determined by the Plan Proponents.

(m) Each of the Exhibits shall be in form and substance acceptable to the Plan Proponents.

(n) The Existing Fibreboard Insurance Settlement Trust Assets shall have been irrevocably assigned and transferred prior to the Effective Date to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, or the Reorganized Debtors or the trustees of the Fibreboard Settlement Trust, as the case may be, shall have agreed to treat the Existing Fibreboard Insurance Settlement Trust Assets in accordance with Section 10.5.

(o) The Reorganized Debtors shall have established tail-coverage insurance for the benefit of the Debtors’ directors, officers and employees, in accordance with Section 7.6(b) hereof.

(p) The New OCD Common Stock (including, without limitation, the Reserved New OCD Shares) shall have been approved for public quotation, trading or listing on any of the New York

Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or their respective successors on or prior to the Effective Date).

(q) The Rights Offering shall have been fully consummated and the Rights Offering Purchase Price Proceeds shall have been fully funded and deposited in the Rights Offering Account and, in the event that the Rights Offering Account is held by an entity other than OCD (or any of its Affiliates), then the Purchase Price Proceeds shall have been remitted to OCD, in either case in accordance with the terms of the Rights Offering Documents.

(r) The Investor shall have purchased in Cash all of the Unsubscribed Shares in accordance with the Equity Commitment Agreement.

(s) The Collar Agreements and the Investor Registration Rights Agreement shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order or otherwise, and the Trust Registration Rights Agreement shall have been executed and delivered by the parties thereto and approved by the Bankruptcy Court pursuant to the Confirmation Order or otherwise.

(t) OCD shall have assigned the Collar Agreements to the Asbestos Personal Injury Trust pursuant to the terms and conditions of the Collar Agreements.

(u) If and solely to the extent that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required for the Asbestos Personal Injury Trust to receive the Reserved New OCD Shares, then such filing shall have been made, OCD shall have paid the fees and expenses associated with such filing and any applicable waiting period under such Act shall have expired.

12.3	Waiver of Conditions

Notwithstanding anything contained in Section 12.2 hereof, the Plan Proponents hereby reserve, in their sole discretion, the right to waive in writing the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent; provided, however, that waiver or modification of the conditions precedent set forth in Sections 12.2(a) and 12.2(q) shall also require the written consent of the Investor. Any such written waiver of a condition precedent set forth in this section may be effected at any time by the Plan Proponents (and the Investor, as may be applicable) without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan Proponents (and the Investor, as may be applicable) decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

ARTICLE XIII

RETENTION OF JURISDICTION

13.1	Exclusive Jurisdiction of the Bankruptcy Court and District Court

Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, shall, and shall be deemed to, retain exclusive jurisdiction, to the fullest extent permissible, over any and all matters arising out of, under or related to, the Chapter 11 Cases or the Plan, including, without limitation, jurisdiction to:

(a) interpret, enforce, and administer the terms of the Asbestos Personal Injury Trust Agreement (including all annexes and exhibits thereto);

(b) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than an Asbestos Personal Injury Claim) or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(c) hear and determine all applications for compensation and reimbursement of expenses of professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(d) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

(e) effectuate performance of and payments under the provisions herein;

(f) hear and determine all matters with respect to the performance by the Disbursing Agent and the Asbestos Personal Injury Trust (to the extent provided in the Asbestos Personal Injury Trust Agreement) of their respective obligations to make distributions under the Plan;

(g) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, other than the Released Actions;

(h) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions herein and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(i) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(j) consider any modifications of the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(k) hear and determine all disputes arising under or in connection with settlement agreements approved by the Bankruptcy Court, except to the extent that such agreements expressly provide otherwise;

(l) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(m) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(n) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(o) enforce all orders, judgments, discharges, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases, including, without limitation, those set forth in Sections 5.5, 5.16, 5.17, 7.6, 10.7, and 14.9;

(p) hear and determine any matters related to the Asbestos Personal Injury Trust’s indemnification obligations under Section 10.7 of the Plan (subject to the terms and conditions of the Asbestos Personal Injury Trust Agreement);

(q) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(r) hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, or the Asbestos Personal Injury Trust, including, without limitation, the NSP Administrative Deposit Accounts.

(s) hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

(t) hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(u) hear and determine such other matters as may be provided in or that may arise in connection with the Plan, Confirmation Order, the Claims Trading Injunction, the Asbestos Personal Injury Permanent Channeling Injunction, and each of the other injunctions set forth in Sections 5.16 and 5.17 of the Plan, or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(v) enter a final decree closing the Chapter 11 Cases;

(w) hear and determine all objections to the termination of the Asbestos Personal Injury Trust;

(x) hear and determine all questions and disputes arising out of or relating to the Plan Support Agreement, or any of the transactions contemplated thereby; and

(y) hear and determine all questions and disputes arising out of or relating to any of the Rights Offering Documents (including, without limitation, any of the Subscription Documents), the Trust Registration Rights Agreement or the Collar Agreements, or any of the transactions contemplated thereby; provided, however, that, from and after the Effective Date, the jurisdiction of the District Court and the Bankruptcy Court (to the extent applicable) shall be non-exclusive with respect to the dispute set forth in this Section 13.1(y).

13.2	Continued Reference to the Bankruptcy Court

Notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in the Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in this Plan, the Reference Order or other Order shall, or shall be deemed to, affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1	Professional Fee Claims

All final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the advisors to the Bank Holders’ sub-committee and the advisors to the Bondholders’ and trade creditors’ sub-committee prior to the Effective Date and Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served; provided, however, that, in lieu of such twenty (20) day objection deadline, the following protocol shall apply to the fee auditor appointed in these Chapter 11 Cases:

(a) if the fee auditor has any questions for any applicant, the fee auditor may communicate such questions in writing to the applicant in an initial report within forty-five (45) days after the date on which the applicable application for compensation or reimbursement was served on the fee auditor;

(b) any applicant who receives such an initial report and wishes to respond thereto shall respond within fifteen (15) days after the date of the initial report and shall serve upon the fee auditor via e-mail a response in an electronic format such as Microsoft Word, WordPerfect, or Excel, but not Adobe Acrobat;

(c) within seventy-five (75) days after the date on which the applicable application for compensation or reimbursement was served on the fee auditor, the fee auditor shall file with the Court a final report with respect to each such application for compensation or reimbursement; and

(d) within fifteen (15) days after the date of the final report, the subject applicant may file with the Court a response to such final report.

Nothing herein shall be construed as limiting the right of the United States Trustee to be heard under Section 307 or 502(a) of the Bankruptcy Code with regard to any Professional Fee Claims or other similar claims or requests for payment of administrative expenses.

14.2	Administrative Claims Bar Date

All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 14.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors not later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

14.3	Payment of Statutory Fees

All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to Section 1930 of title 28 of the United States Code or any other statutory requirement and comply with all statutory reporting requirements.

14.4	Modifications and Amendments

The Plan Proponents may alter, amend or modify the Plan or any exhibits or schedules thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Plan Proponents may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to seek approval of such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

14.5	Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision herein is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision herein, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.6	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, trustee or assign of such Person.

14.7	Compromises and Settlements

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims (other than Asbestos Personal Injury Claims) against them and/or claims that they may have against other Persons. The Debtors shall have the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to the provisions of Article V of the Plan.

14.8	Corrective Action

The Debtors are authorized to take such actions as necessary and appropriate to carry out the Plan, including the correction of mistakes or other inadvertent action. In making distributions or transfers under the Plan, the Debtors may seek return of transfers to the extent of any errors, notwithstanding that the transfer is otherwise irrevocable under the Plan.

14.9	Discharge of the Debtors

(a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, relating to any of the Debtors or the Reorganized Debtors or their respective Estates, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate all rights and interests of holders of OCD Interests; provided, however, that the discharge provided in respect of the Bank Holders’ Claims pursuant to clause (i) above shall become effective immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution.

(b) As of the Confirmation Date, except as otherwise provided herein or in the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Reorganized Debtors and their respective Related Persons any other or further Claims or other obligations, suits, judgments, damages, debts, Demands, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder relating to any of the Debtors or the Reorganized

Debtors or their respective Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date; provided, however, that the foregoing shall apply to the Bank Holders immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution. In accordance with the foregoing, except as otherwise provided herein or in the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands) or Interests or other rights of an equity security holder against the Debtors or the Reorganized Debtors or their respective Estates and termination of all OCD Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against any of the Debtors or the Reorganized Debtors or their respective Estates at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest.

(c) Pursuant to 11 U.S.C. § 1141(d)(1), the Debtors and the Internal Revenue Service agree that the confirmation of the Plan does not discharge any liabilities to the Internal Revenue Service that may be due from the any of Debtors after the Petition Date and prior to the Confirmation Date. Should any such tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had the Chapter 11 Cases not been commenced. Any resulting liabilities shall be paid as if the Chapter 11 Cases had not been commenced.

(d) The foregoing discharge, release and injunction is an integral part of the Plan and is essential to its implementation. Each of the Debtors and the Reorganized Debtors shall have the right to independently seek the enforcement of the discharge, release and injunction set forth in this Section 14.9.

14.10	Non-Binding Effect of Estimation of Asbestos Personal Injury Claims in the Chapter 11 Cases on Certain OCD Insurers

(a) The estimation of the OC Asbestos Personal Injury Claims as set forth in the OCD Asbestos Personal Injury Estimation Order shall not be binding on, and shall have no collateral estoppel effect on, the Non-Participating Insurers and the Century Parties regarding the insurance coverage obligations of the Non-Participating Insurers and the Century Parties (or any of them) in any coverage dispute or coverage litigation. In addition, the estimation set forth in the OCD Asbestos Personal Injury Estimation Order shall not be offered into evidence or cited or argued to a jury (or other trier of fact in an alternative dispute resolution pursuant to the Wellington Agreement) by any of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representatives or the Asbestos Personal Injury Trust in any coverage litigation, alternative dispute resolution, or other coverage proceeding with the Non-Participating Insurers or the Century Parties. Further, none of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representatives or the Asbestos Personal Injury Trust, nor any entities created pursuant to this Plan may argue or assert, in any court proceeding (or alternative dispute resolution pursuant to the Wellington Agreement) involving the Non-Participating Insurers or the Century Parties and issues related to insurance coverage, that any findings or conclusions contained in the OCD Asbestos Personal Injury Estimation Order or referenced in any decision, order, finding, conclusion or judgment of the Bankruptcy Court or the District Court (including the Confirmation Order) constitutes a judgment, adjudication, final order, settlement, or finding of liability binding upon any Debtor for any purpose concerning insurance coverage under any policies issued by the Non-Participating Insurers or the Century Parties for any Asbestos Personal Injury Claims. The District Court’s findings in the OCD Asbestos Personal Injury Estimation Order, with respect to the Non-Participating Insurers or the Century Parties, shall apply only to Plan confirmation issues and not to issues of insurance coverage.

(b) The provisions set forth in Section 14.10(a) shall not apply in favor of any specific Non-Participating Insurer or any of the Century Parties that argues in a coverage proceeding that a negative inference should be drawn from the failure of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representatives or the Asbestos Personal Injury Trust to offer into evidence or to cite to a jury (or other trier of fact in an alternative dispute resolution pursuant to the Wellington Agreement) or argue to a jury (or other trier of fact in an alternative dispute resolution pursuant to the Wellington Agreement) an estimation decision from the Chapter 11 Cases.

14.11	Special Provisions for Warranty Claims, Distributorship Indemnification Claims, Product Coupon Claims and Mira Vista Claims

(a) The Debtors (or, as the case may be, the Reorganized Debtors) shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date warranty claims based on the Debtors’ (or, as the case may be, the Reorganized Debtors’) business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan; provided, however, that neither the Debtors nor the Reorganized Debtors shall assume (or shall be deemed to have assumed) any warranty or other obligations, responsibilities, or liabilities relating to underground storage tanks.

(b) The Debtors (or as the case may be the Reorganized Debtors) shall have the right after the Confirmation Date to fulfill any pre-Petition Date product coupons issued in settlement of asbestos property damage actions based on the Debtors’ (or, as the case may be, the Reorganized Debtors’) business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

(c) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date distributorship indemnification claims that are not Asbestos Personal Injury Claims based on the Debtors’ business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

(d) If the MiraVista Class Action Settlement Agreement is approved by the Bankruptcy Court and/or the District Court (as appropriate) and becomes effective, then the MiraVista Claims shall be resolved in accordance with the provisions of the MiraVista Class Action Settlement Agreement and any court orders or judgments relating thereto, notwithstanding any provision to the contrary in the Plan or the Confirmation Order. If the MiraVista Class Action Settlement Agreement is not approved by the Bankruptcy Court and/or the District Court (as appropriate) or otherwise does not become effective, then the MiraVista Claims shall receive the same treatment under the Plan as they would have received in the absence of the MiraVista Class Action Settlement Agreement.

14.12	Miscellaneous Settlement Agreements

(a) Notwithstanding any provision to the contrary in the Plan or Confirmation Order, the provisions of the Environmental Settlement Agreement shall govern matters covered by such settlement.

(b) Notwithstanding any provision to the contrary in the Plan or Confirmation Order, the provisions of the OCFBV Settlement Agreement shall govern matters covered by such settlement.

14.13	Committees and Future Claimants’ Representative

(a)	Committees

On the Effective Date, each of the Unsecured Creditors’ Committee and the Asbestos Claimants’ Committee shall dissolve, and its respective members shall be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors’ Committee and the Asbestos Claimants’ Committee and the respective members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to Section 330 of the Bankruptcy Code.

(b)	Future Claimants’ Representative

On the Effective Date, the existence of the Future Claimants’ Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto, (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date and (iii) services rendered in connection with the hearing on final allowances of compensation pursuant to Section 330 of the Bankruptcy Code. The compensation and reimbursement of expenses described in clause (i) of the immediately preceding sentence shall be paid by the Asbestos Personal Injury Trust, and the compensation and reimbursement of expenses described in clauses (ii) and (iii) of the immediately preceding sentence shall be paid by the Debtors’ estates.

14.14	Binding Effect

The Plan shall be binding upon and inure to the benefit of each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons and any Person claiming by or through them, and any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or any right of an equity security holder, against or in the Debtors whether or not such Person will receive or retain any property or interest in property under the Plan and each of their respective successors and assigns; in each case, including, without limitation, all parties-in-interest in the Chapter 11 Cases.

14.15	Revocation, Withdrawal, or Non-Consummation

The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent or further amended plans of reorganization. If the Plan Proponents revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of the Plan Proponents, any Debtor or any Person in any further proceedings involving a Debtor, or (c) constitute an admission of any sort by the Plan Proponents, any Debtor or any other Person.

14.16	Plan Exhibits

Any and all exhibits to the Plan or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least ten (10) Business Days prior to the Objection Deadline, unless the Plan provides otherwise. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 14.17 of the Plan, or the Company may make such documents available on the Company’s website. The Plan Proponents explicitly reserve the right to modify or make additions to or subtractions from any schedule to the Plan and to modify any exhibit to the Plan prior to the Objection Deadline.

14.17	Notices

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor or the Plan Proponents under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

OWENS CORNING

One Owens Corning Parkway

Toledo, OH 43659

Att’n: Corporate Secretary

Telephone: (419) 248-7201

Facsimile: (419) 248-8445

with a copy to:

Law Department

OWENS CORNING

One Owens Corning Parkway

Toledo, OH 43659

Telephone: (419) 248-8650

Facsimile: (419) 325-4650

SAUL EWING LLP

222 Delaware Avenue

P.O. Box 1266 Wilmington, DE 19899-1266

Att’n: Norman L. Pernick, Esq.

Telephone: (301) 421-6800

Facsimile: (301) 421-6813

Lockwood Place

500 E. Pratt Street

Baltimore, MD 21202

Att’n: Charles O. Monk II, Esq.

Telephone: (410) 332-8600

Facsimile: (410) 332-8862

SIDLEY AUSTIN LLP

1 South Dearborn Street

Chicago, IL 60603

Att’n: James F. Conlan, Esq.

Larry J. Nyhan, Esq.

Jeffrey C. Steen, Esq.

Dennis M. Twomey, Esq.

Andrew F. O’Neill, Esq.

Telephone: (312) 853-7000

Facsimile: (312) 853-7036

Asbestos Claimants’ Committee:

CAPLIN & DRYSDALE, CHARTERED

375 Park Avenue, 35th Floor

New York, NY 10152-3500

Att’n: Elihu Inselbuch, Esq.

Telephone: (212) 319-7125

Facsimile: (212) 644-6755

One Thomas Circle, N.W.

Washington, D.C. 20005

Att’n: Peter Van N. Lockwood

Telephone: (202) 862-5000

Facsimile: (202) 420 -3301

CAMPBELL & LEVINE, LLC

800 King Street

Wilmington, DE 19801

Att’n: Marla Eskin, Esq.

Telephone: (302) 426-1900

Facsimile: (302) 426-9947

Future Claimants’ Representative:

James J. McMonagle

Vorys Sater Seymour & Pease LLP

2100 One Cleveland Center

1375 E. Ninth Street

Cleveland, OH 44114

Telephone: (216) 479-6158 (office)

Facsimile: (216) 937-3734 (office)

with a copy to:

KAYE SCHOLER LLP

425 Park Avenue

New York, NY 10022

Att’n: Andrew A. Kress Esq.

Telephone: (212) 836-8000

Facsimile: (212) 836-7151

YOUNG CONAWAY STARGATT & TAYLOR, LLP

P.O. Box 391

The Brandywine Building

1000 West Street, 17th Floor

Wilmington, DE 19801

Att’n: James L. Patton, Jr., Esq.

Telephone: (302) 571-6684

Facsimile: (302) 571-1253

14.18	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

14.19	Substantial Contribution

If Class A5 accepts the Plan, then, on or as soon as practicable after the Effective Date, the reasonable legal fees and expenses incurred by the Ad Hoc Bondholders’ Committee shall be reimbursed or otherwise paid by OCD (or, if applicable, Reorganized OCD), subject to approval by the Bankruptcy Court, in recognition of the Ad Hoc Bondholders’ Committee’s substantial contribution to the Debtors’ reorganization pursuant to 11 U.S.C. §§ 503(b)(3)(D) and 503(b)(4). If Classes A5, A6-A, A6-B, A7, A10, A11 and A12-A accept the Plan, then, on or as soon as practicable after the Effective Date, the reasonable professional fees and expenses incurred by the Ad Hoc Equity Holders’ Committee shall be reimbursed or otherwise paid by OCD (or, if applicable, Reorganized OCD), subject to approval by the Bankruptcy Court, in recognition of the Ad Hoc Equity Holders’ Committee’s substantial contribution to the Debtors’ reorganization pursuant to 11 U.S.C. §§ 503(b)(3)(D) and 503(b)(4).

Dated July 10, 2006

SAUL EWING LLP

By: /s/ Norman L. Pernick

Norman L. Pernick (I.D. # 2290)

J. Kate Stickles (I.D. # 2917)

222 Delaware Avenue

P.O. Box 1266

Wilmington, DE 19899-1266

(302) 421-6800

Charles O. Monk, II

Jay A. Shulman

Lockwood Place

500 E. Pratt Street

Baltimore, MD 21202

(410) 332-8600

Adam H. Isenberg

Centre Square West

1500 Market Street, 38th Floor

Philadelphia, PA 19102-2186

(215) 972-7777

Attorneys for the Debtors and

Debtors-in-Possession

SIDLEY AUSTIN LLP

James F. Conlan

Larry J. Nyhan

Jeffrey C. Steen

Dennis M. Twomey

Andrew F. O’Neill

1 South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Attorneys for the Debtors and

Debtors-in-Possession

OWENS CORNING, et al.

(for itself and on behalf of the Subsidiary Debtors)

By: /s/ Stephen K. Krull

Name: Stephen K. Krull

Title: Sr. Vice President, General Counsel and Secretary

COVINGTON & BURLING

By: /s/ Anna P. Engh

Mitchell F. Dolin

Anna P. Engh

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2401

(202) 662-6000

Special Insurance Counsel to Debtors and Debtors-in-Possession (as to insurance matters)

DEBEVOISE & PLIMPTON LLP

Roger E. Podesta

Mary Beth Hogan

919 Third Avenue

New York, NY 10022

(212) 909-6000

Special Asbestos Counsel to the Debtors and Debtors-in-Possession

KAYE SCHOLER LLP

Andrew A. Kress

Jane W. Parver

Edmund M. Emrich

425 Park Avenue

New York, NY 10022

(212) 836-8000

YOUNG, CONAWAY,

STARGATT & TAYLOR, LLP

By: /s/ Sharon M. Zieg

James L. Patton, Jr. (I.D. # 2202)

Edwin J. Harron (I.D. # 3396)

Sharon M. Zieg (I.D. # 4196)

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, DE 19899-0391

(302) 571-6600

Attorneys for James J. McMonagle,

Legal Representative for Future Claimants

Dated as of: July 10, 2006

CAPLIN & DRYSDALE, CHARTERED

Elihu Inselbuch

375 Park Avenue, 35th Floor

New York, NY 10152-3500

(212) 319-7125

Peter Van N. Lockwood

One Thomas Circle, N.W.

Washington, D.C. 20005

(202) 862-5000

CAMPBELL & LEVINE, LLC

By: /s/ Mark T. Hurford

Marla Eskin (I.D. # 2989)

Mark T. Hurford (I.D. # 3299)

Kathleen Campbell Davis (I.D. # 4229)

800 King Street

Wilmington, DE 19801

(302) 426-1900

Attorneys for the Official

Committee of Asbestos Claimants